Exhibit 10.1

AMENDED AND RESTATED DEVELOPMENT AGREEMENT

Dated 5 June 2002

as previously amended by the First Amendment on 27 May 2013 and as amended and restated on 22 January 2018 among

BURGER KING EUROPE GMBH
as BK

TAB GIDA SANAYI VE TICARET AS
as the Developer

and

TFI TAB GIDA YATIRIMLARI A.Ş.
as TFI

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Article 32 Sub-Franchising — Financial Terms	38

Article 33 Records Retention and Right of Audit	44

Article 34 [Intentionally Omitted]	45

Article 35 Confidentiality and Disclosure	45

Article 36 Variation of Existing Franchise Agreements	46

Article 37 [Intentionally Omitted]	47

Article 38 [Intentionally Omitted]	47

Article 39 Survival of Terms	47

Article 40 Territorial Protection for Outlets Following Loss of Exclusivity	47

Article 41 Burger King McLamore Foundation	47

Annex 1 Form of Franchise Agreement	2

Annex 2 Criteria for the Selection of Sub-Franchisees by the Developer	64

Annex 3 Sub-Franchising guidelines — Internal Tab Procedures	65

Annex 4 Services which, as between BK and the Developer, the Developer undertakes to provide to its Sub-Franchisees	71

Annex 5 Form of Sub-Franchise Agreement	73

Annex 6 Remodel Restaurants	106

Annex 7 List of Marks	123

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THIS AMENDED AND RESTATED DEVELOPMENT AGREEMENT (this “Agreement”) dated 5 June 2002 as previously amended by the First Amendment on 27 May 2013 and as amended and restated on 22 January 2018 with effect from the Effective Date (defined below), is made and delivered as a deed among:

(1)                                 BURGER KING EUROPE GMBH, a company organized under the laws of Switzerland and having a principal place of business at Inwilerriedstrasse 61, 6340 Baar, Switzerland (“BK”);

(2)                                 TAB GIDA SANAYI VE TICARET AS (TAB FOOD INDUSTRY AND TRADING INC.) of Emirhan Cad. No: 109, Atakule 34349, Dikilitaş / Beşiktaş İstanbul, Turkey (the “Developer”); and

(3)                                 TFI TAB GIDA YATIRIMLARI A.Ş. of Emirhan Cad. No: 109, Atakule 34349 Dikilitaş / Beşiktaş İstanbul, Turkey (“TFI”).

For the purposes of this Agreement, each party above shall be individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS

(A)                               Burger King Corporation (“BKC”), the Developer and the parties referred to therein as the Ultimate Shareholders entered into a Development Agreement dated as of 5 June 2002 (the “Development Agreement”), related to the development of BURGER KING® restaurants in the Turkey Territory.

(B)                               On 22 June 2006, BKC transferred its rights and obligations under the Agreement to BK and, effective 22 June 2006, all references to “BK” in the Agreement refer to Burger King Europe GmbH.

(C)                               On 27 May 2013, the Parties entered into an amendment to the Agreement (the “First Amendment”) inter alia to include Azerbaijan, Georgia and Macedonia within the scope of the exclusive development rights granted to the Developer, subject to the terms and conditions of the Development Agreement, including the First Amendment.

(D)                               By letter dated 4 May 2017, BK confirmed that the development rights for Azerbaijan previously granted to the Developer pursuant to the First Amendment expired as of 1 January 2015.

(E)                                As of 30 September 2017, the Developer operates or subfranchises a total of 625 Restaurants in the Turkey Territory.

(F)                                 TFI is planning the IPO (as defined in Article 1 below).

(G)                               The Parties wish to amend and restate the Development Agreement (as previously amended by the First Amendment) as set forth in this Agreement, subject to the consummation of the IPO.

(H)                              As part of such amendment and restatement:

a.              the parties to the existing Agreement known as the “Ultimate Shareholders” will, as of the Effective Date, cease to be parties to the Agreement; and

b.              the development rights in Georgia and Macedonia will not be exclusive, but BK will grant to the Developer a right of first offer in respect of such exclusivity, on the terms set out in Article 3(5).

(I)                                   In amending and restating the Development Agreement as set forth in this Agreement, the Parties have retained certain historic provisions which do not reflect BK’s current standard form of master franchise and development agreement.

NOW THEREFORE, in consideration of the mutual undertakings and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

In this Agreement, the following words or expressions have the meanings set out below:

“Advertising Contributions”	has the meaning set forth in Article 27(2);

“Advertising Fund”	has the meaning set forth in Article 27(2);

“Affiliates”	of BK all companies which from time to time either control BK, or are controlled by BK or are under common control with BK;

“Annual Franchise Fee Amount”	has the meaning set forth in Article 7(2);

“Applicable Period”	has the meaning set forth in Article 7A(5);

“Authority”

any federal, state, municipal, local or other governmental department, regulatory body, commission, board, bureau, agency or instrumentality, or any administrative, judicial or arbitral court or panel, with jurisdiction over the applicable matter;

“BK Global Initiatives”

global, regional and other advertising, promotional, marketing and research initiatives intended for the benefit of the Burger King System, as determined by BK and its Affiliates, in their sole discretion;

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“Burger King Marks”	trade or service marks registered or applied for in the Territory and unregistered marks which are from time to time used by BK and its licensees;

“Burger King System”	has the meaning set forth in the applicable Franchise Agreement for an Outlet;

“Business Day”	means a day, other than a Saturday, Sunday or public holiday, in Switzerland and the Territory on which banks are open for general commercial business.

“Company Outlet”	an Outlet operated in the Territory by the Developer or a Controlled Subsidiary;

“Completion”	the completion of the remodel and opening to the public of a Remodel Restaurant and fulfilment of the Remodel Requirements with respect to such Remodel Restaurant;

“Controlled Subsidiary”	has the meaning set forth in Article 8(8)(i);

“Current Image”

the internal and external physical appearance of new or remodelled Restaurants, including, without limitation, as it relates to signage, fascia, color schemes, menu boards, lighting, furniture, finishes, décor, materials, equipment and other matters generally applicable to BK’s operations in Europe, the Middle East and Africa as may be changed from time to time by BK, in its sole discretion;

“Current Image Guidelines”	the Current Image Remodel Guidelines, as such guidelines may be amended or supplemented in writing by BK or BKC from time to time, in its sole discretion;

“Defaulted Remodel Restaurant”	has the meaning set forth in Article 7A(9);

“Developer Contribution”	has the meaning set forth in Article 27(3);

“Development Cure Period”	has the meaning set forth in Article 4(3);

“Development Rights”	has the meaning set forth in Article 3(1);

“Development Schedule”	has the meaning set forth in Article 4(1);

“Dispute”	has the meaning set forth in Article 30(1);

“Effective Date”	has the meaning set forth in Article 2(1).

“Exclusivity Termination Notice”	has the meaning set forth in Article 4(3);

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“Existing Outlets”	means all of the Company Outlets and Sub-franchised Outlets open and operating on the Effective Date;

“Existing Sub-franchised Outlet”	has the meaning set forth in Article 7(3);

“Expiry Date”	1 December 2030;

“Final Proposal”	has the meaning set forth in Article 3(5);

“Force Majeure”	has the meaning set forth in Article 29;

“Foundation”	has the meaning set forth in Article 41;

“Franchise Agreement”

either (as applicable): (i) prior to the Effective Date, a franchise agreement entered into pursuant to the terms of this Agreement, or (ii) from and after the Effective Date, an agreement in the form appearing in Annex 1 hereto between BK, TFI and the Developer or a Controlled Subsidiary;

“Franchise Fee”	has the meaning set forth in Article 7(1);

“Franchise Fee Credit”	has the meaning set forth in Article 7(A)(7);

“Georgia and Macedonia Territory”	the de jure boundaries of Georgia and the Republic of Macedonia;

“Georgia Development Rights”	has the meaning set forth in Article 3(5);

“Global Marketing Policy”	the Global Marketing Policy, as such policy may be amended or supplemented in writing by BK or BKC from time to time, in its sole discretion;

“Gross Sales”	has the meaning set forth in the applicable Franchise Agreement for an Outlet;

“ICC Rules”	has the meaning set forth in Article 30(3);

“Interested Third Parties”	has the meaning set forth in Article 3(5);

“IPO”	the underwritten initial public offering of ordinary shares (or American Depositary Shares) by TFI or its successors;

“Local Currency”	has the meaning set forth in Article 16(1);

“Macedonia Development Rights”	has the meaning set forth in Article 3(5);

“Notice of Dispute”	has the meaning set forth in Article 30(1);

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“Offer Date”	has the meaning set forth in Article 3(5);

(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

“Proposal”	has the meaning set forth in Article 3(5);

“Region”	BK’s Europe, Middle East and Africa region;

“Remodel Cure Period”	has the meaning set forth in Article 7A(9);

“Remodel Franchise Fee”	has the meaning set forth in Article 7A(7);

“Remodel Period”	the period commencing on the Effective Date and expiring five years thereafter;

“Remodel Requirements”	has the meaning set forth in Article 7A(4);

“Remodel Restaurants”	has the meaning set forth in Article 7A(1);

“Required Countries”	has the meaning set forth in Article 16(1);

“Required Currency”	has the meaning set forth in Article 16(1);

“Restaurant”	means an Outlet;

“REV”	has the meaning set forth in Article 32(13);

“Right of First Offer”	has the meaning set forth in Article 3(5);

“ROFO Amendment”	has the meaning set forth in Article 3(5);

“ROFO Deadline”	has the meaning set forth in Article 3(5);

“ROFO Period”	has the meaning set forth in Article 3(5);

“Scope of Work”	has the meaning set forth in Article 7A(3);

“Senior Operations Manager”	has the meaning set forth in Article 11(1);

“Shortfall Year”	has the meaning set forth in Article 4(3);

“Sub-franchise Agreement”	an agreement granting a third party the right to operate a Restaurant which complies with and is granted pursuant to the terms of this Agreement and in particular of Article 32 of this Agreement;

“Sub-franchised Outlet”	an Outlet operated by a Sub-franchisee;

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“Sub-franchisee”	any person to whom a sub-franchise is granted pursuant to Article 32 hereof;

“Territory”	the Turkey Territory and the Georgia and Macedonia Territory;

“Total Restaurant Count Target”	has the meaning set forth in Article 4(1) of this Agreement;

“Turkey Territory”

the land comprising the Republic of Turkey within its de facto boundaries on 5 June 2002. Should any part of the land comprising the Republic of Turkey within its de facto boundaries on 5 June 2002 cease to be within the de facto boundaries of the Republic of Turkey, BK may exclude such part from the scope of this Agreement;

“Voting Shares”	means a share that carries the right to vote on issues other than the rights attaching to shares; and

“Year”	means 12 months commencing on 1st January but the first Year commences on the Effective Date and ends on the following 31 December.

Unless repugnant to or inconsistent with the context, wherever the singular is used in this Agreement it shall include the plural and vice versa; the masculine shall include the feminine and neuter, and the neuter the masculine and feminine; reference to persons shall include corporations and vice versa.

The expressions “BK” and “the Developer” shall include their successors in title and assigns and covenants given by individuals shall be binding on their estates following death.

ARTICLE 2
EFFECTIVE DATE AND THE DEVELOPER

(1)                                 The terms of this Agreement will become effective on the date of the consummation of the IPO (the “Effective Date”), and prior to such Effective Date the existing Development Agreement, as amended by the First Amendment, shall remain in full force and effect in accordance with its terms.  If the consummation of the IPO has not occurred on or before July 31, 2018, this Agreement shall never become effective and, for the avoidance of doubt, the existing Development Agreement, as amended by the First Amendment, shall remain in full force and effect in accordance with the terms thereof.

(2)                                 On or as soon as practicable following the Effective Date, TFI shall send a notice in writing, complying with the requirements of Article 19, to BK confirming the occurrence of the Effective Date.  For the avoidance of doubt, the terms of this Agreement will become effective once the Effective Date has occurred, irrespective of the delivery of such notice by TFI.

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(3)                                 TFI represents and warrants to BK that as of the date this Agreement is entered into, it holds 91.2% of the issued share capital of the Developer.

(4)                                 TFI represents and warrant to BK that:

(i)            All of its shares in the Developer are both legally and beneficially owned by it as a shareholder and no agreement or option for their disposal exists.

(ii)           Prior to the execution of the Development Agreement dated 20 September 1994, the Developer carried on no trade or activity whatsoever.  The Developer is incorporated in Turkey under company number 316680 and has the power to enter into this Agreement.

(5)                                 Subject to the provisions of this Article 2, this Agreement constitutes a valid and binding obligation of the Developer and TFI, enforceable against it in accordance with the terms hereof and no consent, approval, filing or authorization from any Authority is necessary or shall be obtained for the signature and performance of the Developer and TFI of this Agreement.

(6)                                 References in this Agreement to holding or ownership of a stated percentage of the capital of the Developer or TFI shall be references to such percentage or holding of the entire issue share capital of the Developer or TFI, respectively; and if the Developer or TFI shall at any time have more than one class of capital, shall be references to holdings of all classes of shares in the Developer or TFI, respectively.

(7)                                 TFI covenants with BK that the Developer’s name shall not without the prior written consent of BK be changed to contain the name RBI, Restaurant Brand, Restaurant Brands International, Burger King or BK or the Burger King trademark logo or anything resembling the same in appearance, sound or any other way.

ARTICLE 3
GRANT

(1)                                 From the Effective Date until the Expiry Date, BK hereby grants the Developer the right and license to develop and, subject to the substantial satisfaction of the terms and conditions of this Agreement, to operate Outlets as franchisee (or require franchises to be granted to a Controlled Subsidiary) within the Territory upon the terms and conditions of this Agreement, and the right (including sublicensing rights) and license in the Territory to grant Sub-franchises in accordance with the terms of this Agreement.  BK, on behalf of itself and its Affiliates, also hereby grants the Developer the right and license to use and display (and permit Sub-franchises to use and display pursuant to a sublicense) the Burger King Marks and the Burger King System in connection with the operation of Outlets in the Territory.  All of these rights are exclusive other than in respect of the Georgia and Macedonia Territory, subject to Article 3(3) and Article 3(5) below.  The rights described in this Article 3(1), including the right in the Territory to grant sub-franchises in accordance with the terms of this Agreement, are hereinafter referred to as the “Development Rights”.

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(2)                                 BK represents that it holds the right to grant and license the Development Rights in the Territory.

(3)                                 Specifically excluded from this grant are established present or future U.S. military establishments, including their adjacent housing areas and support areas located in the Territory.

(4)                                 Notwithstanding anything in this Agreement to the contrary, the term of this Agreement will be from the Effective Date until the Expiry Date, subject to earlier termination in accordance with the terms of this Agreement.

(5)                                 BK shall have the right to license any third parties (“Interested Third Parties”) to develop, subfranchise and/or operate Restaurants in Georgia (the “Georgia Development Rights”) and the Republic of Macedonia (the “Macedonia Development Rights”), subject to the following right of first offer, which shall be available to Developer from the Effective Date until the termination of this Agreement (the “ROFO Period”), on the following terms and conditions:

(i)            BK shall not grant the Georgia Development Rights or the Macedonia Development Rights during the ROFO Period to any Interested Third Parties unless and until BK shall have first offered in writing exclusive Georgia Development Rights or exclusive Macedonia Development Rights, as applicable, to the Developer in accordance with this Agreement (collectively, the “Right of First Offer”), provided that the Developer is, and has been at all times, in compliance with the Total Restaurant Count Targets set forth in Article 4(1) of this Agreement from the Effective Date to the date of such offer (the “Offer Date”), provided further that for such purposes the Developer will not be treated as being or having been in non-compliance with the Total Restaurant Count Targets if (x) the Developer rectifies its failure to achieve a Total Restaurant Count Target within the Development Cure Period in respect thereof, or (y) a Total Restaurant Count Target has not been achieved but the Cure Period in respect thereof has not lapsed;

(ii)           the Developer shall have a period of two months following the Offer Date (the “ROFO Deadline”) to present a binding offer to BK (the “Proposal”) for the acquisition of the exclusive Georgia Development Rights and/or exclusive Macedonia Development Rights, as applicable;

(iii)          the Proposal shall be in writing and set forth the financial and other material terms and conditions for the exclusive Georgia Development Rights and/or exclusive Macedonia Development Rights, as applicable, including, without limitation, a development schedule setting forth the proposed restaurant openings.  The failure by the Developer to make a Proposal by the ROFO Deadline shall be deemed an irrevocable waiver by the Developer of the relevant Right of First Offer;

(iv)          if BK elects to grant the exclusive Georgia Development Rights and/or exclusive Macedonia Development Rights, as the case may be, to the Developer following

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receipt of the Proposal, the Proposal, as may be modified by the parties through their negotiations (the “Final Proposal”), will become binding and enforceable against the Developer, and BK, the Developer and TFI will enter into an amendment to this Agreement (the “ROFO Amendment”), which ROFO Amendment will incorporate the commercial terms set forth in the Final Proposal, including, without limitation, the agreed upon development schedule;

(v)           if (i) BK elects not to grant the exclusive Georgia Development Rights or the exclusive Macedonia Development Rights, as applicable, to the Developer following receipt of the Proposal, (ii) the Developer fails to submit the Proposal within the ROFO Deadline, or (iii) the Parties fail to sign the ROFO Amendment within 30 days of the ROFO Deadline, as the case may be, BK shall have the ability to grant such development rights (on either an exclusive or non-exclusive basis) to an Interested Third Party, provided that BK shall only be entitled to grant the Georgia Development Rights and/or Macedonia Development Rights, as applicable, on terms and conditions, including financial terms, which are more favorable than those offered by the Developer in the Proposal;

(vi)          if BK does not grant the Georgia Development Rights or Macedonia Development Rights to an Interested Third Party within one year following the ROFO Deadline, BK shall again be obligated to comply with the Right of First Offer if BK later decides to grant the Georgia Development Rights or Macedonia Development Rights during the ROFO Period; and

(vii)         if the Developer has not been in compliance with the Total Restaurant Count Targets set forth in Article 4(1) of this Agreement at all times from the Effective Date to the Offer Date, BK shall have no obligation to comply with the foregoing Right of First Offer whether in relation to the Georgia Development Rights or the Macedonia Development Rights, provided that for such purposes the Developer will not be treated as having been in non-compliance with the Total Restaurant Count Targets if (x) the Developer rectifies its failure to achieve a Total Restaurant Count Target within the Cure Period in respect thereof, or (y) a Total Restaurant Count Target has not been achieved but the Development Cure Period in respect thereof has not lapsed.

ARTICLE 4
DEVELOPMENT SCHEDULE

(1)                                 The Developer shall develop and open for business, or cause a Controlled Subsidiary and/or Sub-franchisees to develop and open for business, a number of Restaurants, such that the total number of Restaurants built, open and operating, on a cumulative basis, in the Turkey Territory, by the end of the following Years (the “Total Restaurant Count Target”) shall be in accordance with the following schedule (the “Development Schedule”).  For the avoidance of doubt, Restaurants opened prior to the Effective Date will be included in determining whether the Total Restaurant Count Target has been achieved.

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(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

Each of the Total Restaurant Count Targets set forth in the Development Schedule is net of closures, without distinction as to the reason for such closure (expiration, early termination or otherwise); and without distinction between closures of Restaurants operated by the Developer and its Controlled Subsidiaries (i.e., Company Outlets) or Restaurants operated by Sub-franchisees (i.e., Sub-franchised Outlets).

(2)                                 The Developer’s failure to achieve the applicable Total Restaurant Count Target by having the required number of Restaurants built, open and operating in the Turkey Territory on 31 December of the relevant Year as set forth in the Development Schedule shall constitute a failure to comply with the Development Schedule and this Agreement, subject to the provisions of Article 29.

(3)                                 Notwithstanding anything in this Agreement to the contrary, BK’s sole alternative remedies for the Developer’s failure to achieve the applicable Total Restaurant Count Target on 31 December of the relevant Year as set forth in the Development Schedule (such Year, a “Shortfall Year”), shall be (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) (b) BK’s right to serve notice on the Developer (the “Exclusivity Termination Notice”), whereby the rights granted pursuant to Article 3 shall become non-exclusive from the date which is 90 days following the date of the Exclusivity Termination Notice, subject to the next sentence.  If the Developer rectifies its failure to achieve the applicable Total Restaurant Count Target within such 90 day period (such period, the “Development Cure Period”), the Exclusivity Termination Notice will be deemed to be withdrawn immediately upon such rectification.  Otherwise, following the Development Cure Period, BK may introduce new franchisees or may itself develop Restaurants in the Turkey Territory.  For the sake of clarity, (x) the Developer’s failure to achieve the Total Restaurant Count Target on 31 December of the relevant Shortfall Year or following the delivery of an Exclusivity Termination Notice or the lapse of the Cure Period without the applicable Total Restaurant Count Target having been achieved shall not, in and of itself, constitute grounds for termination of this Agreement, and (y) BK may exercise one (but not both) of the alternative remedies set forth above in respect of the relevant Shortfall Year.

(4)                                 If Developer opens any Restaurant that does not comply with the specifications set out in the definition of that term, such Restaurant shall not count towards compliance with the Total Restaurant Count Targets for so long as it remains non-compliant (and, should it become compliant with such specifications, it will count towards compliance with the Total Restaurant Count Target for the Year in which it so becomes compliant).

(5)                                 The Developer may (subject to the necessary approvals as provided in this Agreement) open mobile units; provided, however, that mobile units shall not under any circumstances count towards compliance with the Total Restaurant Count Targets required by this Article.

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(6)                                 The Parties believe that a ratio of (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) between Company Outlets on the one hand versus Sub-franchised Outlets on the other hand is appropriate.  The ratio may not be reduced below (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) unless mutually agreed by the Parties.  If the Developer is able to demonstrate the commercial viability for itself and the Sub-franchisees of increasing the extent of the Sub-franchised Outlets beyond this ratio, BK shall not unreasonably withhold its consent to such increase.

(7)                                 If delay in opening a particular Restaurant or complying with the required number of openings is caused by an event of Force Majeure, the Developer shall notify BK accordingly, and the Parties shall, after examining the facts, amend the required opening date for the Restaurant(s) and/or decrease the required number of Restaurant(s) for purposes of this Article 4 as may be reasonably required in light of such delay.

ARTICLE 5
[Intentionally Omitted]

ARTICLE 6
[Intentionally Omitted]

ARTICLE 7
COMMERCIAL TERMS

(1)                                 Subject to the other provisions of this Article, the franchise fee payable by the Developer to BK in respect of each Outlet (other than a mobile unit) opened pursuant to this Agreement shall be (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.), whether the Outlet is intended to be owned and operated by the Developer, a Controlled Subsidiary or a Sub-franchisee and, in respect of Outlets that are mobile units, the fee shall be (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) (the applicable amount, the “Franchise Fee”).  The Franchise Fee for any Outlet opened in the Territory (in respect of the Turkey Territory, in excess of 40 during any Year (and therefore not included in the Annual Franchise Fee Amount)) shall be paid at least seven days prior to the opening date of the relevant Outlet.  For the avoidance of doubt, if the Developer requests that BK apply a Franchise Fee Credit with respect to a closed Outlet to the Franchise Fee due and payable with respect to the opening of a new Outlet, the Franchise Agreement for the new Outlet shall always have a term of 20 years, and the Developer shall pay BK a prorated Franchise Fee for the new Outlet equal (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

(2)                                 Notwithstanding the foregoing, for each Year following the Effective Date, commencing with Year 2018, the Developer shall pay BK or its designee an aggregate amount equal to

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US$800,000 (the “Annual Franchise Fee Amount”) by no later than the tenth Business Day of the relevant Year (or, in the case of Year 2018, by no later than the tenth Business Day following the Effective Date), such amount being a prepayment of the Franchise Fees due for 40 Restaurants in the Turkey Territory to be opened that Year.  If, at the end of:

(i)            any Year (other than the Years 2021, 2024, 2027 and 2030), the Developer has not opened at least 40 Restaurants in the Territory by the end of such Year, an amount equal to the portion of the Annual Franchise Fee Amount in respect of the difference between 40 Restaurants and the number of Restaurants that were opened during such Year (without taking into account the Development Cure Period) shall be credited against the Annual Franchise Fee Amount due for the following Year; and

(ii)           the Years 2021, 2024, 2027 and 2030, the Developer has not achieved the applicable Total Restaurant Count Target for any reason other than an event of Force Majeure by the end of such Year (without taking into account the Development Cure Period), the applicable portion of the Annual Franchise Fee Amount in respect of the number of Restaurants that were not opened in order to achieve the Total Restaurant Count Target for that Year shall be retained by BK as liquidated damages for the Developer’s failure to achieve the relevant Total Restaurant Count Target, in addition to BK’s other rights and remedies hereunder.  (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) shall be retained by BK as liquidated damages, in addition to BK’s other rights and remedies hereunder.  The failure to pay the Annual Franchise Fee Amount when due shall constitute an event of default hereunder.

(3)                                 Subject to the other provisions of this Article, including Article 7A, monthly royalties payable by the Developer and by all Controlled Subsidiaries for all Company Outlets (including Company Outlets that were previously operated by a Sub-franchisee as a Sub-franchised Outlet and purchased by the Developer or a Controlled Subsidiary) pursuant to the terms of each relevant Franchise Agreement (including renewals thereof) shall be at the rate of 4% of monthly Gross Sales (as defined in the relevant Franchise Agreement between BK and the Developer) at each Company Outlet.  In the case of Sub-franchised Outlets opened on or prior to the Effective Date, or which having been opened and operated on or prior to the Effective Date by the Developer or a Controlled Subsidiary are subsequently operated by a Sub-franchisee prior to the Effective Date (the “Existing Sub-franchised Outlets”), the monthly royalty payable by the Developer to BK for each Existing Sub-franchised Outlet shall be 3% of monthly Gross Sales (as defined in the relevant Franchise Agreement between BK and the Developer) of such Existing Sub-franchised Outlet until the expiration of the term of the relevant Franchise Agreement.  For (a) all Sub-franchised Outlets opened after the Effective Date, (b) all Sub-franchised Outlets acquired by a Sub-franchisee after the Effective Date that were previously

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operated as a Company Outlet by the Developer or a Controlled Subsidiary, and (c) all renewals of Existing Sub-franchised Outlets, the monthly royalty payable by the Developer to BK shall be 3.5% of monthly Gross Sales (as defined in the relevant Franchise Agreement between BK and the Developer) at such Sub-franchised Outlet.  The Developer shall pay the royalties for Sub-franchised Outlets to BK or its designee whether or not the Developer charges or collects such royalties from the Sub-franchisees.

(4)                                 If, at the end of Year 2021, 2024, 2027 or 2030, the Developer has not achieved the applicable Total Restaurant Count Target for any reason other than an event of Force Majeure and BK has not served an Exclusivity Termination Notice in respect thereof, BK shall have the option (as an alternative, but not in addition, to serving an Exclusivity Termination Notice) to require that, effective as of January 1st of the Year following the Shortfall Year, the monthly royalty payable by the Developer and the Controlled Subsidiaries to BK or its designee for the Company Outlets opened (a) during the period of (i) four years preceding the end of Year 2021 and (ii) three years preceding the end of the relevant Year 2024, 2027 or 2030, and (b) thereafter (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)  For the avoidance of doubt, the Company Outlets opened to rectify the Developer’s failure to achieve a Total Restaurant Count Target do not count towards achievement for any other Total Restaurant Count Target.

ARTICLE 7A

REMODEL OBLIGATIONS

(1)                                 Annex 6 identifies all of the Restaurants that the Developer has agreed to remodel on or before the expiration of the Remodel Period, provided, in each case, that the relevant Restaurant is open and operating at the expiration of the Remodel Period (the “Remodel Restaurants”).  Of the total number of Remodel Restaurants, 253 are Company Outlets and 127 are Sub-franchised Outlets.  Of the Remodel Restaurants that are Company Outlets, 155 are ‘20/20 Image’ restaurants and 98 are ‘Americana Image’ restaurants.  Of the Remodel Restaurants that are Sub-franchised Outlets, 95 are ‘20/20 Image’ restaurants and 32 are ‘Americana Image’ restaurants.

(2)                                 The Developer agrees to remodel, to cause the Controlled Subsidiaries to remodel, and to use best efforts to cause the Sub-franchisees to remodel, all of the Remodel Restaurants to the ‘Prime Current Image’ or ‘Garden Grill Current Image’ for both the interior and exterior of the Remodel Restaurant, including replacement of old generation product holding units, toaster and fry dumps with new general equipment, on or before the expiration of the Remodel Period, in each case in accordance with the Current Image Guidelines and subject to a Scope of Work for such Remodel Restaurant being approved or deemed approved in accordance with the terms of this Article 7A.

(3)                                 With respect to each Remodel Restaurant, the Developer shall provide BK with a proposed scope of work and other details as reasonably requested by BK.  The scope of work and other details for each Restaurant approved or deemed approved by BK and the Developer in accordance with this Article is the “Scope of Work”.  BK, acting reasonably, will either approve or amend (so as to comply with the Remodel

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Requirements only) the Scope of Work in writing within 30 days after receipt thereof.  Upon submission of the revised Scope of Work to the Developer, the Scope of Work shall become final and binding upon the Developer.  Where no response is submitted by BK within the 30 day period, the Scope of Work shall be deemed approved by BK.

(4)                                 The Developer shall remodel, or shall cause its Controlled Subsidiaries and use best efforts to cause its Sub-franchisees to remodel, each of the Remodel Restaurants (a) in compliance with Article 7A(2), (b) in accordance with the approved Scope of Work, and (c) in compliance with applicable laws (collectively, the “Remodel Requirements”).  In addition, the Developer shall use, and shall cause its Controlled Subsidiaries and use best efforts to cause its Sub-franchisees to use, only such equipment, furnishings, signage and other materials in connection with the Completion of a Remodel Restaurant that satisfy the then current BK standards in all material respects.  The Developer shall be responsible for all costs, expenses and other fees associated with the Completion of the Remodel Requirements.

(5)                                 Upon Completion of a Remodel Restaurant that is a Company Outlet:  (a) BK and the Developer (and/or the applicable Controlled Subsidiary) shall enter into a new 20-year Franchise Agreement for the Remodel Restaurant; (b) the Developer shall pay the Remodel Franchise Fee to BK or its designee for the new 20-year term, as set forth in Article 7A(7) below; (c) the royalty rate for the Remodel Restaurant shall be reduced by 0.6% for a period of five years, commencing on the first day of the month following such Completion (the “Applicable Period”); and (d) the Advertising Contribution shall be reduced by 0.2% for the Applicable Period.

(6)                                 Upon Completion of a Remodel Restaurant that is a Sub-franchised Outlet (other than a Remodel Restaurant that becomes a Sub-franchised Outlet after the Effective Date):  (a) the royalty rate for the Remodel Restaurant shall be reduced by 0.6% to 2.4% of monthly Gross Sales (as defined in the relevant Sub-franchise Agreement) for the Applicable Period; provided, however, that if the Sub-franchise Agreement for the Remodel Restaurant expires prior to the end of the Applicable Period, the royalty rate shall increase by 0.5% to 2.9% of monthly Gross Sales for the remainder of the Applicable Period and thereafter the Royalty Rate shall increase to 3.5% of monthly Gross Sales, at such Sub-franchised Outlet; and (b) the Advertising Contribution shall be reduced by 0.2% for the Applicable Period.  Upon Completion of a Remodel Restaurant that becomes a Sub-franchised Outlet after the Effective Date, (a) the royalty rate for the Remodel Restaurant shall be reduced by 0.6% to 2.9% of monthly Gross Sales (as defined in the relevant Sub-franchise Agreement) for the Applicable Period, and (b) the Advertising Contribution shall be reduced by 0.2% for the Applicable Period.

(7)                                 For the purposes of this Article 7A, the “Remodel Franchise Fee” means the Franchise Fee of (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) minus an amount equal to the portion of the Franchise Fee originally paid (in respect of the relevant Restaurant) for the number of months remaining of the term of the existing Franchise Agreement of such Restaurant (rounded to the nearest month) (the “Franchise Fee Credit”).

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(8)                                 For a period of seven years following the date of Completion of a Remodel Restaurant, BK cannot request a further remodel, or other change to the interior and/or exterior (except as otherwise provided pursuant to the terms of this Agreement), of such Remodel Restaurant.  The Developer agrees to remodel the Company Outlets in the Territory every seven years during the term of a 20-year Franchise Agreement.

(9)                                 If the Developer or the applicable Controlled Subsidiary or Sub-franchisee fails to reach Completion of any Remodel Restaurant (a “Defaulted Remodel Restaurant”) by the expiration of the Remodel Period, the royalty fee payable to BK for such Defaulted Remodel Restaurant shall increase to 5.0% of Gross Sales, commencing on the first day of the month following the expiration of the Remodel Period and continuing until the Completion of the Remodel Restaurant; provided, however, that if at the expiration of the Remodel Period (i) there are no Defaulted Remodel Restaurants that are Company Outlets, (ii) there are Defaulted Remodel Restaurants that are Sub-franchised Outlets, and (iii) Completion has been achieved in respect of at least 80% of the Remodel Restaurants, including all Remodel Restaurants that are Company Outlets, then, for a period of six months following the expiration of the Remodel Period (the “Remodel Cure Period”), the (x) relevant Sub-franchisees shall each have the right to cure such failure by achieving Completion of the Defaulted Remodel Restaurants, and (y) in lieu of such a cure of a Defaulted Remodel Restaurant by a Sub-franchisee, the Developer shall have the right to cure by remodelling a Company Outlet that is not a Remodel Restaurant instead (in accordance with the requirements at (2) through (4) above).  In the case of each Defaulted Remodel Restaurant that is so cured prior to the expiration of the Remodel Cure Period, no increase in the royalty fee payable to BK for such Defaulted Remodel Restaurant pursuant to this Article 7A(9) shall apply.

ARTICLE 8
DEVELOPMENT PROCEDURE

(1)                                 This Agreement is not a franchise for the operation of Burger King Outlets, but is intended by the Parties to set forth the terms and conditions which, if fully satisfied, entitle the Developer to individual franchises for each Outlet to be developed under this Agreement, and to call for franchises to be granted to Controlled Subsidiaries, and further entitles the Developer to grant sub-franchises in the Territory.

FRANCHISE APPROVAL

(2)                                 With respect to each Outlet to be established pursuant to this Agreement, the Developer must apply for and obtain franchise approval from BK through BK’s standard franchise approval procedures, including without limitation, submitting the then current Multiple Franchise Application, Management Commitment Form and Capitalisation Plan.  Notwithstanding any provision in this Agreement to the contrary, the Developer understands and agrees that, as a condition to the granting of a franchise approval the Developer must have in the reasonable opinion of BK, operational and legal approval as well as site approval.  The terms “operational” and “legal” approval as used in this Agreement shall include without limitation the matters set out in Article 8(3) and 8(4) below.

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OPERATIONAL APPROVAL

(3)                                 The Developer and all Controlled Subsidiaries and Sub-franchisees must be in substantial compliance with the terms and conditions of this Agreement, the provisions of the respective Franchise Agreements, and the standards, specifications and procedures set forth and described in BK’s Manual of Operating Data, as from time to time amended, including the maintenance of the interior and exterior of the Outlets to reflect an acceptable Burger King image.  The Developer agrees that changes in said standards, specifications and procedures may become necessary from time to time.  The Manual of Operating Data is constantly updated to reflect changes in standards, specifications and procedures and is therefore not attached to this Agreement.  In determining whether to grant operational approval BK shall be entitled to have full regard to Sub-franchised Outlets to the same extent as those operated by the Developer and its Controlled Subsidiaries.

LEGAL APPROVAL

(4)                                 The Developer must be in substantial compliance with all its obligations to BK and its Affiliates and no event listed in Article 12 of this Agreement must have occurred.  The Developer must comply with all reasonable requests of BK to provide information relating to the Developer, its Controlled Subsidiaries and its Sub-franchisees.

(5)                                 Substantial failure to meet operational and/or legal standards shall constitute grounds for refusing to grant a franchise approval or withdrawing an approval and shall not extend, modify or reduce the development requirements in Article 4.

(6)                                 The Developer shall furnish to BK at any time when requested a certified copy of its stock ledger showing the complete and accurate list of shareholders.

SITE APPROVALS, PLANS AND SPECIFICATIONS

(7)                                 The Developer shall apply for and obtain site approval from BK for all sites whether or not destined to be Sub-franchised Outlets from BK in accordance with BK’s standard site approval procedures.  Site approval is a prerequisite to authorisation by the Developer to construct a Burger King Outlet at a particular location.  If the Developer enters into any legally binding commitment with vendors or lessors of a potential site before BK has given site approval in writing, then the Developer shall bear the entire risk of loss or damage resulting from a subsequent decision of BK not to give site approval.  The following requirements relating to site acquisition and construction shall apply:

(i)            The Developer assumes all cost, liability, expense and responsibility in locating, acquiring and developing the sites and of construction of the Outlet to be developed.

(ii)           All Outlets shall be constructed, equipped and furnished in accordance with approved plans and specifications.  If, and to the extent that, the Developer requires architectural and engineering services, it will contract for those services independently at its own expense.  The Developer shall, as a condition precedent

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to the development of each Outlet, obtain from BK written architectural and operations approval of the Developer’s plans by BK.  The building design, style, size and interior decor, as well as the type of equipment, service format and equipment arrangement, for any future Outlet may be changed, amended or modified by BK from time to time.

(iii)          Nothing in this Agreement shall be interpreted as obligating BK to grant a Franchise Agreement for any Outlet which has not been approved or in a case in which the completed building does not meet plans and specifications approved by BK.

(iv)          The Developer agrees that the approval of any site by or on behalf of BK or its Affiliates or the approval of any specifications or of any other matter relating to the development by or on behalf of BK does not amount to a representation or warranty relating directly or indirectly to the success or viability of, or any other matter relating to, the Outlet and no reliance shall be placed on any such warranty, representation or advice that may be given by any person by or on behalf of BK or its Affiliates unless such representation, warranty or advice is given in writing by a board director of BK.

(v)           BK shall respond within a reasonable time to all requests for approval of sites and specifications.  BK shall not unreasonably withhold any consent or approval.  Where there is particular urgency, the Developer shall provide BK at the earliest possible time with written notice of the urgency.

(vi)          Without prejudice to any provision of this Agreement, if the Developer wishes, for strategic or similar reasons, to open Outlets which the Developer believes will not achieve normal levels of financial return, or BK’s normal financial return criteria, the Developer undertakes not to incorporate distorted numbers or assumptions into its site application or otherwise attempt to give the appearance that the performance of the Outlet will be higher than the Developer actually believes.  Instead, the Developer shall clearly mark the application:

“Low financial return proposal — TAB wishes to proceed for strategic reasons despite anticipated low profitability”.

CONTROLLED SUBSIDIARIES

(8)                                 The Developer may cause Outlets to be operated by its subsidiaries subject to the satisfaction of the following conditions:

(i)            The Developer must at the time the Outlet opens for business be the legal and beneficial owner of not less than (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) of all classes of shares in the relevant company or have control of that company to the greatest extent consistent with its shareholding.  Such a company is hereafter referred to as a “Controlled Subsidiary”.

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(ii)           The approval process shall be channelled through the Developer who shall provide to BK all such information regarding the Controlled Subsidiary and its shareholders as BK may reasonably require.  Legal and operational approval must be obtained for the proposed Controlled Subsidiary as well as the Developer.

(iii)          In determining whether to accord legal or operational approval for any company BK may take account of the status and activities of all Controlled Subsidiaries (and also of all Sub-franchisees) as well as the Developer and the provisions of this Agreement relating to such approvals shall be read and construed accordingly.

Notwithstanding the Developer’s need to obtain all approvals referred to in this Article 8 in respect of each Outlet (whether to be operated by the Developer, Controlled Subsidiary or Sub-franchisee), BK shall act fairly and reasonably and within reasonable time frames in determining whether to grant or withhold consent in respect thereof with the intent to avoid unnecessary delays which could impact the Developer’s ability to meet the requirements of Article 4 hereof.

(9)                                 By no later than the first Business Day of the month following the month in which a Restaurant opens (whether the Restaurant is a Company Outlet or a Sub-franchised Outlet), the Developer shall provide BK with a written communication advising of the date that the Restaurant opened for business, together with digital photographs of the interior and exterior of the Restaurant, showing that such Restaurant is serving guests.

ARTICLE 9
LOSS OF EXCLUSIVITY

At any time after the Development Rights granted to the Developer in the Turkey Territory have become non-exclusive for any reason described in this Agreement:

(1)                                 BK may, without prejudice to the terms of each Franchise Agreement, require the Developer to remit its Advertising Fund contributions to a central fund operated by BK or an Affiliate of BK, and to require its Controlled Subsidiaries to do likewise.

(2)                                 BK may require the Developer to hold advertising contributions from third party franchisees in addition to those which it would normally hold on behalf of itself and its Controlled Subsidiaries and to expend the same in accordance with reasonable instructions given to it by BK.

(3)                                 BK may require the Developer to remit advertising contributions on behalf of itself, its Controlled Subsidiaries to a third party operating restaurants in the Turkey Territory.

(4)                                 BK may subsequently require the Developer to remit all outstanding contributions to an advertising fund held by BK or by an Affiliate together with funds collected on behalf of its Controlled Subsidiaries.

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(5)                                 The Developer shall co-operate as far as may in all the circumstances be reasonable with other operators of Restaurants within the Turkey Territory in the conduct of advertising campaigns, promotions, the management of the supply chain and/or distribution system and other matters that BK may reasonably require.

In addition, after the Development Rights have become non-exclusive for any reason described in this Agreement, BK may develop, open and operate, and, license third parties to develop, open and operate, Outlets in the Turkey Territory.

ARTICLE 10
FRANCHISE AGREEMENT

(1)                                 Where an Outlet is to be owned and operated by a Controlled Subsidiary, the Controlled Subsidiary shall execute a Franchise Agreement as franchisee; the Developer and any other shareholder holding (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) or more of the equity of the Controlled Subsidiary shall also execute the Franchise Agreement to give the covenants and undertakings on the part of the Principals as defined in the form of Franchise Agreement attached at Annex 1 hereto for the Territory.  Where the Outlet is to be owned and operated by the Developer or by a Sub-franchisee of the Developer, the Developer (as franchisee) shall execute a Franchise Agreement with BK (as franchisor), and the Sub-franchisee (as franchisee) shall execute a Sub-franchise Agreement with the Developer (as franchisor).

(2)                                 In respect of all Franchise Agreements executed following the date of this Agreement, the form of franchise agreement shall be in the form attached to Annex 1 hereto; provided, however, that the commercial terms shall reflect the terms set forth in this Agreement (even if that requires changes to the form of Annex 1).  The Developer shall deliver an executed original of the Franchise Agreement for a Company Outlet to BK at least seven days prior to the opening date of the relevant Company Outlet.  The Developer shall provide BK with written notice of the opening of a Sub-franchised Outlet by no later than five days prior to the opening date, together with an executed original of the Franchise Agreement for the Sub-franchised Outlet executed by the Developer.  The Developer shall provide BK with one copy of the fully executed Sub-franchise Agreement on or prior to the opening date of the Sub-franchised Outlet.

(3)                                 In either case, BK may introduce such terms as may in all the circumstances be reasonable in the light of changes in applicable laws to the forms of franchise agreement prior to each Franchise Agreement being executed.

(4)                                 The term of each Franchise Agreement issued hereunder shall commence on the day the Outlet opens for business and shall expire at midnight on the day immediately preceding the 20th anniversary of such opening, provided that where the Developer is unable to obtain a lease term of 20 years or more, BK shall if requested agree to a shorter franchise term equal to the duration of the lease.  Mobile restaurant franchises, if granted, shall have a duration of five years.

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(5)                                 The Developer and its Controlled Subsidiaries shall be entitled to call for the grant of a new franchise in respect of each Outlet, to come into force on the day following the expiration of the Franchise Agreement, in accordance with the following provisions:

(i)            Both at the end of the Franchise Agreement and throughout its term, the Sub-franchisee must be in substantial compliance with all the terms of the Franchise Agreement.

(ii)           Not later than the last day of the second year before the end of the franchise term, the Developer must have served notice on BK of its desire to extend the Franchise Agreement.

(iii)          Within the six months immediately preceding the expiration of the franchise term, the Sub-franchisee must have conducted a refurbishment of the Outlet so that the Outlet is in a good state of physical repair and condition, with all necessary repairs and redecoration’s completed, and refurbished to present a Current Image acceptable to Burger King and complying with the Current Image or one of the Current Images then accepted by BK for the development of new restaurants in the Region at the relevant time.

(iv)          The first such extension as may be called for by the Developer shall be for a duration of 20 years.  If the Developer calls for a second extension, it shall be for a duration of 10 years.  For the avoidance of doubt no Franchise Agreement shall be subject to renewal in such a way that the total period of franchise shall extend beyond the 50th year from the date upon which the Outlet first opened for business.  Notwithstanding the above, if any law or regulation subsequently limits the duration of any Franchise Agreement which may be granted within the Territory, then the period of each renewal shall be whichever shall be the shorter of the period laid down by the said law or regulation, or the period otherwise laid down by this Article.  In those circumstances, the Developer may call for successive renewals bringing the total period of franchise to 50 years.

(6)                                 The provisions of Article 9(5) apply equally to Franchise Agreements granted prior to the Effective Date as they do to Franchise Agreements granted after the Effective Date.

ARTICLE 11
TRAINING, SENIOR OPERATIONS MANAGER

(1)                                 The Developer shall at all times have a senior executive with day to day responsibility for the management of all its Restaurant operations, who shall have been previously approved by BK.  This person is hereinafter referred to as “Senior Operations Manager”.  This person shall have successfully undergone such training as BK generally applies to senior operations managers carrying such responsibilities.  BK shall be entitled, when dealing with the Senior Operations Manager, to assume that the said Senior Operations Manager has authority to take decisions and make agreements on behalf of the Developer for the purposes of the day to day running of the Developer’s Burger King business.

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(2)                                 Should the position of the Senior Operations Manager subsequently become vacant or should the Senior Operations Manager become unable or unfit to perform his duties properly, the Developer shall with the minimum delay but in any event within three months of such vacancy designate a replacement who shall be required to complete the reasonable training requirements of BK.  The replacement shall be approved by BK — BK shall not unreasonably withhold its approval.

(3)                                 All Outlets shall be managed by such numbers of Managers and Assistant Managers as shall from time to time be consistent with BK’s operational and expansion policies, and trained in accordance with BK’s training and expansion policies from time to time in operation in Europe and the Middle East.  The Developer shall maintain the ability through one or more training facilities approved by BK to train its own managers, those of its Controlled Subsidiaries and Sub-franchisees as well as Sub-franchisees themselves to the standards required by Burger King from time to time within Europe and the Middle East.

ARTICLE 12
DEFAULT

(1)                                 BK may terminate all the Development Rights granted to the Developer under this Agreement, including any outstanding franchise approvals for Burger King Outlets not yet opened, upon the occurrence of any of the following events:

(i)            it becomes impossible to receive payment in the Required Countries or otherwise in any foreign currency acceptable to BK in full and without any withholding or deduction other than withholding income tax;

(ii)           if the Developer fails to pay any sum due under this Agreement or if the Developer or any Controlled Subsidiary fails to pay any sum due under any of the Franchise Agreements within 90 days of a notice served by BK requiring it to do so; or if the Developer persistently fails to make payment of any sum or sums due under this Agreement or any Franchise Agreement by the due date; and for these purposes “Franchise Agreements” include all Franchise Agreements entered into by BK with Developer and/or its Controlled Subsidiaries, whether prior to, on or after the Effective Date;

(iii)          if the Developer fails at any time to satisfy to a material extent the operational and legal requirements set forth in Article 8, whether for the purpose of seeking franchise approval or in the day to day operation of its business and fails to cure such failure within 90 days of a notice in writing complying with the requirements of Article 19 given by BK specifying the nature of such failure and referring to its rights under this Article 12 in the event that such cure is not effected;

(iv)          save for the circumstances expressly permitted in the Agreement, if the Developer assigns, encumbers, transfers, sub-licenses or otherwise disposes of, or attempts to assign, transfer, encumber, or otherwise dispose of this Agreement or the Development Rights in whole or in part, without the prior written consent of BK;

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(v)           if the Developer fails to comply with any of the other material terms, provisions or conditions of this Agreement, or any other material obligation owed to BK in the absence of any right of counterclaim or set off and to rectify the same within 90 days of a notice in writing complying with the requirements of Article 19 (Notices) requiring it so to comply;

(vi)          if the Developer, any Controlled Subsidiary or TFI (together, but for the purposes only of this Article, the “Developer”) seeks any type of relief under the provisions of a bankruptcy or insolvency law; or the Developer became bankrupt by a final court decision; or the Developer admits in writing or upon sworn oath the inability to pay any debts as they mature; or a receiver (permanent or temporary) is appointed over a substantial part of the Developer’s assets; or if any administrator is appointed over the Developer by any competent bankruptcy court or under any other law;

(vii)         if the Developer itself or through any Controlled Subsidiary or Sub-franchisee opens a Burger King Outlet without franchise approval, or site approval, or payment of all sums or execution of all required agreements and documents;

(viii)        if the Developer or any Controlled Subsidiary, Sub-franchisee or TFI challenges the validity of any of the trademarks or names copyrights or other industrial property right of BK;

(ix)          if any written information provided to BK or its Affiliates by the Developer or TFI prior to the date of this Agreement, in order to persuade or induce BK to enter into this Agreement, or any representation or warranty on the part of TFI in this Agreement, proves to be materially false or misleading;

(x)           if ten per cent or more of the shares in the Developer become owned or controlled by any person or company which carries on an activity prohibited by Article 20 of the form of the Franchise Agreement attached at Annex 1 hereto;

(xi)          if any of the shares in the Developer or any Controlled Subsidiary are disposed of without BK’s written consent in a manner prohibited by this Agreement;

(xii)         if any breach of Article 35 occurs; and

(xiii)        if less than fifty per cent plus one share of all classes of Voting Shares in the Developer are at any time held directly or indirectly by TFI, or voting control of the Developer is no longer held directly or indirectly by TFI, without the consent of BK (unless such ownership or consent is otherwise provided for pursuant to this Agreement).

(2)                                 For the avoidance of doubt, a breach of any of the terms of this Agreement shall not of itself constitute grounds for terminating any Franchise Agreement granted pursuant to this Agreement.  Each Franchise Agreement shall be construed in accordance with its terms as a contract independent of this Agreement.

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(3)                                 The Developer may terminate this Agreement on the happening of any of the following events:

(i)            If BK fails to comply with any material terms, provisions or conditions of this Agreement and fails to rectify the same within 90 days of a Notice in writing complying with the requirements of Article 19 requiring it so to comply.

(ii)           If BK seeks any type of relief under the provisions of a bankruptcy or insolvency law; or any person files a petition or application seeking to have BK adjudicated bankrupt and the application is not dismissed within 90 days after it is filed; or BK admits in writing or upon sworn oath the inability to pay any debts as they mature; or a receiver (permanent or temporary) is appointed over a substantial part of BK’s assets; or if any administrator is appointed over BK by any competent bankruptcy court or under any other law.

(iii)          If any disclosure occurs contrary to the terms of Article 35.

ARTICLE 13
SECRECY OF PROPERTY

(1)                                 The Developer shall at all times, both during the term of this Agreement and following the termination of this Agreement, maintain in strict confidence BK’s operational manuals, marketing information and methods, and all information and knowledge relating to the methods of operating and functional know-how relating to Restaurants revealed by BK to the Developer.  The Developer shall not disclose this proprietary information of BK to any third party other than a Controlled Subsidiary/Sub-franchisee, or its Affiliates and/or parent organisation (subject always to the same obligation of confidence), nor shall the Developer use or permit any third party other than a Controlled Subsidiary/Sub-franchisee to use this proprietary information or any part thereof for any purpose whatsoever, except that during the term of this Agreement or any Burger King Franchise Agreement executed pursuant to this Agreement, the Developer may disclose to the Developer’s employees and employees of its Controlled Subsidiaries/Sub-franchisees such of BK’s proprietary information as may be necessary for carrying out the Developer’s obligations under this Agreement or the Burger King Franchise Agreement and for the operation of licensed Burger King Outlets.

(2)                                 BK shall at all times, both during the term of this Agreement and following the termination of this Agreement, maintain in strict confidence, whether written or oral, all information, reports, data and knowledge in connection with the Developer, its Controlled Subsidiaries and its Sub-franchisees.  BK may however disclose the same to its Affiliates and/or parent organisation, subject always to the same obligation of confidence.

(3)                                 The restrictions contained in this Article shall cease to apply to any information which is or comes within the public domain except where this results from a breach by the Parties.  Nothing in this Article shall prevent the Parties from disclosing information (i) to any court or government Authority having a legitimate reason to have such information or for

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the purposes of any claim, litigation or proceedings between the Parties, or (ii) as permitted at Article 35(3) and (4).

ARTICLE 14
NON-ASSIGNABILITY

This Agreement and the Development Rights granted to the Developer may not be assigned, transferred, charged or encumbered by the Developer, in whole or in part, whether directly or indirectly by operation of law, nor shall the Developer have any right to sub-license any of the rights granted under this Agreement without the prior written consent of BK, except (i) by way of sub-franchises granted in the Territory in accordance with the terms of this Agreement, or (ii) any assignment or transfer to a wholly-owned subsidiary or parent company that owns all of the interests in the Developer (which subsidiary or parent company, as applicable, must be, and remain during the Term, a single-purpose entity, the business of which is limited to the development, operation and servicing of Restaurants and any activities ancillary thereto).

ARTICLE 15
GUARANTOR

(1)                                 Subject to Article 29 of this Agreement headed “Force Majeure” and Article 29(3) below, TFI guarantees to BK the prompt payment of all sums due from the Developer under this Agreement and the compliance by the Developer with all the conditions contained in this Agreement, according to art. 111 of the Swiss Code of Obligations (the “Guarantee”).  TFI also guarantees to BK the prompt payment of all sums due from the Developer and any Controlled Subsidiary and the compliance by such persons with all the conditions of their Franchise Agreements whether granted before or after the Effective Date.  TFI shall pay all sums due under this Article, and take or cause to be taken all steps necessary to remedy a non-monetary breach of this Agreement or any Franchise Agreement, within 30 days of receipt of a demand specifying the breach or non-performance on the part of the Developer, and BK shall be under no obligation to take any steps or commence any proceedings against any Controlled Subsidiary or the Developer before enforcing any of its rights under this Guarantee.  TFI waives any right it might otherwise have to be given notice of any breach or non-performance except as part of a demand made under this Article 15(1).

(2)                                 The Guarantee herein contained shall be a continuing guarantee and shall cover all monies, obligations and conditions arising under this Agreement or any Franchise Agreement at any time during or after the term of this Agreement or any Franchise Agreement and shall continue in full force and effect notwithstanding any intermediate satisfaction of any such matters.  The Guarantee shall cease in the event that (a) the total shares in the Developer issued or sold to the public in accordance with the provisions of this Agreement, exceed 50% of the ordinary share capital of the Developer; and (b) at the date on which 50% or more of the total shares in the Developer are sold to the public, the Developer is in substantial compliance with its obligations under this Agreement.

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(3)                                 The Guarantee herein contained shall remain valid and enforceable notwithstanding any time or indulgence given to the Developer or any Controlled Subsidiaries and/or any settlement agreed between BK and any such person.

(4)                                 As between BK and TFI all sums due to TFI from the Developer shall be subordinated to any sums owing from the Developer to BK.

(5)                                 TFI warrants to BK (and it is a condition of this Agreement) that the Guarantee given by it in this Agreement is binding upon it and fully enforceable in accordance with its terms, both in the state in which it has been incorporated and in the state in which it has its principal place of business.

(6)                                 Subject to (7) below, TFI shall not at any time during the term of this Development Agreement or while it retains an interest in the Developer or any company which holds a franchise granted in accordance with this Agreement or for one year thereafter:

(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

(7)                                 Nothing in this Agreement shall prohibit TFI and its Affiliates, from (a) operating existing, or opening and operating new restaurants, anywhere in the world in respect of the Usta Dönerci®, Sbarro®, Popeyes® and Burger King® brands, provided, however, that in the case of the Popeyes® and Burger King® brands, the foregoing shall not constitute approval or a waiver of any rights granted to BK or its Affiliates under any agreements between such parties and the Developer and its Affiliates, (b) operating existing restaurants in respect of the Burger City® brand in Northern Cyprus, or (c) operating existing, or opening and operating new, restaurants in respect of the Arby’s® brand in the Turkey Territory.

(8)                                 TFI shall not (and shall cause its Affiliates not to) sell or otherwise dispose of any shares in the Developer or cause any new shares to be issued in the Developer to a third party, without the prior written consent of BK, which consent shall not be unreasonably withheld in the following circumstances:

(a)                                 in the case of the issue of new capital in the Developer, to a non-competitor of BK; provided, however, that the existing direct or indirect holding of TFI in Developer does not fall below (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) of the total shares at any time during the period after the Effective Date.

(b)                                 in the case of the issue of new capital in the Developer for the purposes of listing on the Turkish Stock Exchange, provided:

(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

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(c)                                  in the case of issue or transfer of incentive shares to a Senior Operations manager or similar person as part of his remuneration.

(9)                                 TFI will observe the covenants in this Agreement relating to Secrecy of Property (Article 13) as if it was the Developer.

(10)                          TFI shall as often as BK may reasonably request produce to BK such proof as BK may reasonably require that the terms of this Article 15 have been complied with.

(11)                          In the case of a public listing of the Developer, the Developer shall indemnify BK and keep BK indemnified against any liability which BK may have to any investor by reason of any statement (not previously approved in writing by BK) contained in any prospectus or other document or made verbally in order to induce such investor to purchase shares in the Developer.

ARTICLE 16
CURRENCY, EXCHANGE CONTROL AND TAXATION

(1)                                 All payments to BK required under this Agreement shall be made in US$ (the “Required Currency”) into such bank account in London, England or Switzerland, or to such other place, as BK shall designate, provided that payment to any such other place must be at no additional cost (other than bank fees) to the Developer (unless BK pays or reimburses such costs, which may be via deduction from the amount being paid) compared to if such payment had been made in London, England or Switzerland (the “Required Countries”).  The Developer shall (or shall cause any relevant Controlled Subsidiary, as applicable, to) at its expense, make all necessary and appropriate applications to such Authorities as may be reasonably requested by BK or as may be required by Law for transmittal and payment of the Required Currency to BK.  Such payment shall be made by such method as BK may from time to time reasonably stipulate.  Each conversion from the local currency of the Territory (“Local Currency”) to the Required Currency shall be made at the Conversion Rate for the purchase of the Required Currency, as of the last Business Day of the month on which the payment is based, or in the case of the Annual Franchise Fee Amount or any Franchise Fee, as of the close of business on the last Business Day preceding the invoice date for the Annual Franchise Fee Amount or Franchise Fee, as the case may be.  At the Developer’s request, BK will provide the Developer (or any relevant Controlled Subsidiary, as applicable) with confirmation of the Conversion Rate for the Territory.  To the extent such application to the Authorities is denied or the convertibility of the Local Currency to the Required Currency is insufficient to make any of the required payments to BK pursuant to this Agreement, the Developer undertakes and agrees, subject to the requirements of applicable Law, to pay such monies in the Required Currency from its global bank accounts.

(2)                                 As and when any consent is required under any applicable law for the remittance of royalties and other payments to BK or to an Affiliate of BK designated by BK, the Developer shall (or shall cause any relevant Controlled Subsidiary, as applicable, to) at its own expense make all necessary and appropriate applications to such Authorities as

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may be necessary or desirable to facilitate the transmittal and payment of sums due under this Agreement in accordance with the time frames set forth herein.

(3)                                 All payments made under this Agreement shall be made in full, free of any deduction or set off whatsoever, other than withholding or similar taxes as required by applicable Law.

(4)                                 If applicable Law requires the withholding or deduction of any withholding income tax amount, the Developer or the applicable Controlled Subsidiary shall withhold the required amount and pay the balance to BK; provided, however, that the Developer and/or the applicable Controlled Subsidiary shall remit payment of all amounts in respect of withholding tax liability to the taxing Authority and use reasonable efforts to provide BK with corresponding receipts from the taxing Authority to evidence such payments or amounts withheld or other evidence reasonably acceptable to BK to support a claim against BK’s Swiss income taxes with respect to the taxes withheld and paid by the Developer or the Controlled Subsidiary.

ARTICLE 17
SEVERABILITY

The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any Party.  If any of the provisions of this Agreement may be construed in more than one way, one or more of which would render the provision illegal or otherwise voidable or unenforceable, such provisions shall have the meaning which renders it valid and enforceable.  In the event any competent court or other government Authority shall determine any provision in this Agreement is not enforceable as written, the Parties agree that the provision shall be amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement is properly sought and affords the Parties the same basic rights and obligations and has the same economic effect.  If in the reasonable opinion of BK the effect of such determination has the effect of frustrating the purpose of this Agreement, BK shall have the right by notice in writing to the other Party to terminate this Agreement with immediate effect.

ARTICLE 18
ENTIRE AGREEMENT

(1)                                 This Agreement and the Franchise Agreements embody the entire agreement and understanding between the Parties with respect to the development and franchising of Burger King Outlets and cancel and supersede all prior negotiations, understandings and agreements, written or oral, relating to the development and franchising of Restaurants.  The Developer and TFI acknowledge that they are not relying upon any representation, warranty, condition, agreement or understanding, written or oral, made by the Parties as their agents or representatives, except as herein specified.  Neither this Agreement nor any term or provision of it may be changed, waived, discharged, or modified orally.  The only changes, waivers, discharges or modifications that will be effective will be those which are in writing, signed by the Parties to this Agreement.

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(2)                                 In particular and without prejudice to the generality of the foregoing, this Agreement cancels and supersedes the Development Agreement between BKC, the Ultimate Shareholders and the Developer dated 20 September 1994.  Such cancellation shall however be without prejudice to the rights of BK to receive any monies due but not yet paid under that Development Agreement, and to the rights of the Developer to benefit from all approvals granted to it under the said Agreement and to proceed to develop and open for business all Outlets pursuant to such approvals but so that the Franchise Agreement and commercial terms in respect thereof shall be as provided in this Agreement.

(3)                                 If there is a conflict between the rights and obligations of a party under this Agreement and under any of the Franchise Agreements, or under any Exhibit or Schedule to this Agreement, the provisions contained in the body of this Agreement will control.

ARTICLE 19
NOTICES

Any notice, demand, request, consent, approval, designation, specification or other communication given or made, or required to be given or made hereunder, shall comply with the requirements of Turkish and Swiss law as regards language, form, method of service and any other matter laid down by Turkish and Swiss law.  If and to the extent that Turkish or Swiss law imposes no specific requirement, all notices and other matters listed above shall be in writing in the English language and shall comply with the procedural requirements of Turkish and Swiss law (which may include a legalised Turkish or Swiss translation) and shall be hand-delivered or sent by registered airmail, postage fully prepaid (or, if permitted by Turkish and Swiss law, by electronic mail) addressed to:

On behalf of BK:                                                                                                                                                  Burger King Europe GmbH
Inwilerriedstrasse 61, 6340 Baar
Switzerland
Attention: David Shear, President

e-mail: dshear@rbi.com
and copied to:
Burger King Corporation
5505 Blue Lagoon Drive
Miami, Florida 33126
Attention: Legal Department

On behalf of the Developer:                                                                                         Tab Gida Sanayi Ve Ticaret AS (Tab Food Industry and Trading Inc.)
Emirhan Cad. No: 109

Atakule 34349 Dikilitaş / Beşiktaş

İstanbul
Turkey
Attention: Korhan Kurdoglu/ Erhan Kurdoglu/ Ekrem Özer

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On behalf of TFI:                                                                                                                                                TFI TAB Gıda Yatırımları A.Ş.
Emirhan Cad. No: 109

Atakule 34349 Dikilitaş / Beşiktaş

İstanbul
Turkey
Attention: Korhan Kurdoglu/ Erhan Kurdoglu/ Ekrem Özer

or to such other address or person as each Party may hereafter designate by notice.

ARTICLE 20
NON-WAIVER

Failure of any Party hereto to insist upon substantial performance of any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach or default of the terms or provisions of this Agreement, nor shall acceptance by BK of any money paid on behalf of the Developer under this Agreement or under any Burger King Franchise Agreement after any breach or default by the Developer of any one or more of the terms or provisions of this Agreement or any Burger King Franchise Agreement, whether before or after notice to or knowledge of the breach or default by BK, constitute a waiver by BK of such breach or default.

ARTICLE 21
HEADINGS AND ARTICLE TITLES

The headings as to contents of particular articles are inserted only for convenience and reference and are in no way to be construed as part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

ARTICLE 22
RELATIONSHIP OF PARTIES

(1)                                 Nothing in this Agreement shall be construed to make the Parties to this Agreement or any of them agents, partners or joint venturers.  Neither the Developer nor TFI is in any way the agent of BK and must not hold itself out as such.

(2)                                 BK hereby appoints its Affiliates now or in future located in Europe or the Middle East to do on BK’s behalf all things connected with this Agreement as fully as BK could itself do provided that BK shall not in so doing be released from its primary obligation to comply with the terms of this Agreement.

ARTICLE 23
GOVERNING LAW AND LANGUAGE

(1)                                 The validity, construction and performance of this Agreement will be governed and interpreted in accordance with the laws of Switzerland.

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(2)                                 Any dispute arising in connection with this Agreement shall be finally settled under the dispute resolution procedure set out in Article 30.

(3)                                 Notwithstanding the above either Party may, when seeking an injunction or other interlocutory relief, apply to the courts of Turkey or Switzerland for such purpose.

(4)                                 The English version of this Agreement shall alone govern all matters of interpretation of this Agreement.

ARTICLE 24
TRADEMARKS AND TRADE NAMES

(1)                                 The Developer acknowledges that it has no part in the creation or development of the Burger King Marks (as defined in the Article 1) and disclaims any right or interest therein, or to the goodwill derived therefrom.

(2)                                 The Developer shall immediately refer any threat or challenge to the validity, right or usage of the Burger King trademarks, trade names, patents or copyrights (which it becomes aware of) to BK, which shall have the sole right to defend the same.

(3)                                 The Developer shall not use any names, trademarks or trade names of BK or any variations or abbreviations thereof in any manner without prior written authorisation from BK.

(4)                                 BK warrants that, as of the date of this Agreement, it has registered the trademarks in the Territory listed at Annex 7.

(5)                                 As of the date of this Agreement, BK warrants that it has not granted any franchise or similar rights with respect to the Territory to any party other than the Developer, except rights granted to the U.S. Army and Air Force Exchange Service with respect to present or future U.S. military establishments, including their adjacent housing areas and support areas located in the Territory.

(6)                                 Except as set forth in 24(4), BK makes no express or implied warranty with respect to the validity of any of the Burger King Marks.  The Developer acknowledges that the Developer may be conducting business utilising Burger King Marks which have not been registered and that registration may not be granted for unregistered marks and that some of the Burger King Marks may be subject to use by third parties unauthorised by BK.

(7)                                 The Developer agrees to join and assist BK in the defence of any action relating to the right to use or the validity of the Burger King Marks or any other intellectual property of BK, and BK agrees to indemnify the Developer for reasonable costs and expenses reasonably incurred in assisting BK in defence of such action, provided that BK shall have the right to select the attorney who will represent the Developer in the action.  The Developer shall not institute any legal action or other kind of proceeding based upon the Burger King Marks or any other intellectual property rights of BK without the prior written approval of BK.

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ARTICLE 25
COMPETITION

(1)                                 The Developer acknowledges and agrees that the Burger King System is unique, especially in the areas of building design, food preparation format, service format, menu, training program, store operations and related manuals, bookkeeping and export formats, marketing and advertising formats and in certain other areas not listed above, and has valuable goodwill which it develops and maintains pertaining to the foregoing.  The Developer has no proprietary interest in the Burger King System.

(2)                                 The Developer warrants that it has no interest directly or indirectly in any fast food hamburger business anywhere in the world except under licence from BK and except for own-brand operations in Northern Cyprus.

(3)                                 (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

(4)                                 Nothing in this Agreement shall prohibit the Developer from (a) operating existing, or opening and operating new restaurants, anywhere in the world in respect of the Usta Dönerci®, Sbarro®, Popeyes® and Burger King® brands, provided, however, that in the case of the Popeyes® and Burger King® brands, the foregoing shall not constitute approval or a waiver of any rights granted to BK or its Affiliates under any agreements between any such parties and the Developer and its Affiliates, (b) operating existing restaurants in respect of the Burger City® brand in Northern Cyprus, or (c) operating existing, or opening and operating new restaurants, in respect of the Arby’s® brand in the Turkey Territory.

(5)                                 Notwithstanding the above, BK shall not unreasonably withhold its consent to any acquisition in the Territory of one or more going concerns for conversion to the Burger King format where some parts of that concern may for a period of time require to be run under some other brand, provided (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

ARTICLE 26
SURVIVAL

The expiry or termination of the Development Rights granted hereby shall be without prejudice to any rights which shall have accrued to the Parties prior to the date of such termination, shall not affect or diminish the binding force or effect of any provision of this Agreement which expressly or by implication shall come into force or continue in force after termination and shall not release the Developer from obligations to pay any sums due under this Agreement.

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ARTICLE 27
ADVERTISING FUND

(1)                                 BK reserves the right but shall have no obligation to operate an advertising fund system in the Territory.  In the absence of an advertising fund operated by BK, the Developer shall ensure that all Controlled Subsidiaries as well as the Developer work in unison to expend advertising and promotional monies, together with all monies due from Sub-franchisees for advertising and promotional purposes, in compliance with the relevant provisions of this Agreement, the Franchise Agreements and the Global Marketing Policy.

(2)                                 Subject to the other provisions of this Article, including Article 7A, the Developer and each Controlled Subsidiary and Sub-franchisee in the Territory will allocate (a) 5% of the aggregate monthly Gross Sales in respect of, and for the entire term of, their respective Franchise Agreements and Sub-franchise Agreements for their Existing Outlets, (b) 5% of the aggregate monthly Gross Sales in respect of, and for the entire term of, their respective Franchise Agreements and Sub-franchise Agreements for renewals of Existing Outlets prior to the Effective Date, and (c) 4% of the aggregate monthly Gross Sales in respect of, and for the entire term of, their respective Franchise Agreements and Sub-franchise Agreements for renewals of Existing Outlets after the Effective Date (subject to complying with all of the conditions for renewing a Franchise Agreement or Sub-franchise Agreement for an Existing Outlet, including remodelling the Outlet to Current Image and paying the Franchise Fee to BK) and for each Company Outlet and Sub-franchised Outlet opened after the Effective Date (such amounts, the “Advertising Contributions”).  The Advertising Contributions will be remitted into a fund (which, for the avoidance of doubt, does not need to be a separate cash account) (the “Advertising Fund”) to be used for advertising and marketing in accordance with the terms of this Agreement.  The Developer will manage the Advertising Fund in accordance with this Agreement, the Franchise Agreement and the Global Marketing Policy.

(3)                                 The Developer will remit to BK from the Advertising Fund, on a monthly basis, an amount equal to 0.1% of aggregate monthly Gross Sales of all of the Outlets in the Territory (whether operated by the Developer, the Controlled Subsidiaries or the Sub-franchisees) to fund the BK Global Initiatives (the “Developer Contribution”).  For the avoidance of doubt, the Developer Contribution is remitted from the available Advertising Fund (and, therefore, is not to be remitted from any funds additional to or separate from the Advertising Fund).

ARTICLE 28
SUPPORT

(1)                                 The following services will be made available by BK unless provided otherwise herein:

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(i)                                     Food, Drink, Premiums, Packaging, Equipment and Distribution

BK provides to the Developer:

BK confidential Product Specifications for local suppliers;

BK Supply Quality Assurance Policies and Procedures for local suppliers and distributors;

Basic supplier approval criteria regarding safe health and hygiene practice and product specifications, for pre-screening potential suppliers and distributors.

Supplier and distributor facility audits and certification of local supplier and distributor facilities in relation to health and hygiene practice in those cases where a material benefit to the Developer in terms of service, quality, price or otherwise of such certification has been clearly demonstrated to BK.

Advice to local suppliers on corrective actions necessary to comply with minimum quality assurance standards;

Supply Quality Assurance inspections of local supplier manufacturing and distribution facilities to verify continuing compliance with BK Quality Assurance Policies and Procedures and Product Specifications.

BK provides support to the Developer

In maintaining a supply base for food, packaging and consumable items, and kitchen equipment, designed to maintain BK standards for quality, hygiene and safety.

To take advantage of supply agreements and prices available from other approved Burger King suppliers outside of the Territory to obtain the lowest costs feasible for the approved food and packaging items.

(ii)                                  Operations

Provide the services of a franchise sales and service manager or equivalent based outside the Territory to advise and consult with the Developer on matters regarding the operation of the Restaurants covered by this Agreement.  This manager will be the principal contact for the Developer and conduit to other support services within BK.

Provide Restaurant operating manual and training manuals in English.

(iii)                               Development (Real Estate and Construction)

Provide the Developer standard European Restaurant plans for use by the Developer’s architect for adaptation to local standards.

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Provide the Developer’s architect with access to BK’s construction department to familiarise it with BK’s plans, specifications and building methods.

Approve/disapprove sites submitted by the Developer for approval.

(iv)                              Marketing/Promotion

Work with the Developer to establish a marketing plan (which must be approved by BK) including creative media selection and research.  Assist the Developer in developing marketing strategies in line with Burger King’s strategies for Europe and the Middle East.

Without prejudice to the terms of the Franchise Agreements, BK shall have the right to approve all advertising creative, and all advertising budgets.

(v)                                 Training

Provide crew training materials in English.  Training of crew members is the Developer’s responsibility.

(2)                                 During the course of each Franchise Agreement the above support services will be provided together with the following:

(i)                                     Provide periodic supply audits to monitor compliance with product specifications and maintenance of acceptable working practices and quality and cost controls.

(ii)                                  Provide updates in the English language to the operational manual.

(iii)                               Periodically carry out Restaurant audits to confirm operating procedures, cleaning, hygiene and storage practices.

(iv)                              Transmit details of new product development deemed suitable for the Territory.

(v)                                 Provide access to marketing materials, artwork, packaging, etc. always subject to geographical limitations imposed by third party licensing requirements.  Make available Burger King’s relevant research data.  Review results of the Developer’s own marketing research plans.

(vi)                              Provide standard Burger King training to Senior Operations Manager

(3)                                 The Developer shall provide, at no cost to BK:

(i)                                     a high calibre professional purchasing and distribution manager, on the Developer’s staff, who shall represent the Developer in contacts with BK regarding development of local supply, distribution and importation of ingredients, pre-screening of local suppliers and distributors, based on BK criteria provided to the Developer;

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(ii)                                  legality checks, customs and duties clearances, health certificates, and import approvals from local authorities for all imported products; and

(iii)                               initial set-up and ongoing product purchasing relationships with local suppliers; product ordering and inventory control for all stock in compliance with BK quality assurance policies and normal shelf life standards; and maintenance of all commercial relationships between the Developer and local suppliers and distributors;

ARTICLE 29
FORCE MAJEURE

(1)                                 A Party is not liable for a failure to perform or a delay in the performance of any of its obligations in so far as it proves that:

(i)                                     the failure or delay was due to an impediment beyond its control, and

(ii)                                  it could not reasonably be expected to have taken into account the impediment and its effects upon its ability to perform at the time of the conclusion of the contract, and

(iii)                               it could not reasonably have avoided or overcome it or its effects.

(2)                                 The events under Article 29(1) above include without limitation an act of God, labour strike, war or civil unrest and exchange control restrictions imposed by the Turkish government.

(3)                                 A Party seeking relief shall, as soon as practicable after the impediment and its effects upon its ability to perform become known to it, give notice to the other Party of such impediment and its effects on its ability to perform.  Notice shall also be given when the ground of impediment ceases.  Failure to give either notice makes the Party thus failing liable in damages for loss which otherwise could have been avoided had the relevant notice been given.

(4)                                 A ground of relief under this Article relieves the Party failing to perform from liability in damages, from penalties and other contractual sanctions and from the duty to pay interest on money owing as long as and to the extent that the impediment subsists.

(5)                                 Immediately after the receipt of the notice informing the impediment, the Parties will enter into meaningful and fruitful negotiation with a view to agreeing how to overcome the consequences of the impediment and/or adapt the Agreement to the new conditions occurred as a consequence of the impediment within 90 days following the notification of the impediment.  However, the Parties may extend the 90 days period by mutual written agreement.

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(6)                                 If the Parties cannot reach an agreement or if the grounds of relief subsist for more than 90 days, either Party shall be entitled to have recourse to arbitration in accordance with the terms of Article 30.

ARTICLE 30
DISPUTE RESOLUTION

(1)                                 If any dispute, controversy or claim arises out of or in connection with this Agreement, including the breach, termination or invalidity of this Agreement or any non-contractual obligations or liabilities arising out of, or in connection with, this Agreement (“Dispute”), any Party shall serve formal written notice on the other Party that a Dispute has arisen and describing the nature of such Dispute (“Notice of Dispute”).  Delivery by any Party of a Notice of Dispute shall toll the limitation period applicable to such Dispute for the time periods described in Article 30(2) and 30(3).

(2)                                 The disputing Parties shall use all commercially reasonable efforts for a period of 30 Days from the date on which the Notice of Dispute is served by one Party on the other Party (or such longer period as may be agreed in writing between the Parties) to resolve the Dispute on an amicable basis.

(3)                                 If the disputing Parties fail to resolve the Dispute by amicable negotiation within the time period referred to in Article 30(2), the Dispute shall be referred to the President of the Region of BK, or his or her designee, on behalf of BK and the Chief Executive Officer of the Developer, or his or her designee, on behalf of the Developer, who shall attempt, for a period of 30 Days from the expiry of the time period referred to in Article 30(2) to resolve the Dispute.  If such executives are unable to resolve the Dispute within the stated time period (or such longer period as may be agreed in writing between the Parties), any disputing Party may serve notice in writing on the other disputing Party that the Dispute shall be exclusively submitted to final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in effect on the date of commencement of the arbitration (the “ICC Rules”), which rules are deemed to be incorporated by reference into this Article 30(3).  The Parties undertake to each execute and perform, on a timely basis, all such agreements, documents, assurances, acts and things and to exercise all powers and rights available to them, including the giving of all information and documentation reasonably requested, the convening of all meetings, the giving of all waivers and the passing of all resolutions reasonably required to ensure the enforceability of any final award of the arbitral panel in any jurisdiction where such enforceability is sought.

(4)                                 Notwithstanding the foregoing, a disputing Party shall be entitled to interim or conservatory measures pursuant to the ICC Rules, including, but not limited to, temporary injunctive relief, to preserve or restore the status quo between the Parties, if absent such measures the timeline set forth in this Article 30 shall materially prejudice such Party.

(5)                                 The arbitral panel shall be composed of three arbitrators to be appointed in accordance with the ICC Rules.  The place of arbitration shall be Zurich, and the language to be used

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in the arbitral proceedings shall be English, and all documents attached to filings submitted to the arbitral panel are to be translated from their original language into English unless expressly waived by the arbitral panel in consultation with the Parties.  All submissions to the arbitral panel, save any documents attached to such submissions as set forth in this Article 30(5), shall be submitted in English.

(6)                                 The arbitral panel shall: (i) have the exclusive authority to decide any issues regarding the applicability, interpretation, formation or enforcement of this Agreement (including determining the arbitrability of any Dispute); (ii) be empowered to grant legal and equitable remedies (including injunctive relief) in connection with any Dispute submitted to arbitration; and (iii) issue a reasoned final award after making a determination on the merits of any such Dispute.  The arbitral panel shall award the prevailing party in the arbitration the reasonable attorneys’ fees and costs (including expert costs) incurred in connection with the arbitration and any related proceedings to enforce the arbitration award.

(7)                                 Any final award entered by the arbitral panel shall be the final, binding and exclusive determination of any Dispute submitted to arbitration, and may be entered in any court having jurisdiction and any court where any party to the arbitration or its assets are located.  Neither a party to an arbitration nor the arbitral panel may disclose the existence, subject matter, content or results of any arbitration without the prior written consent of all Parties, unless to protect or pursue a legal right or as may otherwise be required by applicable law, Canadian or US franchise disclosure requirements, franchise disclosure requirements of the Territory (or other foreign equivalent applicable in the circumstances) or disclosure requirements of the US Securities and Exchange Commission, the Ontario Securities Commission, or any applicable foreign equivalent, or any stock exchange on which the equity securities of a Party or its affiliates may be listed or any other Authority.

(8)                                 An arbitral tribunal constituted under this Agreement may, at the request of a party to the arbitration proceeding, consolidate the arbitration proceeding with any other arbitration arising under this Agreement or a Franchise Agreement or, if all of the parties to the dispute agree, a Sub-franchise Agreement, if the arbitration proceedings raise common questions of law or fact, and consolidation would not prejudice the rights of any party.  If two or more arbitral tribunals under these agreements issue consolidation orders, the order issued by the arbitral tribunal first constituted shall prevail.

(9)                                 The Parties agree that irreparable damage, for which there would be no adequate remedy at law, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and each Party shall be entitled to injunctive relief to prevent breaches of this Agreement by the other Party, or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which a Party is entitled at law or in equity.  Each of the Parties hereby waives, in any action for specific performance or other equity remedy (including for injunctive relief), the defence of adequacy of a remedy at law.

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ARTICLE 31
[Intentionally Omitted]

ARTICLE 32
SUB-FRANCHISING — FINANCIAL TERMS

(1)                                 The Developer (but not any Controlled Subsidiary) is hereby granted the exclusive right to grant sub-franchises in accordance with the terms of this Agreement (including for the avoidance of doubt, the form of Franchise Agreement attached at Annex 1 hereto).

(2)                                 The Developer shall not grant any Sub-franchise Agreement in respect of any Outlet unless each of the following conditions has been fulfilled.

(i)                                     The Sub-franchisee shall be either:

(a)                                 an individual person, or

(b)                                 a company which is controlled by an individual person or by a family who hold(s) not less than 50% plus one share of all classes of equity shares in the said company and personally guarantee(s) the obligations of the company as sub-franchisee.

(ii)                                  In respect of the first ten persons or companies to which sub-franchises are granted:

(a)                                 in the case of persons, BK shall have been given all such information as BK may reasonably require, including the information required by BK’s standard form of franchise application used for individual persons, with such modifications as may in BK’s reasonable opinion be appropriate for a sub-franchise;

(b)                                 in the case of a company, BK shall have been given all such information as BK may reasonable required regarding the company and its shareholders including the information required by BK’s standard corporate franchise application form, appropriately modified; and BK shall have met with and interviewed each individual and any shareholder of any company holding 20% or more of any class of equity, as well as the managing director and operations director of any company.

(iii)                               All Sub-franchisees must comply with the criteria for franchisee selection set out in Annex 2.  Accordingly the Developer must evaluate each franchisee against each of these criteria before the grant of any franchisee agreement or preliminary agreement and shall not grant any franchise or preliminary agreement to any sub-franchisee which does not comply fully with such criteria without the prior written consent of BK.

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(iv)                              The Developer shall have ownership of the Outlet and/or a lease of the Outlet at least equal to the term of the Franchise Agreement granted to it by BK.

(v)                                 In the case of an individual franchisee, the franchisee shall have executed the form of Sub-franchise Agreement set out in Annex 5 of this Agreement.  In the case of a corporate franchisee, the franchisee, and each shareholder holding twenty percent or more of any class of equity in the franchise company shall have executed the form of Sub-franchise Agreement set out in Annex 5.  In each case, the terms of such Sub-franchisee Agreement shall be consistent with the terms of this Agreement (even if that requires changes to the form of Annex 5).

(vi)                              The Sub-franchise Agreement shall only be granted in conjunction with an agreement whereby the Sub-franchisee becomes the subcontractor of the Developer, having both the right and obligation to operate a Burger King restaurant at the said Outlet for the duration of the sub-franchise.

(vii)                           The Developer shall first have secured all necessary permits for the grant of the said subcontracting agreement including the permission of any landlord and/or administrative authority as may be required.

(viii)                        The Developer shall have substantially complied with the franchising guidelines in relation to the proposed Sub-franchisee as set out in Annex 3 to this Agreement, with only such modifications as may previously have been agreed with BK.

(ix)                              The Sub-franchisees and its managers shall have successfully undergone training by the Developer and at the Sub-franchisee’s expense in accordance with BK’s standard policies in force in the Region or a substantial part of the Region.

(x)                                 The Developer shall have provided the Sub-franchisee, before the Sub-franchisee has committed to take a Sub-franchise, with a profit and loss account for the Outlet covering (at least) the most recent twelve months (unless the Outlet has been traded for less than twelve months, in which case the account shall cover all months traded).  The said profit and loss account shall be prepared on a consistent basis and in accordance with generally accepted accounting principles in Turkey and show a true and fair picture.

(xi)                              No Sub-franchisee shall be granted more than (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.).  This shall not be circumvented by the use of separate companies.

(xii)                           A Sub-franchisee who directly or through one or more companies holds three or more Sub-franchises must have a “group manager”.  Where more than six Sub-franchises are held, the Sub-franchisees must have two “group managers”.  A “group manager” may either be the individual Sub-franchisee or a suitably qualified employee.  The group manager shall have day to day responsibility for overseeing the operations of the restaurants in the group.

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(xiii)                        The Developer shall provide to all Sub-franchisees the ability to verify on a regular basis (either directly or by the use of third party auditors) the amounts received and expended by the Developer by way of marketing, advertising or sales promotion.

(3)                                 The duration of each Sub-franchise Agreement shall not extend beyond the duration of the Franchise Agreement granted by BK to the Developer in respect of the Outlet, and may be shorter.  For the avoidance of doubt, in the event that the Sub-franchisee Agreement expires or is terminated for any reason other than that caused by an impediment as described in Article 29 of this Agreement headed Force Majeure, this shall not affect the obligations of the Developer under the corresponding Franchise Agreement with BK and the Developer shall either:

•                                          take up operation of the business of operating a Restaurant and shall continue to exercise its business for the duration of the Franchise Agreement and in accordance with its terms;

•                                          grant a new sub-franchise to another Sub-franchisee for the relevant Outlet; or

•                                          to the extent that Article 32(16) applies, close the Outlet in accordance with Article 32(16).

(4)                                 The Developer or the Sub-franchisees shall, prior to granting the said Sub-franchisee have fitted out the Outlet with all necessary fixtures and fittings and shall throughout the duration of the Sub-franchise remain the owner vis-à-vis the Sub-franchisee of all fixtures in the Outlet.  The Developer may conduct business with its Sub-franchisees in such a way that the Sub-franchisees are the owners of all equipment and loose fittings within the Outlet, other than those which are fixtures, or so that the Sub-franchisee may lease the same from a third party.

(5)                                 It shall be the responsibility of the Developer, and in no way the responsibility of BK, to satisfy itself that the Sub-franchisee is suitable to be a Sub-franchisee of the Developer, and in particular that the Sub-franchisee has sufficient liquid assets to fund the operation of the business; furthermore that the financial and other terms of Sub-franchise Agreement between the Developer and the Sub-franchisee are, such as to render it reasonably likely that the Sub-franchisee will be able to operate its business at the Outlet profitably and for the duration of the Sub-franchise Agreement.  In approving Sub-franchisees, and/or Outlets, and in agreeing the terms of this Agreement and the forms of Sub-franchise Agreement, BK shall not make and shall not be deemed to make any representation, warranty or other promise whatsoever to the Developer regarding the success of its sub-franchising activities, the suitability or otherwise of the forms of Sub-franchise Agreement, the success or otherwise of any Sub-franchisee, the suitability of any Outlet, and/or the suitability of any Sub-franchisee to operate a Burger King franchise.  This Article 32(5) shall be entirely without prejudice to the provisions of Article 15 of this Agreement.

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(6)                                 The consideration for the grant of each Sub-franchisee shall be as follows:

•                                          Royalty (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) (as defined in the forms of Sub-franchise Agreement);

•                                          Advertising Fund contribution 4% or 5% of Gross Sales, as set out in Article 27(2);

•                                          Franchise fee (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) or its equivalent, subject to Article 7A(7);

•                                         All cost, expense relating to the developing the sites and of construction of the              Outlet; and

•                                          The rentals of the Outlet.

In addition, the Developer may charge an additional Assistance Services Contribution up to (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) throughout the duration of such franchise.

The Developer shall not make any other charge for the grant of any sub-franchise or related right without the prior written consent of BK.

The Developer shall upon request from BK promptly disclose to BK all franchise fees, royalties, advertising contributions, rentals and other payments paid or payable by the Sub-franchisee either initially in respect of the grant, or subsequently during the course of the Sub-franchise Agreement so that BK may know to the fullest extent possible what revenues are derived by the Developer and its affiliates from the Sub-franchise.

(7)                                 At the time of executing this Agreement, the Parties have agreed that Sub-franchise Agreements shall be in substantially one or other of the formats set out in Annex 5 hereto, provided that the terms of such Sub-franchisee Agreement shall be consistent with the terms of this Agreement (even if that requires changes to the form of Annex 5).

(8)                                 The form of Sub-franchise Agreement may to some extent limit the responsibilities of the Developer vis-à-vis its Sub-franchisees, but as between BK and the Developer, the Developer agrees that it shall throughout the term of each and every Sub-franchise Agreement provide to the Sub-franchisee the services set out in Annex 4 to this Agreement.

(9)                                 If and as long as any Sub-franchise Agreement remains in existence, the Developer shall provide BK with the following information, which shall be in addition to and not in substitution for any other information which the Developer is obligated to supply to BK either by the terms of this Agreement, or by any Franchise Agreement subsequently

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entered into by the Developer.  References in the following to “months” are references to BK’s monthly accounting period:

•                                          Within 15 days of the end of each month, a list of all new Sub-franchises granted, including: BK number, full address, and name and address of the sub-franchisee;

•                                          Within 28 days of the end of each month, a copy of the executed Sub-franchise Agreement;

•                                          Upon demand by BK at any time, which demand shall be made reasonably, a copy of the Sub-franchise Agreement and any other contractual arrangement between the Developer and the Sub-franchisee;

•                                          Within five days of the end of the month, a statement of Gross Sales achieved in each Outlet within the Territory whether operated by the Developer, a Controlled Subsidiary or a Sub-franchisee;

•                                          Within 15 days of the end of each month, a list of all Sub-franchisees who are in late in payment of any sum due to the Developer, together with the amount and nature of the sum(s) in question;

•                                          Within 15 days of the end of each month, a brief description of any material breaches of the terms of any Sub-franchise Agreement, together with a brief description of any corrective action taken by the Developer and/or proposed to be taken by the Developer; and

•                                          Within 15 days of the end of each month, an account of all monies received and spent on advertising and promotion, and a brief description of the activities upon which such monies have been expended and the marketing areas in which it has been expended.

(10)                          Each Sub-franchise Agreement shall inter alia require the Sub-franchisee to admit access to the Outlet at all reasonable times by BK, by any Affiliate of BK, or any other representative or agent of BK as well as the Developer for all purposes relevant to the Franchise Agreement between BK and the Developer in respect of such Outlet; and the Developer shall procure that the Sub-franchisee permits such right of access to be freely exercised and shall co-operate with BK in all matters which BK may reasonably require or have the Sub-franchisee do or refrain from doing in relation to the said Outlet provided that BK’s or the Developer’s requirements shall be consistent with the terms of this Agreement, and/or the Franchise Agreement between BK and the Developer in respect of such Outlet.

(11)                          The Developer shall take all such steps as may be reasonable to ensure that each and every Sub-franchisee complies fully with the terms of the Sub-franchise Agreement and does nothing which is calculated or likely to damage the reputation of the Burger King brand.  In taking action against Sub-franchisees the Developer shall act with appropriate commercial prudence and shall itself do nothing which is calculated or likely to damage

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the Burger King brand or System.  In case BK believes that a Sub-franchisee is conducting business in the Outlet in a way which is inconsistent with this Agreement, or the Franchise Agreement between BK and the Developer, and/or is acting in a way which is calculated or likely to cause damage to the reputation of the Burger King brand or System, BK may require the Developer to take such remedial action as BK may reasonably specify, and the Developer shall take such action with all reasonable speed at the Developer’s expense.  Such action may, if BK so requires, include terminating the Sub-franchise Agreement or taking such other action as may be appropriate to ensure that the Developer resumes operation of the Outlet.

(12)                          Without limiting the provisions of Article 10, BK shall be entitled, in accordance with its standard procedures in force in the Region or a substantial part of the Region from time to time in force applied to the relevant Sub-franchisee, to direct the Developer to withdraw franchise approval (or to refrain from granting franchise approval) and not to grant any new franchise or preliminary agreement to any Sub-franchisee which BK considers not to be entitled to operational approval or legal approval as those terms are used in the said Expansion Policy.

(13)                          Subject to the provisions of Article 29 of this Agreement, without prejudice to the provisions of Article 10 or 11, in the event that any Sub-franchised Outlet has a Restaurant Excellence Visit or REV score below 80% of the average REV score of all Restaurants in the Region (as a whole) for one year, BK may require the Developer to take over the operation of the relevant Outlet.  Unless the Outlet is permitted to be closed in accordance with the provisions of Article 32(16) below, the Developer within three months of receiving a notice to that effect shall either:

•                                          take up operation of the business of operating a Restaurant and shall continue to exercise its business for the duration of the Franchise Agreement and in accordance with its terms; or

•                                          grant a new sub-franchise to another Sub-franchisee for the relevant Outlet.

For these purposes “REV” shall mean the measurement system from time to time operated by BK in the Region to evaluate performance and improve operations.  The REV is broken down into two parts:  Brand Standards and Food Safety.  Brands Standards evaluates seven areas:  C.A.R.E., Speed of Service, Cleanliness, Food Quality, Profitability and Shift Management, Training and Repair and Maintenance.  Food Safety evaluates adherence to BK’s food safety standards.  The REV will produce one composite score, which is the average of an Outlet’s Brands Standards and Food Safety score.  If at any time BK does not apply the same system in the Region, then the figure of 85% shall be applied to the average REV score of Outlets in the Turkey Territory.

(14)                          Acts or omissions on the part of any Sub-franchisee shall be deemed as acts or omissions of the Developer for all purposes connected with this Agreement and BK shall have no liability whatsoever to the Developer in respect of any act or omission of any Sub-franchisee, unless BK shall have directed the Sub-franchisee to take such act or make such omission.

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(15)                          The Developer shall hold BK harmless and indemnify BK against claims made by any Sub-franchisee against BK on grounds which directly or indirectly relate to the following alleged matters:

(i)                                     any misrepresentation or non-disclosure of information relating to the Burger King brand, System or Marks, the relationship between BK and the Developer and/or any matter relating to the Sub-franchise Agreement or subcontracting agreement or any information provided to the Sub-franchisee;

(ii)                                  any failure by the Developer to fulfil any obligations which it has accepted vis-à-vis BK in this Agreement;

(iii)                               any failure to perform any obligation owed by the Developer to the Sub-franchisee in its capacity as master franchisor and/or granter of a Sub-franchise Agreement or in any way related to the relationship under which the Sub-franchisee operates and Outlet unless the failure is due to BK’s failure and/or delay to perform any obligation owed to Developer or any deed of BK have directed the Developer to take such act or make such omission; and

(iv)                              actions taken by the Developer to enforce the terms of any Sub-franchise agreement and/or terminate any Sub-franchise Agreement unless such actions have been taken in a manner consistent with the requirements of BK.

(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

ARTICLE 33
RECORDS RETENTION AND RIGHT OF AUDIT

(1)                                 The Developer shall, and shall ensure that its Controlled Subsidiaries and Sub-franchisees shall, maintain full and complete records of all matters relating to the performance of the terms of this Agreement, each Franchise Agreement and each Sub-franchise Agreement, including without limitation, records of all Gross Sales, all monies contributed by the Developer and/or its Controlled Subsidiaries or received from Sub-franchisees for advertising and promotional purposes, all expenditure on advertising and promotional purposes and all monies received by way of franchise fees and royalties from Sub-franchisees.  The Developer shall maintain these records for a rolling period of not less than five years and shall upon the reasonable request of BK make available copies of such records for inspection by BK.

(2)                                 The Developer shall, and shall ensure that its Controlled Subsidiaries and Sub-franchisees shall, permit BK, its Affiliates, and their representatives and agents at all reasonable times to audit all books of account and all records of the Developer and/or the Controlled Subsidiaries and/or Sub-franchisees, to the fullest extent, for the purposes of enabling BK to ascertain compliance by the Developer with all aspects of the terms of this Agreement and each Franchise Agreement entered into by it, and by the Controlled Subsidiaries and of any Sub-franchise Agreements into which the Developer may enter.

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(3)                                 The Developer shall not, and shall ensure that its Controlled Subsidiaries and Sub-franchisees shall not, do anything which may be calculated or likely to delay or hinder or make more difficult the conduct of any such audit.

(4)                                 BK or such person as may conduct the audit shall be entitled to take copies of any materials, relevant to the audit and to remove the same from the premises where they are located.

ARTICLE 34
[Intentionally Omitted]

ARTICLE 35
CONFIDENTIALITY AND DISCLOSURE

(1)                                 The Developer and TFI acknowledge that, until such time as this Agreement (as redacted) becomes publicly available without breach of their confidentiality obligations contained in this Article 35, this Agreement is a confidential agreement between themselves and BK.  Without prejudice to the general confidential nature of this Agreement, the Developer and TFI acknowledge that, until such time as this Agreement (as redacted) becomes publicly available without breach of their confidentiality obligations contained in this Article 35, particularly serious damage could be done to BK if information regarding the commercial terms of this Agreement and/or the Development Schedule, or details regarding the Developer’s right to extend the agreement and/or the Developer’s right to be granted extended Franchise Agreements, were disclosed to any third party.

(2)                                 Neither BK nor the Developer, nor TFI, shall make any press release or similar public statement in any way concerning this Agreement or its terms without the consent of the other parties to this Agreement.

(3)                                 Notwithstanding the provisions of Article 35(1) above, the Developer and TFI may make disclosure to the extent and subject to the express conditions set out below:

(a)                                 The Developer and TFI may disclose the existence and terms of this Agreement to the extent that they are required by law to do so.

(b)                                 The Developer and TFI may disclose the existence and terms of this Agreement to their auditors to the extent that they are required to do so by generally accepted accounting principles under which audits are conducted in Turkey, subject to first obtaining an undertaking of confidentiality their auditors under which their auditors undertake to disclose the terms of this Agreement only to the extent required by law or by generally accepted accounting principles in Turkey.

(c)                                  The Developer and TFI may disclose the existence and terms of this Agreement to their bankers and professional advisers subject to obtaining a prior undertaking from such persons not to disclose or permit disclosure

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of the terms of this Agreement to any third party except as required by law, without first obtaining the prior written consent of BK.

(d)                                 TFI and the Developer may inform third parties freely that they hold Development Rights in the Territory subject to the exceptions listed earlier in this Agreement, to Sub-franchisees and potential Sub-franchisees, property owners, developers, and other persons having a legitimate interest in knowing this fact.

(e)                                  The Developer may disclose the terms of this Agreement on a strict need to know basis to Sub-franchisees and potential Sub-franchisees, consistent with the fact pack for Franchisees and potential Sub-franchisees previously agreed between the Developer and BK.

(f)                                   BK acknowledges in general terms that some or all of the terms of this Agreement may in practice need to be disclosed if the Developer is to be the subject of a public offering of its shares, but before any prospectus is issued, BK shall be entitled to approve the prospectus, among other things, in terms of the level of disclosure that it gives.

(g)                                  Any of the Parties may disclose the existence and the terms of this Agreement to the extent that such information becomes public as a result of the IPO or otherwise without breach of its confidentiality obligations contained in this Article 35.  For the avoidance of doubt, neither TFI nor the Developer may so disclose any information in the Agreement that has been redacted from the copy filed with the Securities and Exchange Commission in connection with the IPO.

(4)                                 Further, notwithstanding any other provision of this Agreement, the Parties shall be entitled to make such disclosures of information as are required by applicable Law, the rules and regulations of the US Securities and Exchange Commission or any applicable foreign equivalent, or any stock exchange on which the Equity Securities of a Party or its affiliates may be listed, provided that the disclosing party notifies, to the extent legally permitted, the non-disclosing party of such requirement as soon as possible after it becomes aware of such requirement.

(5)                                 TFI and the Developer shall take all practical steps to preserve the confidentiality of this Agreement on the basis set out above.

ARTICLE 36
VARIATION OF EXISTING FRANCHISE AGREEMENTS

Each Franchise Agreement executed before the 5 June 2002 shall be deemed varied as follows:

(1)                                 By the deletion of paragraph 9-12 inclusive of Clause 15 (Disposal) and the substitution of paragraph 8-11 inclusive of Article 15 of this Development Agreement.

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(2)                                 By the incorporation of the definitions of Event of Force Majeure and Force Majeure in Article 1 of this Agreement, as well as Article 29 and Article 40 and the corresponding substantive Articles of this Agreement insofar as they are relevant to such Franchise Agreements.

ARTICLE 37
[Intentionally Omitted]

ARTICLE 38
[Intentionally Omitted]

ARTICLE 39
SURVIVAL OF TERMS

Any provisions of this Agreement which impose an obligation after termination, expansion or non-renewal of this Agreement shall survive the termination, expiration or non-renewal of this Agreement and remain binding on the Parties.

ARTICLE 40
TERRITORIAL PROTECTION FOR OUTLETS FOLLOWING LOSS OF EXCLUSIVITY

In the event that the Developer’s Development Rights granted by this Agreement cease to be exclusive pursuant to the terms of this Agreement, each Outlet then in existence shall enjoy a “zone of exclusivity” extending in a circle around the Outlet, the radius of which shall be one and a half kilometres.  In such event BK shall not for the duration of any franchise in respect of each such Outlet grant any franchise or itself operate an Outlet anywhere within the said circle.

ARTICLE 41
BURGER KING MCLAMORE FOUNDATION

Acknowledging that the Developer may have, as of the Effective Date, existing relationships with certain other charities and foundations, the Parties agree to work together in order to promote the Burger King McLamore Foundation, Inc. (the “Foundation”) in the Territory (through in-restaurant fundraising and promotion or as otherwise agreed upon by the Parties) which may involve working with other charities and foundations in conjunction with the Foundation or under the overall Foundation umbrella, provided that such promotion is permitted by applicable Law and has no negative impact on the Developer’s operations.

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This Agreement is executed by the Parties as of the day and year set forth above.

BK:

/s/ David Chan Shear
SIGNED by David Chan Shear

For and on behalf of

BURGER KING EUROPE GMBH

[Signature Page to the Amended and Restated Development Agreement]

DEVELOPER:

/s/ Korhan Kurdoğlu
SIGNED by

For and on behalf of

TAB GIDA SANAYI VE TICARET AS

TFI:

/s/ Korhan Kurdoğlu
SIGNED by

For and on behalf of

TFI TAB GIDA YATIRIMLARI A.Ş

[Signature Page to the Amended and Restated Development Agreement]

ANNEX 1

FORM OF FRANCHISE AGREEMENT

FRANCHISE AGREEMENT (“Agreement”) dated         ,     .

BETWEEN

Burger King Europe GmbH, a company organized under the laws of Switzerland having its principal place of business at Inwilerriedstrasse 61, 6340 Baar, Switzerland (“BKE”); the party specified as the “Franchisee” in Schedule A (“Franchisee”); and the party or parties specified in Schedule A as a “Co-Debtor” (individually, and collectively, the “Co-Debtor”) and/or as a “Principal” (individually, and collectively, the “Principal”).

INTRODUCTION

A.                                    BKE and its Affiliates have the exclusive right to use the unique BURGER KING® System and the Burger King Marks for the development and operation of quick service restaurants known as BURGER KING® Restaurants throughout the world.

B.                                    BKE is engaged in the business of developing, operating and granting franchises to operate Burger King Restaurants throughout Europe, the Middle East and Africa using the Burger King System and the Burger King Marks and such other marks as BKE may authorize from time to time for use in connection with Burger King Restaurants.

C.                                    BKE has established a reputation and image with the public as to the quality of products and services available at Burger King Restaurants, which reputation and image have been and continue to be unique benefits to BKE and its franchisees.

D.                                    Franchisee recognizes the benefits to be derived from being identified with and licensed by BKE and being able to utilize the Burger King System including the Burger King Marks which BKE makes available to its franchisees.

E.                                     Co-Debtor has agreed to be jointly and severally liable for all claims, which BKE has against the Franchisee under this Agreement, in connection with this Agreement or any other agreement with BKE.

F.                                      Franchisee and Co-Debtor have requested BKE to grant Franchisee a license to operate a Burger King Restaurant at the Location.

G.                                    Franchisee desires to acquire a franchise to operate a BURGER KING Restaurant at the Location for the entire Term specified in this Agreement. Franchisee has had a full and adequate opportunity to be thoroughly advised of the terms and conditions of this Agreement by financial and legal counsel of Franchisee’s own choosing adequately prior to its execution, and is entering into this Agreement after having made an independent investigation of BKE’s operations and not upon any representation as to the profits and/or sales volume which Franchisee might be expected to realize, nor upon any representations or promises by BKE which are not contained in this Agreement.

H.                                   Franchisee and the Developer entered into a Development Agreement with BKE (the “DA”), dated 5 June 2002, as amended on 27 May 2013 and as amended and restated on 22 January 2018, which agreement provides for, among other things, the development of Burger King Restaurants in the Turkey Territory pursuant to the terms and conditions of the DA and BKE, Franchisee and Co-Debtor have agreed that to the extent there is any conflict between the terms and conditions of this Agreement and the DA, the terms of the DA shall govern.

In consideration of the fees and other sums payable by Franchisee under this Agreement and the mutual covenants made in this Agreement, the parties agree as follows:

AGREEMENT

1.                                      DEFINITIONS

1.1                               Definitions.

In this Agreement the following terms, phrases and expressions shall have the following meanings:

“Accounting Period”	means each accounting period of each calendar month.

“Administrative Expenses”

means all general and administrative expenses and overhead associated with managing, administering and maintaining the BKE Ad Fund, including, without limitation, salaries of relevant BKE employees or employees of BKE’s Affiliates.

“Advertising Contribution”	has the meaning set forth in Article 27(2) of the DA.

“Advertising Percentage”	means the percentage specified as such in Schedule A.

“Affiliate”	means all persons which from time to time either control, or are controlled by or are under common control with another person.

“Approved Products”

means the food and beverage items and any merchandise or promotional products, and the types, brands and ranges of ingredients, packaging, merchandise or materials of menu items and products and any other products, materials or services specified and as approved in the MOD Manual or otherwise approved by BKE from time to time.

“Approved Supplier”

means a supplier or distributor who has been approved by BKE or any of its Affiliates to supply the Approved Products and any other goods, or services for Burger King Restaurants in the country in which the Franchised Restaurant is located.

“BK Global Initiatives”

means global, regional and other advertising, promotional, marketing and research initiatives intended for the benefit of the Burger King System, as determined by BKE and its Affiliates, in their sole discretion.

“BKE Ad Fund”	means an advertising fund formed by BKE or any Affiliate by combining the Advertising Contribution with advertising contributions paid in respect of any number of other Burger King Restaurants.

“BKE Indemnified Parties”	means BKE, its Affiliates and their respective directors, officers, employees, shareholders and agents.

“Burger King Marks”

trade or service marks registered or applied for in the Turkey Territory and unregistered marks which are from time to time used by BKE and its licensees, in each case, owned by BKE or any of its Affiliates, or licensed by a third party to BKE or any of its Affiliates.

“Burger King Restaurant”

any (i) approved Burger King format restaurant having an interior floor space of 150 square meters or more or, in the case of a food court, having a counter in excess of five meters in length, or an approved Burger King drive-thru format embodying the complete “drive-thru bundle” approved by BKE, or (ii) mobile unit.

“Burger King System”

means the unique restaurant format and operating system developed by BKE and/or its Affiliates for the development and operation of quick service or fast food restaurants, including proprietary designs and color schemes for restaurant buildings, equipment, layout and décor, proprietary menu and food preparation and service formats, uniform product and quality specifications, training programs, restaurant operations manuals, bookkeeping and report formats, marketing and advertising formats, promotional marketing items and procedures for inventory and management control, and also includes the Current Image and the Burger King Marks and all Confidential Information, other proprietary information, copyrights and other intellectual property rights relating to the system, and modifications BKE or any of its Affiliates may make to the system from time to time.

“Co-Debtor”	means the party or parties identified as such on Schedule A to this Agreement.

“Confidential Information”	has the meaning set forth in clause 11.3.

“Control” or “Controlled”

means the legal and beneficial ownership of not less than (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.) of all classes of shares in the relevant company or to have control of that company to the greatest extent consistent with its shareholding.

“Current Image”

means the internal and external physical appearance of new or remodeled Burger King Restaurants including without limitation as it relates to signage, fascia, color schemes, menu boards, lighting, furniture, finishes, décor, materials, equipment and other matters generally applicable to BKE’s operations in Europe, the Middle East and Africa as may be changed from time to time by BKE, in its sole discretion.

“Damages Period”

means the period commencing on the date that Franchisee ceases or fails to operate the Franchised Restaurant (except as permitted under clause 3.2) and ending on the date that Franchisee resumes the operation of the Franchised Restaurant. In the event BKE terminates this Agreement pursuant to section 15 of this Agreement, the Damages Period shall commence on the date of termination and shall expire on the last day of the Term, notwithstanding Franchisee’s continued operation of the Franchised Restaurant or use of the Burger King Marks or Burger King System in violation of this Agreement.

“Developer”	has the meaning set forth in the Recitals of the DA.

“Fast Food Burger Restaurant”	means any restaurant which (a) has burgers or burger-based products, and (b) does not offer table service as the principal method of ordering or food delivery.

“Franchise Fee”	means the amount specified as such in Schedule A.

“Franchised Restaurant”

means the land, building and improvements at the Location used or associated with the use of the premises as a Burger King Restaurant, and the Burger King Restaurant business carried on by Franchisee at the Location.

“Gross Sales”

includes all sums charged or received in cash or by credit (and regardless of collection in the case of credit) for goods and merchandise sold or otherwise disposed of, or services provided or performed at or from the Franchised Restaurant, and all other revenue and income of every kind and nature related to the Franchised Restaurant. The sale of Burger King products away from the Franchised Restaurant is not authorized; however, should any such sales be approved in the future, they will be included within the definition of Gross Sales. Gross Sales excludes any federal, state, county or city tax, excise tax, or other similar taxes collected by Franchisee from customers based upon sales, and cash received as payment in credit transactions where the extension of credit itself has already been included in the figure upon which the Royalty and Advertising Contribution is computed.

“Interest”	has the meaning set forth in clause 14.4.

“Location”

means all of the land and any buildings and other improvements located from time to time at the address specified in Schedule A, except where the Burger King Restaurant is located in an approved multi-restaurant site at such address, in which case, Location means all of the land and any buildings and other improvements located from time to time on that section or area of the site where the actual Burger King Restaurant is located.

“Losses”

means any actions, suits, hearings, proceedings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, losses, amounts paid in settlement, penalties, fines, damages (including punitive, special and consequential damages), lost profits, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending any claims covered hereby).

“Managing Owner”	means the person referred to in clause 4.3 and specified as such in Schedule A.

“MOD Manual”

means the manual of operating data (whether in one or more volumes, in electronic or hard copy format, and as updated by BKE from time to time), including all translations and copies, setting out BKE’s mandatory restaurant operating, equipment and product standards, specifications and procedures as issued and amended from time to time by BKE or any of its Affiliates and includes any requirements of BKE relating to such matters, whether or not physically incorporated into the manual. The MOD Manual currently includes the Burger King Operations Manual, the Restaurant Equipment Manual, the Approved Brands and Distributors List, the Brand Standards Guide, the Ops Emphasis Guide, alerts and amendments thereto, and applicable policies established by BKE or its Affiliates from time to time.

“Opening Date”	means the date specified as such in Schedule A, being the date on which Franchisee is to commence operations of the Franchised Restaurant under this Agreement.

“Operations Director”	means the person referred to in clause 4.4 and specified as such in Schedule A.

“Poll or Polling”

means any process acceptable to BKE by which information or data about the Franchised Restaurant may be transmitted to or from a POS System or other system operated by Franchisee or its agents from or into a computer or system operated by BKE or its agents in the manner and format prescribed by BKE from time to time.

“Polling Information”

means information or data about Franchised Restaurants that is transmitted to or from a POS System or other system operated by Franchisee or its agents into a computer or system operated by BKE or its agents in the manner and format reasonably prescribed by BKE from time to time. For the avoidance of doubt, Polling Information includes, without limitation, daily sales, daily transaction level data, sales per visit and products and combinations of products sold, otherwise known as product mix data or “PMIX” and inventory data.

“POS System”

means a point of sale computerized system consisting of electronic hardware and software technology, which captures, records and transmits sales, taxes on sales, number, date and time of transactions, products and combinations of products sold and employees using the system and such other information as may be required by BKE from time to time.

“Principal” or “Principals”	means the party or parties identified as such in Schedule A to this Agreement.

“Public Company”	means a company that has issued securities through an offering which are now traded on at least one stock exchange or over-the-counter market.

“Restaurant Manager”	means the person referred to in clause 4.5 of this Agreement.

“Royalty” or “Royalties”	means the monthly amount payable under clause 8.1 calculated by multiplying the Gross Sales for the previous month by the Royalty Percentage.

“Royalty Percentage”	means the percentage specified as such in Schedule A.

“Term”	means the period specified as such in Schedule A, commencing on the Opening Date.

“Transfer” or “Transferred”

means to sell, convey, assign, license, lease, charge, pledge, mortgage, encumber or otherwise dispose of in whole or in part. For purposes of clause 14.1 of this Agreement, a Transfer shall include the issuance of equity interests by Franchisee.

“Transfer Date”	means the effective date that an Interest is Transferred pursuant to clause 14.1 of this Agreement.

“Transferee”	means the prospective recipient of a Transfer.

“Transfer Fee”	means the amount payable under clause 14.2 and specified as such in Schedule A.

1.2                               Capitalized terms used herein, which are not defined in this Agreement but are defined in the DA, shall have the same meaning as in the DA unless the context otherwise requires.

2.                                      FRANCHISE GRANT; FRANCHISE FEE

2.1                               Franchise Grant.

In reliance on the application and information furnished by Franchisee and Co-Debtor, BKE grants to Franchisee a non-exclusive license to use the Burger King System, including the Burger King Marks, solely in connection with the operation of a Burger King Restaurant at the Location for the Term on the terms and conditions set forth in this Agreement.  Franchisee accepts this license with the full and complete understanding that the license contains no promise or assurance of renewal or the granting of a new license at the expiration of the Term.

2.2                               Franchise Fee.

Franchisee must pay the Franchise Fee to BKE upon execution of this Agreement.  The Franchise Fee is non-refundable and is deemed fully earned by BKE upon execution of this Agreement.  The Franchise Fee and the Royalty payable under clause 8.1 are in consideration solely for the grant of rights in clause 2.1 and are not for BKE’s performance of any specific obligations or services.

2.3                               No Exclusivity.

Franchisee acknowledges and agrees that the license conferred under this Agreement is for the operation of a Burger King Restaurant for the Term at the Location only, and that Franchisee has no right to any exclusive territory, market or trade area, or except as provided in this Agreement to object to the development or location of any additional franchised or company operated Burger King Restaurants, or other food outlets operating under a trade or service mark or system owned or licensed by BKE or any of its

Affiliates.  BKE (and its Affiliates, if applicable) may in its sole business judgment develop, operate, license or franchise additional Burger King Restaurants or other food outlets operating under a trade or service mark or system owned or licensed by BKE or any of its Affiliates anywhere, including sites in the immediate proximity of the Franchised Restaurant and/or in the same territory, market or trade area of the Franchised Restaurant.  Franchisee hereby waives any right it has, may have, or might in the future have, to oppose the development or location of other Burger King Restaurants, and any claim for compensation from BKE or any of its Affiliates in respect of any and all detriment or loss suffered by it as a result of the development and location of additional Burger King Restaurants.  Notwithstanding the foregoing, BKE acknowledges and agrees that it has granted exclusivity rights to the Developer under and pursuant to the terms of the DA, including, but not limited to, the Development Rights, as defined in the DA, and the right to grant sub-franchises, and this clause 2.3 shall not apply while such rights are in effect.

2.4                               Expiration.

This Agreement and the license granted hereunder, shall expire at the end of the Term unless sooner terminated in accordance with the terms and conditions set forth in this Agreement or as provided by law.  Franchisee acknowledges and agrees that, to the extent legally permissible, no notice is required to terminate this Agreement upon the expiration of the Term.

3.                                      CONTINUOUS OPERATION

3.1                               Operate Throughout Term.

Franchisee must commence to operate the Franchised Restaurant on the Opening Date and must operate the Franchised Restaurant in accordance with this Agreement continuously throughout the Term.  Franchisee expressly agrees that any failure to do so shall constitute a material act of default under this Agreement, and BKE shall be entitled to collect all actual and consequential damages (including lost profits) incurred as a result of any failure to so operate continuously for the full Term.

3.2                               Exceptions.

Franchisee may cease operations to the extent necessary to comply with the requirements of BKE or any governmental authority with jurisdiction over the Franchised Restaurant that it (a) repair, clean, remodel, or refurbish the Location; (b) complete repairs at the Location, subject to BKE’s prior approval; or (c) resolve an emergency situation which would endanger the public or Franchisee’s employees so long as Franchisee diligently takes all actions reasonably necessary to resume operations in light of the circumstances presented.

4.                                      ORGANIZATION OF FRANCHISEE

4.1                               Sole Purpose Entity.

Franchisee covenants that the sole purpose and business activity of Franchisee is, and will remain throughout the Term, to develop and operate Burger King Restaurants.  Franchisee further covenants that, to the extent permissible by law, its governing documents will at all times during the Term restrict its purpose and business activity to developing and operating Burger King Restaurants.  In addition, the governing documents will, at all times during the Term, mandate the designation of a Managing Owner and describe the Managing Owner’s authority to bind the Franchisee and to direct any actions necessary to ensure compliance with this Agreement and any other agreements related to the Franchised Restaurant.

4.2                               Principals.

Franchisee and each Principal represent and warrant to BKE that Schedule A contains a complete list of all shareholders or holders of ownership interests in Franchisee and that the Principals are the legal and beneficial owners of their respective shareholdings or ownership interests in all classes of shares and other equity interests in Franchisee as of the date of this Agreement.  Franchisee and each Principal agree to furnish to BKE such evidence as BKE may in its sole discretion request from time to time to assure BKE that the Principals and their respective shareholdings or ownership interests in all classes of shares or ownership interests in Franchisee, and the beneficial interest in those shares or ownership interests remain as warranted in this Agreement or as approved by BKE from time to time in accordance with section 14 below.

4.3                               Managing Owner.

(a)                                 Franchisee must at all times during the Term employ a Managing Owner who must be a natural person and who shall be approved in advance by BKE in BKE’s sole discretion.  Franchisee covenants that the Managing Owner is granted the authority by Franchisee to bind Franchisee in all dealings with BKE and its Affiliates and to direct any action necessary to ensure compliance with this Agreement and other agreements relating to the Franchised Restaurant.  The Managing Owner at the date of this Agreement is the person specified as such in Schedule A.

(b)                                 Franchisee covenants that the Managing Owner will, at all times, have Control of Franchisee and will not delegate Control to any other person or entity.  Franchisee must ensure that the Managing Owner exercises that Control diligently in compliance with this Agreement and in a timely manner.

(c)                                  No change in the Managing Owner may be made without the prior approval of BKE.  If for any reason the person approved by BKE as the Managing Owner ceases to have Control of Franchisee, then as soon as practicable, and in any event no later than 90 days after such cessation, Franchisee must appoint a new Managing Owner that is approved in advance by BKE in its sole discretion.

(d)                                 If a person other than the Managing Owner is approved by BKE to act as the Operations Director pursuant to clause 4.4, the Managing Owner shall nevertheless devote substantial time and attention to the management and oversight of the Franchised Restaurant and any other Burger King Restaurants operated by Franchisee, and shall be available for meetings as requested by BKE.

4.4                               Operations Director.

(a)                                 Franchisee must appoint, employ and authorize an Operations Director who must be approved in advance by BKE in BKE’s sole discretion.  The Operations Director at the date of this Agreement is the person specified as such in Schedule A.

(b)                                 Franchisee must ensure that the Operations Director devotes his or her full time and best efforts to the overall supervision and day-to-day operations of the Franchised Restaurant (and any other Burger King Restaurants in respect of which he or she is approved by BKE as the Operations Director).  Franchisee covenants that the Operations Director will at all times have the authority to direct any action necessary to ensure that the day-to-day operation of the Franchised Restaurant is in compliance with the MOD Manual, this Agreement and such other directions, policies, procedures, standards and specifications as may be issued by BKE from time to time.

(c)                                  The Operations Director must live in the vicinity of the Franchised Restaurant, as the term “vicinity” is defined for Operations Directors by BKE from time to time, in its reasonable discretion.

(d)                                 If the approved Operations Director ceases to hold that position in Franchisee, Franchisee shall, as soon as practicable, and in any event no later than 90 days after such cessation, appoint a replacement who must be approved in advance by BKE in its sole discretion.

(e)                                  If Franchisee seeks BKE’s approval of a person other than the Managing Owner to act as the initial or replacement Operations Director, Franchisee understands that in deciding whether to approve such person, BKE may consider the reasons for having different persons in such roles, the respective levels of financial commitment (such as percentage of ownership, if applicable) of the individuals, the number of Burger King Restaurants operated by Franchisee, the management structure and quality of Franchisee’s operations, whether the Managing Owner will also commit to devote full time and attention and best efforts to the operation of Burger King Restaurants and such other factors as BKE may deem appropriate for consideration.

4.5                               Other Management.

At all times during the Term, Franchisee must appoint and employ at least one Restaurant Manager who shall be responsible for the direct, personal day-to-day supervision of the

Franchised Restaurant and otherwise comply with the Burger King Expansion Guideline.

4.6                               Employees.

Franchisee shall hire all employees of the Franchised Restaurant and shall be solely responsible for the terms of their employment and compensation.  Franchisee shall comply with all governmental programs, legislation and requirements related to employees, including without limitation, employment insurance, workers compensation, labor, other employee benefit programs, protection of personal data and safety at work.

4.7                               No Change in Organization.

Franchisee must notify BKE of any changes to, and at BKE’s request provide copies of, any organizational or other governing documents of Franchisee.  No amendments or revisions to such governing documents may be made or adopted if such amendment or revisions would: (a) change the description of Franchisee’s sole purpose or authorized activities as contemplated under clause 4.1 above; (b) change the designation of, or the procedures for designating, the Managing Owner; (c) change the authority delegated to the Managing Owner or the Operations Director; or (d) materially alter promises or representations contained in Franchisee’s applications or distribution plans submitted and approved by BKE.

Franchisee may not take any action, whether directly or indirectly, to avoid the Control requirements for the Managing Owner or the authority requirements for the Managing Owner and the Operations Director, respectively.  Franchisee must provide BKE with such evidence as BKE may in its sole discretion request from time to time to assure BKE that the activities and purpose of Franchisee, and the Control of the Managing Owner and authority of the Managing Owner and Operations Director, respectively, remain as required by this Agreement.

5.                                      STANDARDS AND UNIFORMITY

Franchisee agrees to comply strictly at all times with all elements of the Burger King System, which it acknowledges is a fundamental term of this Agreement and a necessary and reasonable requirement in the interests of Franchisee and others operating under the Burger King System.  Without limitation, Franchisee must at all times comply with the following covenants:

5.1                               Operations Standards.

(a)                                 Franchisee must fully comply with the MOD Manual.  A copy of the MOD Manual must be securely and confidentially kept at the Franchised Restaurant at all times and all changes or additions to it must be inserted upon receipt.  In the event of any conflict between the MOD Manual kept at the Franchised Restaurant and the master copy maintained by BKE or its Affiliates, the master copy shall govern.

(b)                                 Franchisee agrees that changes in standards, specifications and procedures in the MOD Manual may become necessary or desirable from time to time and Franchisee must accept and comply with such modifications, revisions and additions to the MOD Manual as BKE in its sole discretion believes to be desirable.

(c)                                  The MOD Manual and any changes to it made from time to time and such other policies, standards, specifications and procedures communicated to Franchisee shall be and be deemed to be part of this Agreement.

5.2                               Building and Premises.

(a)                                 Exclusive Use.  The Location must be used exclusively during the Term for the purpose of operating a Burger King Restaurant in accordance with the Burger King System.

(b)                                 Construction.  The Franchised Restaurant must be constructed and improved in the manner authorized and approved by BKE, and must not thereafter be altered unless approved in advance by BKE.  The Franchised Restaurant must be decorated, furnished, and equipped with equipment, signage, furnishings, and fixtures which meet BKE’s specifications and the Current Image applicable at the time the Franchised Restaurant is constructed or improved.

(c)                                  Maintenance and Repairs.  Franchisee must, at its own expense, continuously throughout the Term, maintain (whether by repairs or replacement) the Location and the Franchised Restaurant in good condition and repair in accordance with BKE’s then current standards relating to the repair, maintenance, condition and appearance of Burger King Restaurants.  Without limiting the foregoing, Franchisee must make all repairs, improvements and alterations as may be reasonably determined by BKE to be necessary to maintain the Current Image which Franchisee was last required to meet.  Franchisee must comply with BKE’s requirements in this regard within such time as BKE reasonably requires.

(d)                                 Current Image.  In addition to and without limiting any other obligations specified in this Agreement, during the seventh year following the Opening Date and every seven years thereafter (e.g., in the 7th and 14th year of a 20 year term), Franchisee shall remodel, renovate, replace, upgrade, improve and modernize the Franchised Restaurant including, without limitation, all improvements at the Location, and all furnishings, fixtures, equipment, signage and décor, to conform with the Current Image in effect as of the beginning of such year, including any necessary structural work, in accordance with BKE’s requirements, and pursuant to plans and specifications approved in advance by BKE.

5.3                               Signage.

Franchisee must: (a) display the Burger King Marks only in the form, manner, locations and positions authorized by BKE; (b) maintain, display and replace signage conforming to the Current Image and current specifications that are manufactured from sources approved by BKE; (c) not place additional signage or posters anywhere at the Location without the prior consent of BKE; and (d) immediately discontinue the use of and destroy unapproved, obsolete or unsuitable signage.  Such signs are fundamental to the Burger King System and Franchisee hereby grants to BKE the right to enter the Location and the Franchised Restaurant to remove and destroy unapproved or obsolete signs at Franchisee’s expense in the event that Franchisee has failed to do so within 30 days after the written request of BKE.

5.4                               Equipment.

Franchisee must: (a) purchase, install and use only equipment and equipment layouts that have been approved by BKE; (b) maintain all equipment in a condition that meets operational standards specified in the MOD Manual or as otherwise prescribed by BKE; (c) remove and replace equipment which becomes obsolete or inoperable with equipment approved for installation in new Burger King Restaurants at the time of the replacement; and (d) install within such time as BKE may reasonably specify, such additional, new or substitute equipment as BKE determines is needed in any part of the Location due to a change in menu or method of preparation and service, because of health, safety or regulatory considerations, or other business reasons.  BKE has the right, but not the obligation, to establish requirements and criteria for POS Systems and communications equipment and systems to be used by Franchisee, subject to clause 5.5 below.  Franchisee acknowledges that the obligations in this clause 5.4 are in addition to its obligations under clause 5.2.

5.5                               IT Systems.

SUBJECT TO APPLICABLE LAWS, INCLUDING BUT NOT LIMITED TO DATA PROTECTION LAWS, FRANCHISEE WILL, AT ITS SOLE COST AND EXPENSE, PROVIDE BKE WITH POLLING INFORMATION AT SUCH TIME OR TIMES AS MAY BE REASONABLY REQUIRED BY BKE AND ENSURE THAT FRANCHISEE INSTALLS POS SYSTEMS AND ADOPT POLLING AND DATA COLLECTION SYSTEMS APPROVED BY BKE.  BKE MAY AT ANY TIME RECOMMEND A POS SYSTEM FOR USE IN THE TURKEY TERRITORY SO LONG AS (A) SUCH POS SYSTEM IS AT LEAST EQUIVALENT IN FUNCTIONALITY TO THE POS SYSTEM CURRENTLY IN USE IN THE TURKEY TERRITORY, AND (B) THE COST OF SUCH POS SYSTEM IS EQUIVALENT TO OR LESS THAN COMPARABLE POS SYSTEMS AVAILABLE IN THE TURKEY TERRITORY FROM THIRD PARTIES, AND THE PARTIES AGREE TO DISCUSS IN GOOD FAITH THE INSTALLATION OF SUCH RECOMMENDED POS SYSTEM IN THE TURKEY TERRITORY.

BKE shall have the right to approve the vendor that Franchisee engages to develop any website, applications, including application software designed to run on smartphones, tablets, computers and other mobile devices (mobile applications), or other digital assets for use in the Turkey Territory, provided that such approval shall not be unreasonably withheld.

5.6                               Vending Machines, ATMs, etc.

Franchisee must not install public telephones, newspaper racks, juke boxes, automatic teller machines, lottery ticket terminals, cigarette, gum, candy or any other type of vending machines, video games, rides or any other type of machines normally found in amusement arcades, televisions, consumer computers or internet appliances, fireplaces or any other types of machines or equipment at the Location without the prior approval of BKE, but must install such machines or equipment at the Location promptly upon request from BKE.  In the event any such items are installed at the Franchised Restaurant, then all sums received by Franchisee in connection with these items shall be included within Gross Sales and Franchisee shall comply with any conditions and mandatory standards, specification and provisions as to the use of such items.

5.7                               Conduct of Business.

Franchisee must: (a) use its best efforts to effectively promote and maximize the sale of Approved Products at the Franchised Restaurant and to this end shall employ adequate personnel and maintain sufficient supplies of Approved Products, including food and packaging products and merchandise and promotional products; (b) conduct its business at the Franchised Restaurant in a manner which protects and enhances the reputation and goodwill of the Burger King System; and (c) adhere to high standards of integrity and ethical conduct in dealings with customers, suppliers, distributors, public officials, all other persons who conduct business with Franchisee, and BKE and its Affiliates.

5.8                               Payments to Suppliers and Others.

Franchisee shall in a timely and responsible manner fulfill all financial obligations relating to the Franchised Restaurant.  Such financial obligations include, but are not limited to, (a) payment of supplier and distributor invoices for the purchase of goods and services used in connection with the Franchised Restaurant; (b) monthly rent and other charges due to lessors of the Location; and (c) debt service and other payments to Franchisee’s lenders.  All such payments are Franchisee’s sole responsibility and under no circumstance shall BKE have any duty or obligation to pay any such financial obligations of Franchisee.  In the event that Franchisee fails or neglects to pay an undisputed bill, invoice or statement from Franchisee’s lessors, lenders, suppliers or distributors, Franchisee shall notify BKE and BKE may, in its sole discretion, make such payment on Franchisee’s behalf and such payment, together with all costs and expenses incurred as a consequence of BKE’s action, shall be repaid by Franchisee to BKE with interest at the highest rate allowed by law within 15 days after Franchisee receives copies of receipts showing the payment by BKE of such obligations.  These receipts shall be prima facie evidence of payment by BKE.  Except in case of emergency, BKE shall give Franchisee 10 day’s prior written notice before taking any such action.

5.9                               Menu, Service and Hygiene.

(a)                                 Franchisee must sell all menu items, merchandise and promotional products, and other products or materials or services specified in the MOD Manual or as otherwise specified by BKE in accordance with the standards, specifications and other requirements of the Burger King System. Franchisee must not serve, sell or offer for sale any items which are not Approved Products.

(b)                                 Franchisee must adhere to all specifications contained in the MOD Manual or as otherwise prescribed by BKE from time to time as to ingredients, product groupings, storage, and handling, method of preparation and service, weight and dimensions of products served, and standards of cleanliness, health, and sanitation in accordance with the standards, specifications and other requirements of the Burger King System.

(c)                                  Franchisee must only sell and serve food, beverages, and other items in packaging and other paper products that meet BKE’s specifications in accordance with the standards, specifications and other requirements of the Burger King System.

(d)                                 BKE may at any time, by written notice to Franchisee, add a product or ingredient to, or remove any product or ingredient from, menu items or other Approved Products.  If BKE makes any such changes, Franchisee must change the menu within the period specified by BKE in writing.

(e)                                  BKE may at any time, by written notice to Franchisee, change the menu by introducing new menu items or new Approved Products or changing the recipes for, or removing existing menu items or other Approved Products that Franchisee must prepare at the Franchised Restaurant; or change the types, brands or mix of pre-manufactured products that may be utilized with menu items or other Approved Products.  If BKE makes any such changes, Franchisee must change the menu within the period specified by BKE in writing.

(f)                                   BKE may at any time require Franchisee to cease using any ingredients or withdraw from supply in the Franchised Restaurant, any Approved Product or any other food, beverage, product or service, which in BKE’s sole discretion: (a) does not conform or no longer conforms with the standards, quality controls or specifications for food, beverages, products or services to be supplied in accordance with the Burger King System; (b) does not conform or no longer conforms with the range or type of food, beverages, products or services to be supplied in accordance with the Burger King System; or (c) is, or may be, a health or safety risk or may adversely impact the Burger King System.  Franchisee must immediately cease using any ingredients or withdraw any food, beverages or products from sale or supply when required to do so by BKE.

(g)                                  Franchisee shall sell the Approved Products only at retail to consumers at the Franchised Restaurant and shall not sell such items for redistribution or resale.

(h)                                 Franchisee must, upon request of BKE, provide BKE with copies of all health inspection reports or violations issued by local authorities.

5.10                        Sources of Supply.

Only goods and services that meet BKE’s then current standards and specifications and are purchased from Approved Suppliers shall be used in the development, improvement or operation of the Franchised Restaurant.  Such goods include the Approved Products, including, without limitation, food and supplies, packaging and paper products, furnishings, fixtures, signage, equipment, uniforms and premiums.  The decision to approve or disapprove proposed suppliers or distributors shall be made by BKE in its sole discretion.  BKE may consider any factors it deems relevant in establishing specifications and standards and in approving suppliers and/or distributors, and is not obligated to approve multiple suppliers and/or distributors of any good or service.  Nothing in this Agreement is to be construed as preventing Franchisee from purchasing from another franchisee of the Burger King System any item which was originally purchased in accordance with this Agreement provided such item does not pose a health or safety risk and such item is currently an Approved Product and meets all current Burger King standards and specifications.

5.11                        Hours of Operation.

The entire Franchised Restaurant must be open for business daily for such hours and days as BKE may from time to time specify in the MOD Manual or otherwise, unless and to the extent otherwise prohibited by applicable law.

5.12                        Uniforms.

All employees in the Franchised Restaurant must wear uniforms approved by BKE as meeting the design, color and specification from time to time prescribed by BKE.

5.13                        Advertising and Promotional Materials.

Franchisee must not use, publish, display, sell or distribute any advertising or promotional material (including but not limited to press releases or other communication) or slogans, or material on which any Burger King Marks appear, without the prior approval of BKE.  All material on which Burger King Marks are used must bear such notice of registration or license legend as BKE may specify.  Franchisee must adhere to all applicable laws and regulations relating to advertising, and must comply with all advertising, promotional and public relations standards, guidelines and policies established by BKE from time to time.  Franchisee must, immediately upon receipt of notice from BKE, remove or discontinue the use, publication, display, sale and distribution of any advertising or promotional material, slogans, and any material on which the Burger King Marks appear, which BKE has not approved.

5.14                        Compliance with Laws.

Franchisee must comply with and at all times conduct its business strictly in accordance with all requirements of the law, any competent authority, the MOD Manual and otherwise as prescribed by BKE.  In the event of conflicting standards, Franchisee must comply with the strictest standard. Franchisee must immediately notify BKE, and provide any details reasonably requested by BKE, of any legal action taken, or circumstances which could reasonably lead to legal action being taken against Franchisee, BKE or its Affiliates, including by a customer or any regulatory authority, and of any likely adverse publicity in relation to Franchisee or the Franchised Restaurant.  Franchisee must obtain and maintain all licenses and other permits required by the law of the governing bodies where the Franchised Restaurant is located in all matters, including without limitation those relating to health, safety, hygiene, employment and charitable solicitation laws.

Franchisee warrants and represents to BKE that neither Franchisee nor any of its officers, directors, employees, agents or other representatives has directly or indirectly performed or will perform any of the following acts in connection with this Agreement or any sale made or to be made hereunder, any services rendered or to be rendered hereunder, any compensation paid or to be paid hereunder, or any other transactions involving the business interests of BKE: pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office for the purpose of (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (iii) securing any improper advantage.

If Franchisee directly or indirectly breaches any the covenants set forth in the clause above, without prejudice to any of its other rights and remedies, BKE may at its sole discretion terminate this Agreement with immediate effect.

5.15                        Participation in Inspection/Evaluation/Rating Programs.

Franchisee must participate, at its cost, in all inspection, evaluation and rating programs, including self-audits, product, equipment, facility, crew or service evaluation programs and customer satisfaction programs as required by BKE from time to time and any other similar or replacement programs as may be implemented by BKE during the Term.  Franchisee understands and agrees that BKE may receive a copy of a report or summary showing the findings of the inspection, evaluation or rating program.  BKE may charge Franchisee or require Franchisee to pay a third party vendor for costs related to inspections, evaluations or ratings of optional equipment installed at the Franchised Restaurant.

5.16                        Right of Entry; Inspection.

BKE or any employee, agent or designee of BKE or its Affiliate shall have the unrestricted right to enter the Franchised Restaurant to conduct such reasonable inspections and other activities as it deems necessary to ascertain or ensure compliance with this Agreement.  The inspections and other activities may be conducted without prior notice at any time reasonably determined by BKE when at least one of Franchisee’s employees is present at the Franchised Restaurant.  BKE or any employee, agent or designee of BKE shall use reasonable efforts to ensure that the inspections and other activities are performed in a manner which minimizes interference with the operation of the Franchised Restaurant.

5.17                        Interference with Employment Relations of Others.

BKE and Franchisee must not employ or seek to employ any person who at the time is employed by the other or any of its Affiliates or of another franchisee of BKE or its Affiliates or otherwise directly or indirectly, entice or induce such person to leave such employment.  This obligation shall not be breached if the person that Franchisee or BKE employs or seeks to employ has not been employed by the other or its Affiliate or by another franchisee for a period of more than 6 months or if the other party has obtained the prior written consent of such person’s employer.

6.                                      SERVICES AVAILABLE TO FRANCHISEE

BKE agrees to provide the following services to Franchisee and to use reasonable efforts to provide them in a manner reasonably designed for the BURGER KING System.  The content of and manner by which the following services are to be delivered by BKE shall be within BKE’s sole reasonable discretion.  BKE will consult with Franchisee from time to time in connection with the operation of the Franchised Restaurant (subject always to Franchisee complying with its obligations under this Agreement) and shall provide to Franchisee within the limits provided herein:

(a)                                 A pre-opening training program conducted at training facilities and/or Burger King Restaurants at such location(s) as determined by BKE.

(b)                                 Pre-opening and opening assistance at the Franchised Restaurant for such period of time as BKE, in its discretion, deems appropriate under the circumstances.  BKE may, in its reasonable discretion, consider the following factors: the experience of the operator, the type of facility being operated, whether the assistance is for a new opening or the reopening after a transfer of ownership of an already operating Burger King Restaurant, the prior Burger King System experience of Franchisee’s management, the projected volume of the Burger King Restaurant as estimated by Franchisee, and any other factors that BKE deems appropriate for consideration.

(c)                                  The MOD Manual, on loan to Franchisee, for the Term.  The loaned copy of the MOD Manual and other specifications, standards and operating procedures furnished by BKE will be written in English and any translation into another language shall be done at Franchisee’s cost and Franchisee shall comply with clause 11.2 and 11.3.

(d)                                 Such marketing and advertising research data and advice as may be developed from time to time by BKE and deemed by it to be helpful in the operation of a Burger King Restaurant.

(e)                                  Communication of new developments, techniques and improvements in food preparation, equipment, food products, packaging, service and restaurant management which are relevant to the operation of a Burger King Restaurant.

(f)                                   Such other ongoing information as BKE considers reasonably necessary to continue to communicate and advise Franchisee as to the Burger King System, including the operation of the Franchised Restaurant.

The services of BKE will be rendered in English. Thus, in particular, management and marketing staff members of Franchisee shall always be sufficiently familiar with the English language. The procedures and terms under which the above documents and information are transferred by BKE to Franchisee shall be defined at BKE’s sole discretion.

7.                                      TRAINING

7.1                               The Franchised Restaurant must not open unless the Operations Director and Restaurant Manager and such other members of Franchisee’s staff charged with the responsibility for the day-to-day operation of the Franchised Restaurant as BKE may determine, have successfully completed BKE’s pre-opening training program at such location(s) as determined by BKE.

7.2                               Any new Operations Director as BKE may approve and any new Restaurant Manager and any other new member of Franchisee’s staff as BKE may determine must successfully complete the training program referred to in clause 7.1 before assuming their position.

7.3                               The Operations Director and such other members of Franchisee’s staff as BKE may determine shall undertake and complete continuing training programs from time to time as directed by BKE in order to implement BKE’s current operational standards. Such training programs shall be at locations specified by BKE.

7.4                               Franchisee shall be responsible for the cost of BKE providing any ongoing training programs requested by Franchisee or required by BKE to be undertaken by Franchisee, the Operations Director, the Restaurant Manager or any of Franchisee’s employees (including the cost of training any new or replacement Operations Director, Restaurant Manager or any new employees of Franchisee). Franchisee shall also be responsible for the cost of all BKE training materials such as workbooks, all travel and living expenses, all compensation of and workers compensation insurance for Franchisee’s employees while enrolled in the training program, any other personal expenses incurred and materials provided to such employee, and training facility charges and training staff charges, if any.

7.5                               Franchisee must, at its cost, implement a training program for Franchised Restaurant employees in accordance with training standards and procedures prescribed by BKE.

7.6                               Franchisee must staff the Franchised Restaurant at all times during the Term with a sufficient number of trained employees including the minimum number of managers required by BKE who have completed BKE’s training program at an accredited location to ensure that BKE’s operational standards are met.

8.                                      ROYALTY, ADVERTISING CONTRIBUTION AND OTHER PAYMENTS

The Royalty is due and payable at the times and places, in the manner, and with the frequency and due dates prescribed by BKE from time to time.  Unless otherwise specified by BKE, the Royalty shall be due and payable in accordance with clause 8.1 below.  The Advertising Contribution is due and payable in accordance with clause 8.2 below.

8.1                               Royalty.

In further consideration of the grant in clause 2.1, Franchisee must pay the Royalty to BKE, or its designee, by no later than the 10th day of each month based on Gross Sales for the preceding month.

8.2                               Advertising Contribution.

(a)                                 By no later than the 10th day of each month, Franchisee must pay the applicable Advertising Contribution to Developer, who will remit such contributions into an Advertising Fund (which, for the avoidance of doubt, does not need to be a separate cash account).  The Developer will manage such fund in accordance with the DA, this Agreement and the Global Marketing Policy.  Without limiting the foregoing, the Franchisee acknowledges that, pursuant to Article 27(3) of the DA, the Developer will remit to BKE from the Advertising Fund, on a monthly basis, an amount equal to 0.1% of aggregate monthly Gross Sales of all of the Burger King Restaurants in the Turkey Territory to fund the BK Global Initiatives.

(b)                                 At any time after the Development Rights granted to the Developer in the Turkey Territory have become non-exclusive for any reason described in the DA, or if the DA expires or is terminated, BKE may require, upon written notice to Franchisee, that Franchisee remit its Advertising Contributions to BKE or an Affiliate of BKE, to a third party operating restaurants in the Turkey Territory or to a BKE Ad Fund. Franchisee shall also co-operate with other operators of Burger King Restaurants within the Turkey Territory in the conduct of advertising campaigns, promotions, the management of the supply chain and/or distribution system and other matters that BKE may reasonably require.  Exclusively upon the occurrence of any of the events described in this clause 8.2(b):

(i)                                     Advertising Contributions paid by Franchisee, less Administrative Expenses and any applicable taxes, will, at BKE’s sole discretion, be combined with the advertising contributions of other franchisees in an BKE Ad Fund and used for (i) conducting customer satisfaction surveys and market research expenditures directly related to the development and evaluation of the effectiveness of advertising and sales promotions;

(ii) creative, production, clearance and other costs incurred in connection with the development of advertising, sales promotions and public relations, and (iii) various methods of delivering the advertising or promotional message, including, without limitation, television, radio, outdoor, print, electronic and digital media.  All expenditures from the BKE Ad Fund shall be made by BKE in its sole discretion.  The allocation of the Advertising Contribution among international, national, regional and local expenditures shall also be made by BKE in its sole discretion and can be modified by BKE from time to time in its sole discretion.

(ii)                                  Franchisee acknowledges and agrees that BKE is not required to spend the total contributions to the BKE Ad Fund in the fiscal year of BKE in which such contributions are received, and BKE may accumulate such reserves as it deems appropriate.  Franchisee further acknowledges and agrees that BKE is not required to spend any specific proportion of the BKE Ad Fund in any particular location or in respect of any particular Burger King restaurant, and that it is not entitled to a refund of any monies held in the BKE Ad Fund upon expiration or termination of this Agreement.

(iii)                               BKE shall be entitled to allocate from the Advertising Contribution an amount equal to 0.1% of monthly Gross Sales of the Franchised Restaurant to fund the BK Global Initiatives.

(iv)                              All Administrative Expenses shall be paid from the BKE Ad Fund.  If requested by Franchisee, BKE will, within 120 days following such request, prepare and deliver to Franchisee a statement of the BKE Ad Fund’s receipts and expenses for the most recent fiscal year of the BKE Ad Fund.

(v)                                 If BKE makes commitments for advertising, public relations, customer satisfaction programs, market research or sales promotion activities prior to the opening of the Franchised Restaurant for which payment is required before Franchisee’s Advertising Contributions are due, Franchisee shall upon request make an advance payment to BKE in an amount not to exceed the result of applying the Advertising Percentage to Franchisee’s estimate of the Gross Sales for the first six months of operation of the Franchised Restaurant.  Any such advance payment will be credited towards Franchisee’s Advertising Contributions payable under this Agreement.

8.3                               No Set Off; Method of Payment.

The Royalty and Advertising Contribution must be paid in full free of any deductions or set-off whatsoever (other than withholding or similar taxes as required by applicable Law) by such method (including direct debit in accordance with clause 8.5) as BKE may from time to time stipulate.  If required by BKE, Franchisee must submit to BKE a recipient-created tax invoice or a remittance statement in a form prescribed by BKE at the same time as the payment is made.

8.4                               Interest.

Franchisee must pay to BKE interest on any sum overdue under this Agreement, in the currency in which the overdue sum was required to be paid, calculated on a daily basis from the due date until payment in full at the highest interest rate allowable by applicable law.  Entitlement to such interest shall be in addition to any other remedies BKE may have.

8.5                               Direct Debit and Other Methods of Payment.

BKE may, at its option, require payment of the Royalty and any other amount payable under this Agreement by such method or methods as may best align or accord with BKE’s global payment policy standards in effect from time to time, including, without limitation, by international wire transfer, electronic funds transfer, ACH credit transfer, international drawdown and/or by direct monthly withdrawals in the form of an electronic, wire, automated transfer or other similar electronic funds transfer in the appropriate amount(s) from Franchisee’s bank or other financial institution account,  If BKE exercises the latter option to automatically pull funds from the Franchisee’s bank account, Franchisee will: (a) execute and deliver to its financial institution and to BKE those documents necessary to authorize such withdrawals and to make payment or deposit as directed by BKE; (b) not thereafter terminate such authorization so long as any payments are owed to BKE hereunder or any other agreement with BKE, whether this Agreement is in effect or this Agreement has expired or been terminated or any other such agreement is in effect or has expired or been terminated, without the prior approval of BKE; (c) not close such account without prior notice to BKE and the establishment of a substitute account permitting such withdrawals; and (d) take all reasonable and necessary steps to establish an account at a financial institution which has a direct electronic funds transfer or other withdrawal program if such a program is not available at Franchisee’s financial institution.

8.6                               Franchisee Must Not Withhold Payment.

Subject to clause 8.3, Franchisee must not for any reason withhold payment of any amount due to BKE.  This applies even if Franchisee alleges that BKE has not performed or is not performing an obligation imposed upon it under this Agreement or any other agreement with BKE.  BKE may accept any partial payment without prejudice to its right to recover the balance due or pursue any other remedy.

8.7                               Application of Payments.

BKE, in its sole discretion, may apply any payment received from Franchisee or from any other person on behalf of Franchisee against any past due indebtedness of Franchisee as BKE may see fit, notwithstanding any contrary instruction or designation given by Franchisee or any other person as to the application or imputation of any such payment.

8.8                               Currency.

All payments to BKE required under this Agreement shall be made in accordance with Article 16 of the DA, as if a reference therein to “this Agreement” were a reference to this Agreement, “BK” was a reference to BKE and a reference to the “Developer” was a reference to the Franchisee.

9.                                      RECORDS, REPORTING OBLIGATIONS AND AUDITS; RELEASE OF INFORMATION; POLLING

9.1                               Records.

Franchisee must keep true, accurate and complete records of its business relating to the Franchised Restaurant and retain all such records and reports including sales records and records of all expenditures and amounts received from suppliers and distributors for a period of at least 5 years or such longer period as is required by the relevant tax authorities.

9.2                               Report of Gross Sales.

By the first working day, 7 pm, following the end of the preceding Accounting Period, Franchisee must deliver to BKE a report of Gross Sales for the previous month in the form and manner required by BKE.  If Franchisee does not provide a report of Gross Sales on time, BKE may estimate them based on historical sales of the Franchised Restaurant.  The Franchisee will be obliged to pay the Royalties and applicable Advertising Contribution calculated based on such estimations.  Once Franchise provides actual Gross Sales, BKE will credit or debit the difference.

9.3                               Sales and Other Reports, Financial Statements and Statement Verifying Sales.

Franchisee must submit to BKE, at such times as BKE designates, the following by hard copy or electronic format prescribed by or otherwise acceptable to BKE:

(a)                                 (i) daily, weekly and monthly total restaurant sales, ticket count and comparative sales reports; (ii) monthly product volume mix data; and (iii) monthly information obtained from evaluation and rating programs in which Franchisee is required to participate from time to time, including self-audits, product, facility, crew or service evaluation programs and customer satisfaction programs, all of the foregoing for the Franchised Restaurant and the total operations of Franchisee including, without limitation, all Burger King Restaurants operated by Franchisee and its Affiliates;

(b)                                 monthly, quarterly and fiscal year-to-date profit and loss statements prepared in accordance with generally accepted accounting principles in the country where the Franchised Restaurant is located for the Franchised Restaurant and the total operations of Franchisee including, without limitation, all Burger King Restaurants operated by Franchisee (which for the avoidance of doubt includes the main office function);

(c)                                  within ninety (90) days following the end of each fiscal year of Franchisee and at any time upon request by BKE (i) a full disclosure of all equity owners in Franchisee and any other person with any interest in the Franchised Restaurant; (ii) complete audited annual financial statements prepared in accordance with generally accepted accounting principles in the country where the Franchised Restaurant is located for the Franchised Restaurant and the total operations of Franchisee; and (iii) a statement verifying total monthly restaurant sales and ticket counts for the previous 12 months for the Franchised Restaurant and separately for all Burger King Restaurants operated by Franchisee, certified by a certified public accountant or equivalent (and in the absence of an equivalent, then by such body with membership and constitution in the country in which the Franchised Restaurant is located as is designated by BKE from time to time);

(d)                                 copies of tax returns and remittances relating to the Franchised Restaurant at the same time the returns are filed; and

(e)                                  such other information and records of any kind as BKE may reasonably require from time to time, including, without limitation, monthly financial information and performance data for the franchise performance tool administered by BKE, quarterly balance sheets and income statements and copies of any other documentation provided to the tax authorities relating to the Franchised Restaurant.

9.4                               Inspections and Audits.

(a)                                 BKE or its representatives, at BKE’s expense, may, at all reasonable times, examine or audit, in whole or in part, written or electronic books, accounts, tax returns and other records and reports relating to Franchisee and/or the Franchised Restaurant, and, for this purpose, Franchisee must produce to BKE all such books, accounts, tax returns, records and reports relating to Franchisee and/or the Franchised Restaurant and separately for all Burger King Restaurants operated by Franchisee.  BKE shall similarly have the right, and Franchisee shall procure that Co-Debtor and Affiliates comply with such request, to examine or audit the books, accounts, tax returns, records and reports of Co-Debtor in those instances where Franchisee has failed to make payments of Royalties or Advertising Contributions in a timely fashion or has otherwise defaulted under this Agreement.

(b)                                 If a discrepancy is found between the reported Gross Sales and actual Gross Sales for any period, Franchisee shall pay to BKE, within 5 days of receipt of an invoice, the difference between the amounts paid in respect of Royalties and Advertising Contributions and the Royalties and Advertising Contributions payable under this Agreement had Gross Sales been reported accurately, with interest in accordance with clause 8.4 calculated from the date such amounts were to have been paid had Gross Sales been reported accurately.

9.5                               Audit Costs.

Franchisee must, within 15 days of receipt of a demand from BKE, reimburse BKE for all costs of the audit including travel, lodging and wages of employed personnel and charges by contractors, if: (a) the discrepancy in any month between reported Gross Sales and actual Gross Sales exceeds 2% of actual Gross Sales; or (b) BKE conducted the audit because Franchisee failed to deliver to BKE a report of Gross Sales for the relevant month as required under clause 9.2.

9.6                               Polling and POS.

Franchisee must, at its sole cost and expense: (a) at all times operate at the Franchised Restaurant POS Systems approved by BKE; (b) upgrade or replace in whole or in part any POS Systems as BKE may reasonably deem necessary or desirable in the interest of proper administration of Burger King Restaurants throughout the Burger King System, within such reasonable time as may be specified by BKE; (c) use the approved POS Systems at all times to record and process such information as BKE may from time to time require, including information regarding any other business carried on in or from any Burger King Restaurant with the consent of BKE, keep such information available for access by BKE on the POS System, for such minimum period as BKE may require, and maintain and provide to BKE such information in the format, and using such data exchange standards and protocols, as BKE may require; (d) effect the Polling operation at such time or times as may be required by BKE, but BKE may itself initiate Polling whenever it deems appropriate; (e) permit BKE or its agents to Poll any information contained in the POS System at any time including without limitation daily sales, sales per visit and products and combinations of products sold, otherwise known as product mix data or “PMIX”; (f) permit BKE or its agent to obtain all of the information referenced in this clause 9.6 that may be in the possession of any third party vendor from whom Franchisee obtained an approved POS System; and (g) if required by BKE, download the information into machine readable information compatible with the system operated by BKE or its agents and to deliver that information to BKE by such method and within such timescale as BKE reasonably requires if for any reason Polling is not practicable.

10.                               TAXES, DUTIES AND OTHER CHARGES

10.1                        Notwithstanding clause 8.3, Franchisee shall pay when due all taxes, charges, duties, government imposts or levies (including any fines or penalties) arising by reason of Franchisee’s possession, ownership or operation of the Franchised Restaurant or items loaned to Franchisee by BKE or the entering into of this Agreement including, without limitation, any sales, use, value added, goods and services or other tax.  In the event of any bona fide dispute as to the liability for a tax assessed against it, Franchisee may contest the validity or the amount of the tax in accordance with the procedures of the taxing authority; provided, however, that Franchisee shall not permit a tax sale or seizure against the Franchised Restaurant or equipment used in the Franchised Restaurant.

10.2                        Where the law permits an election regarding the treatment of any supply or deemed supply under this Agreement for the purposes of any value added or other tax chargeable thereon, Franchisee shall make or join in any such election as BKE may from time to time require.

10.3                        If any laws are changed or new laws are introduced or courts or any relevant authority interpret laws differently which results in BKE having to pay a tax, duty, excise or levy on amounts received from Franchisee under this Agreement (other than income tax) or on goods or services supplied by BKE under this Agreement, Franchisee must pay to BKE an additional amount so that after BKE has paid such tax, duty, excise or levy its yield under this Agreement is unchanged.

11.                               PROTECTION OF THE BURGER KING SYSTEM

11.1                        Ownership.

Franchisee acknowledges that ownership of all right, title and interest in and to all elements of the Burger King System, including the Burger King Marks, and the design, décor and image of Burger King Restaurants is and shall remain vested solely in BKE or an Affiliate of BKE and that Franchisee has and will acquire no proprietary or other rights or claims in or to any element of the Burger King System or the Burger King Marks other than the license granted by this Agreement.  Franchisee disclaims any other right or interest in and to the Burger King System and the Burger King Marks and in the goodwill derived therefrom and will promptly if requested by BKE assign free of any charge to BKE any right or interest Franchisee may acquire or be deemed to acquire therein.  Franchisee acknowledges and agrees that all uses of the Burger King Marks and any element of the Burger King System shall inure to the benefit of BKE.

11.2                        Improvements and Translations.

Franchisee must notify BKE of any potential improvements or new features which it identifies as capable of benefiting the Burger King System.  Franchisee agrees that all right, title and interest in and to such potential improvements or new features are hereby or shall be transferred to, vest in and remain the exclusive property of BKE on and from their creation, without payment by BKE, and BKE and/or its Affiliates may evaluate, modify and introduce any such potential improvements or new features into the Burger King System for the benefit of BKE and other franchisees.  Franchisee shall do all things and sign all documents necessary to give effect to this clause 11.2.  BKE shall have no obligation to use the improvements or new features.  Franchisee shall not use potential improvements or new features at the Franchised Restaurant unless and until first approved by BKE.

Franchisee may translate (or may have a third party translate) any material in the Burger King System into foreign languages only with the prior approval of BKE.  BKE may elect to undertake any requested translation itself. BKE reserves all rights to create derivative works, such as translations, from any part of the Burger King System.  Thus, if translations are made by Franchisee or by a third party on behalf of the Franchisee, then

BKE shall be entitled to the copyright in respect of all such translations. Franchisee acts in the name of BKE with regard to all translations arranged by Franchisee.  If an act in this respect on the part of Franchisee does not directly make BKE the owner of the copyright, then Franchisee shall assign or shall have the third party assign the copyright to such translations to BKE.  This assignment shall automatically take place at the latest by the date on which the translations are completed.  Franchisee must execute, and Franchisee shall procure that any third party it engages to execute, all documents, which are necessary to furnish BKE with the copyright ownership, including any deeds of assignment, affidavits or certificates.

11.3                        Confidential Information.

The term “Confidential Information” as used in this Agreement means all confidential and proprietary information of BKE or any of its Affiliates, including without limitation, BKE’s operations manuals, including the MOD Manual, and other standards, specifications and operating procedures, training material, marketing and business information, marketing strategy and marketing programs, plans and methods, food specifications, details of suppliers and distributors, and sources of supply and distribution, sales, contractual and financial arrangements of BKE and its Affiliates and service providers, and all other information and knowledge relating to the methods of operating and the functional know-how applicable to Burger King Restaurants and the Burger King System revealed by or at the direction of BKE or any of its Affiliates to Franchisee.

Franchisee acknowledges the uniqueness of the Burger King System and that BKE is making the Confidential Information available to Franchisee for the purpose of operating the Franchised Restaurant.  Franchisee agrees that it would be an unfair method of competition for Franchisee to use or duplicate or to allow others to use or duplicate any of the Confidential Information.  Franchisee, therefore, must:

(a)                                 at all times, both during the Term and following its termination or expiration, maintain the Confidential Information in strict confidence;

(b)                                 use the Confidential Information only in the operation of the Franchised Restaurant and other licensed Burger King Restaurants;

(c)                                  not disclose the Confidential Information to any person except those officers, employees and professional advisers of Franchisee or any Principal who have a specific need to have access to it for the operation of the Franchised Restaurant, who have been made aware of the terms on which it has been disclosed to Franchisee, and who agree to maintain its confidentiality.  Franchisee is responsible for any unauthorized disclosure of the Confidential Information by persons to whom Franchisee has disclosed it;

(d)                                 not permit anyone to reproduce, copy or exhibit any portion of the MOD Manual or any other Confidential Information received from BKE;

(e)                                  return, delete or destroy the Confidential Information received from BKE immediately upon receipt of a request from BKE to do so; and

(f)                                   at BKE’s request, procure each Principal, the Managing Owner and the Operations Director to execute an agreement similar in substance to this clause in a form acceptable to BKE and naming BKE as a third party beneficiary with the independent right to enforce such agreement.

11.4                        No Dilution.

Franchisee must not directly or indirectly, at any time during the Term or after the expiration of the Term, do or cause to be done any act or thing disputing, attacking or in any way diluting or tending to dilute the validity of and BKE’s right, title or interest in and to the Burger King System, including the Burger King Marks, and the goodwill associated therewith.  In particular, Franchise shall not directly or indirectly use any of the Burger King Marks in association with any goods or services except for as provided under the Burger King System and/or under this Agreement.  Franchisee shall not directly or indirectly use any variations or abbreviations or any words confusingly similar to any of the Burger King Marks.  Franchisee shall never apply to register or obtain protection for any trademark confusingly similar thereto with any relevant state bodies.

11.5                        Infringement.

Franchisee must immediately notify BKE of all infringements or imitations of the Burger King System, including the Burger King Marks, which come to Franchisee’s attention, or challenges to Franchisee’s use of any of the Burger King Marks, and BKE may exercise absolute discretion in deciding what action, if any, should be taken.  Franchisee must co-operate in the prosecution of any action to prevent the infringement, imitation, illegal use or misuse of the Burger King Marks or the Burger King System and agrees to be named as a party in any such action if so requested by BKE.  BKE will bear the reasonable legal expenses and costs incidental to Franchisee’s participation in such action except for the cost and expenses of Franchisee’s personal legal counsel if Franchisee elects to be represented by counsel of Franchisee’s own choosing.  Franchisee must not institute any legal action or other kind of proceeding based on the Burger King Marks or the Burger King System without the prior approval of BKE.

11.6                        Burger King Marks, Registered Users.

BKE represents that the marks specified in Schedule B are registered or applied for as stated in Schedule B but makes no expressed or implied warranty with respect to the current or continued validity of any of the Burger King Marks.  Franchisee accepts that Franchisee may conduct business utilizing some Burger King Marks which have not been registered, that registration may not be granted for the unregistered marks and that some of the Burger King Marks may be subject to use by third parties unauthorized by BKE.  Franchisee shall, upon request and at no expense to Franchisee, assist BKE in perfecting and obtaining registration of any unregistered Burger King Marks.

Whenever requested by BKE, Franchisee must enter into one or more Registered User Agreements authorizing and permitting the use of the Burger King Marks or any of them, and Franchisee agrees to comply with all the terms and conditions contained in such Registered User Agreements and to sign and execute any documents and/or do such things to assist BKE in making application on Franchisee’s behalf for registration of all necessary Registered User Agreements.  The provisions of any Registered User Agreements shall be consistent with the provisions of this Agreement.  Franchisee shall not attempt to register itself as a user of any of the Burger King Marks except in connection with an application filed by BKE.  Nothing in any Registered User Agreement shall be construed as giving Franchisee the right to transfer, sub-license or otherwise dispose of Franchisee’s right to use the Burger King Marks without BKE’s prior written consent.

11.7                        Franchisee Name.

In the adoption of a trade, corporate, partnership, fictitious or domain name, Franchisee must not use any of the Burger King Marks or any variations or abbreviations or any words confusingly similar to any of the Burger King Marks.

11.8                        Conduct of Business on the Internet.

Without the prior written consent of BKE, Franchisee must not conduct business or advertise for business on the Internet, except for the business in accordance with and as permitted by the DA.  BKE may conduct business and advertise for business on the Internet.  BKE may offer for sale products and services via the Internet and BKE is not liable to Franchisee for any money or benefits received by BKE or any of its Affiliates in connection with the sales.  Franchisee must co-operate with BKE in its conduct of business on the Internet including by advertising the domain name specified by BKE at the Location, and on all of Franchisee’s letterhead, business cards, invoices, statements and bags.

11.9                        Use of the Internet.

Franchisee must: (a) obtain BKE’s prior approval to any email address containing the Burger King Marks; (b) acknowledge at all times that ownership and control of BKE’s websites and domain names remain with BKE or an Affiliate of BKE; (c) not alter or allow to be altered the structure or layout of any of the websites used by BKE or any Affiliate of BKE under license from BKE; (d) not publish any information or material on the Internet or World Wide Web concerning the MOD Manual, Current Image or any other Confidential Information of BKE or its Affiliates without the prior consent of BKE; and (e) not interfere in the use of any of the websites used by BKE or any Affiliate under license from BKE and comply with all policies and procedures regarding website and use of the Internet that BKE publishes from time to time.  For the avoidance of doubt, this clause shall not restrict the publication by Franchisee of any information that is required to be disclosed pursuant to the applicable law or regulation or  information existing in the public domain by or through public use, publication, general knowledge or the like

(including through the IPO, as defined in the DA, without breach by Franchisee of its confidentiality obligations in respect thereof).

11.10                 Independent Contractor.

Franchisee is an independent contractor and is not an agent, partner, joint venturer or employee of BKE, and no express or implied fiduciary relationship exists between the parties.  Franchisee must not, nor attempt to, bind or obligate BKE in any way nor represent that Franchisee has any right to do so.  BKE has and will have no control over the terms and conditions of employment of Franchisee’s employees.

11.11                 Public Notice of Independence.

In all public records and in Franchisee’s relationship with other persons, on stationery, business forms and checks, Franchisee must indicate the independent ownership of the Franchised Restaurant and that Franchisee is a franchisee of BKE.  Franchisee must exhibit at the Franchised Restaurant in such places as may be designated by BKE, a notification that the Franchised Restaurant is operated by an independent operator under license from BKE.  BKE may prescribe the form of the indication and notification required by this clause 11.11.

11.12                 Registration of Agreement.

If local law requires the registration or recordation of this Agreement with any local government agency, administrative board or banking agency, Franchisee shall notify BKE and, unless BKE elects to do so itself (or through an agent), Franchisee shall effectuate such registration(s) or recordation(s) in strict compliance with local laws as soon as possible.  Any costs or expenses related to registration or recordation shall be the sole responsibility of Franchisee.

12.                               INSURANCE; INDEMNITY

12.1                        Insurance Required.

Prior to the Opening Date, Franchisee must procure and maintain in full force and effect during the Term, at its own expense, the following insurance policy or policies in respect of the Franchised Restaurant and the Location, or by reason of the construction, operation or occupancy of the Restaurant:

(a)                                 Comprehensive general liability insurance, including risks required to be covered by local law, and] including products liability and broad form contractual liability;

(b)                                 Automotive liability insurance, including bodily injury and property damage for all owned, non-owned and hired vehicles;

(c)                                  All risks property insurance for the full replacement value of the Franchised Restaurant which is sufficient to satisfy any co-insurance clause contained in the policy, and where the Franchised Restaurant is a leasehold, rental insurance for at least 6 months’ rent;

(d)                                 Business interruption insurance to insure Franchisee for losses incurred as a result of a business interruption, such as fire, storm or other natural or man-made disaster, which causes the Franchised Restaurant to be closed for a period of time.  Such business interruption insurance policy will, at a minimum, provide a level of coverage to Franchisee sufficient for Franchisee to be able to pay to BKE, on a monthly basis, the estimated Royalties and Advertising Contributions that Franchisee would have been obligated to pay had the business interruption not occurred.  In the event a business interruption occurs, Franchisee is obligated to pay the estimated Royalties and Advertising Contributions as if the business interruption had not occurred.

The foregoing amount shall be calculated by taking the average monthly Gross Sales of the Franchised Restaurant over the 12 months immediately preceding the date of the business interruption (or in the case where the Franchised Restaurant has not been open for 12 months, Franchisee’s estimate of the average monthly Gross Sales) and multiplying such number first by the Royalty Percentage and then by the Advertising Percentage, and adding the two results together.

(e)                                  Statutory worker’s compensation insurance and employer’s liability insurance, as well as insurance covering disability benefits as may be required by local law;

(f)                                   Any other insurance policies BKE may reasonably require from time to time.

12.2                        Policy Requirements.

Each policy required under clause 12.1 must (a) name BKE and its Affiliates as additional insureds or its equivalent, (b) be written by an insurance company or companies as specified by BKE from time to time in the MOD Manual and on terms and conditions that are acceptable to BKE (including the amount of the deductible under each insurance policy), (c) include such coverages, policy limits and endorsements as may be specified from time to time by BKE in the MOD Manual or otherwise in writing, (d) provide that the insurers shall not have rights of subrogation or recourse against any additional insured or its equivalent; (e) provide that the policy cannot be cancelled without 30 days’ prior written notice to BKE, (f) insure the contractual liability of Franchisee under clause 12.5, and (g) include a cross liability provision enabling one insured person to claim against the insurer even if the party making the claim against that party is itself insured under that policy, and even where another insured would have been entitled to claim but is precluded for any reason, including by reason of being in breach of the policy.

12.3                        Evidence of Insurance.

Prior to the Opening Date and when requested during the Term, Franchisee must furnish to BKE certificates of insurance or its equivalent evidencing that the required insurance coverage is in effect pursuant to the terms of this Agreement.  The addition of BKE and its Affiliates as additional insureds or its equivalent shall be effectuated through an endorsement to Franchisee’s insurance policies, without any language of limitation affecting coverage, and a copy of the endorsement must be provided to BKE or its designated agent.  All policies must be renewed, and a renewal certificate of insurance must be provided to BKE or its designated agent, prior to the expiration date of the policies.

12.4                        Other Insurance Requirements.

Franchisee must neither do nor omit to do any act which may render any of the insurance policies void or voidable.  BKE may give notice to Franchisee that a particular insurer is unacceptable to BKE, and Franchisee will use its best efforts to obtain alternative or additional insurance from an insurer acceptable to BKE prior to the expiration of the relevant policy and furnish to BKE certificates of insurance evidencing that such alternative or additional insurance coverage is in effect.  The insurance afforded by the policy or policies required under this Agreement shall be primary and not contributory with BKE’s insurance and shall not be limited in any way by reason of any insurance which may be maintained by BKE.  The amount of insurance as required in the MOD Manual or as contained in any of the policies shall not be construed to be a limitation of liability on the part of Franchisee.  The obligation of Franchisee to maintain insurance is separate and distinct from its obligation to indemnify BKE under the provisions of clause 12.5.

12.5                        Indemnity.

(a)                                 Franchisee is responsible for all Losses arising out of or in connection with the possession, ownership or operation of the Franchised Restaurant and the Location.

(b)                                 Franchisee shall defend, indemnify and hold harmless the BKE Indemnified Parties, with counsel fully acceptable to BKE, against and in respect of all Losses sustained or incurred by the BKE Indemnified Parties, or any one or more of them, based upon, arising out of or relating to (i) the possession, ownership or operation of the Franchised Restaurant and the Location, including, without limitation, any claim, action or demand for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom, (ii) any breach by Franchisee or failure to perform any of its representations, warranties, covenants, obligations or agreements set forth herein, (iii) the sale of securities of Franchisee or any Affiliate of Franchisee, including, without limitation, Losses related to any alleged violation of any securities laws, (iv) any deceptive or fraudulent activities, corporate malfeasance, negligence or misconduct in connection with the operation of Franchisee’s business; (v) taxes, charges, duties, government imposts or levies (including any fines or penalties) arising by reason of Franchisee’s possession, ownership or operation of the Franchised Restaurant; and (vi) any claim, action or demand of any kind or nature whatsoever brought by any employee, agent, subcontractor or independent contractor of Franchisee or any employee of any agent, subcontractor or independent contractor of Franchisee.

(c)                                  Franchisee’s indemnification obligations hereunder shall survive the termination of this Agreement and continue for as long as the statute of limitations applicable to any such claim, action or demand remains in effect.

(d)                                 Franchisee’s obligation to indemnify and defend the BKE Indemnified Parties shall apply even in the event of the claim of negligence against BKE Indemnified Parties and regardless of whether the claim of negligence against BKE is as a result of the acts or omissions of BKE Indemnified Parties or that of Franchisee.

(e)                                  The right to indemnity hereunder shall exist notwithstanding that joint or several liability may be imposed upon the BKE Indemnified Parties by statute, ordinance, regulation or judicial decision. Franchisee’s obligation to defend and indemnify the BKE Indemnified Parties is separate and distinct from its obligation to maintain insurance, and is not limited by the amount of insurance required by BKE.

(f)                                   BKE agrees to advise Franchisee if it receives notice that a claim has been or will be filed with respect to a matter covered by this indemnity and provide Franchisee with such information as Franchisee may reasonably require to assume the defense of the matter.  Subject to subparagraph (h) below, Franchisee shall be given the opportunity to assume the defense thereof with counsel reasonably acceptable to BKE, and BKE shall have the right to participate in the defense of any claim or action against it which is assumed by Franchisee at BKE’s own cost and expense.

(g)                                  Franchisee shall not, without the written consent of the applicable BKE Indemnified Parties, settle, compromise or offer to settle or compromise any such claim, action or demand unless the terms of such settlement provide for (i) a full and unqualified release of the BKE Indemnified Parties, (ii) no admission of liability, fault or violation of law or contract and (iii) no relief other than payments of monetary damages that are not to be paid by the BKE Indemnified Parties.

(h)                                 Notwithstanding the foregoing, if (i) Franchisee elects not to defend the BKE Indemnified Parties by failing to notify such parties in writing that Franchisee will indemnify them from and against the entirety of any Losses that they may sustain or incur, based upon or arising out of the indemnifiable claims, within five (5) days after the BKE Indemnified Parties have given notice to Franchisee of such indemnifiable claims, (ii) a conflict of interest exists between Franchisee on the one hand and the BKE Indemnified Parties or the Burger King System on the other hand, as reasonably determined by BKE, (iii) the indemnifiable claim relates to the matters described in subparagraph (b)(iii) or (iv) of this clause 12.5, (iv) settlement of, or an adverse judgment with respect to, the indemnifiable claims is, in the good faith judgment of BKE, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of BKE or the Burger King System, or (v) the indemnifiable claim involves multiple franchisees and BKE reasonably determines that consolidation of all such claims would be in the best interests of BKE and the affected franchisees, including Franchisee (in which case any liability of Franchisee hereunder would be on a pro rata basis), the BKE Indemnified Parties shall have the right to defend the claim, action or demand by appropriate proceedings with sole power to direct and control such defense with respect to themselves, and Franchisee shall pay to the BKE Indemnified Parties all costs, including reasonable attorneys’ fees, incurred by such parties in effecting such defense and any subsequent legal appeal, in addition to any sums which BKE may pay by reason of any settlement or judgment against the BKE Indemnified Parties.

13.                               [INTENTIONALLY DELETED.]

14.                               TRANSFER RESTRICTIONS

14.1                        No Transfer or Change in Franchisee Without Consent.

Except for a Transfer or issuance of equity interests in Franchisee with the prior written consent of BKE or as permitted in the DA:

(a)                                 Franchisee must not, directly or indirectly (and must not permit an Affiliate of Franchisee to), Transfer (i) this Agreement or any of its rights or obligations in or under this Agreement; (ii) the Franchised Restaurant or the real estate relating to the Franchised Restaurant including, without limitation, substantially all of the assets or a material asset of the Franchised Restaurant; or (iii) any part of or beneficial interest in any of the above, and must not permit any such matter to arise by operation of law or otherwise;

(b)                                 a Principal (including the Co-Debtor) must not, directly or indirectly (and Franchisee must not permit a Principal to) Transfer 25% or more of its equity interests in Franchisee or in any corporate Principal in any single transaction or series of related transactions;

(c)                                  Franchisee must not, directly or indirectly: (i) issue any new equity interests in Franchisee (except the issuance of equity interests to the owners listed in Schedule A in proportion to their existing equity interests); (ii) permit any reconstruction, reorganization, merger, consolidation, liquidation, amalgamation or other material change in the structure or Control of Franchisee or in any corporate Principal; or (iii) subcontract or otherwise delegate the performance of its obligations pursuant to this Agreement;

(d)                                 equity interests of Franchisee may not be Transferred by Franchisee or any Principal unless, in addition to obtaining the prior consent of BKE as required above, the transferor complies with all policies and guidelines BKE may then have in effect for approval of a proposed distribution of securities of franchisees.  All materials required by applicable law for or used in connection with any direct or indirect offer or sale of securities by Franchisee shall be submitted to BKE for review and consent, prior to their filing or use.  Any review by BKE of the offering materials or the information included therein will be conducted solely for the benefit of BKE to determine conformance with BKE’s internal policies, and not to benefit or protect any other person.  No investor should interpret such review by BKE as an approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in the materials reviewed and the offering documents and any subscription agreement to be executed by investors shall include legends and statements as BKE may specify, including but not limited to legends and statements which disclaim BKE’s liability for, or involvement in, the transaction described in the offering documents;

(e)                                  Franchisee shall notify BKE in writing of any proposed Transfer of an interest referred to in this clause 14.1 before the proposed Transfer is to take place, and shall provide such information and documentation relating to the proposed Transfer as BKE may reasonably require;

Any Transfer described in this clause 14.1 attempted without compliance with the terms hereof shall be void and of no effect and shall constitute a material act of default hereunder and good cause for termination of this Agreement.

For the avoidance of doubt, while the DA is in effect, the provisions contained therein shall control with regards to any Transfer (including issuance) of equity interests and the provisions of this Article 14 shall only apply with regards to other Transfers, except for clause 14.2(l), which shall apply to all Transfers, provided that a Transfer Fee shall only be due upon a Transfer of equity interests if there is a Transfer of all of the equity interests in Franchisee, the Developer or any Principal to a third party (and in this case, such Transfer Fee shall be US$10,000 per Franchised Restaurant, not to exceed US$1,000,000).

14.2                        Conditions for Consent.

In determining whether or not to grant approval to a proposed Transfer of any interest referred to in clause 14.1, BKE may consider any relevant matter in its sole discretion, including, without limitation, the protection of the Burger King System, the protection of BKE and its Affiliates, and the orderly and proper operation and development of other Burger King Restaurants in the market which may be directly or indirectly impacted by the proposed Transfer.  Without limiting the generality of the foregoing, BKE may impose or consider the following conditions for granting its consent to the proposed Transfer, as BKE may deem appropriate in its sole discretion:

(a)                                 all obligations of Franchisee to BKE and its Affiliates, whether arising under this Agreement or otherwise (including, without limitation, all monetary obligations and all repair, maintenance, refurbishment and upgrade obligations) must be satisfied on or before the Transfer Date;

(b)                                 all obligations of Franchisee to third parties arising out of the conduct of the Franchised Restaurant including, but not limited to, obligations owed to suppliers and distributors must be satisfied on or before the Transfer Date;

(c)                                  Franchisee and its Affiliates are not in default of any provisions of this Agreement or any other agreement with BKE or its Affiliates;

(d)                                 the Transferee (or, if applicable, such owners of the Transferee as BKE may request), in BKE’s sole judgment, satisfies all of BKE’s business standards and requirements; has the aptitude and ability to operate the Franchised Restaurant; has adequate financial resources and capital to do so; and must complete and be approved through BKE’s standard franchisee application and selection process including satisfactorily demonstrating to BKE that it meets the financial, character, organizational, managerial, credit, operational, and legal criteria and such other criteria and conditions as BKE shall then be applying in considering applications for new franchises.  The Transferee must meet with representatives of BKE at its corporate offices or such other location as may be reasonably requested by BKE.  Without limiting the grounds on which it will be reasonable for BKE to withhold its consent to any Transfer, BKE may withhold its consent to any proposed Transfer where: (i) the Transferee or any Affiliate of the Transferee carries on activities of a kind described in section 17 (Restrictive Covenant), or (ii) in the sole judgment of BKE, the Transfer would result in the Transferee having a disproportionately large ownership of Burger King Restaurants compared with the number of Burger King Restaurants operated by all franchisees in the Burger King System in [insert name of country];

(e)                                  Transfers to existing franchisees in the Burger King System may be subject to conditions materially different from or in addition to conditions with respect to other Transfers.  BKE reserves the right to disapprove a Transfer based upon (without limitation) any of the following considerations, in BKE’s sole discretion: (i) the current geographic scope and proximity of the prospective Transferee’s operations; (ii) the physical and operational condition, opportunities and obligations present in the prospective Transferee’s existing market(s) and Burger King Restaurants; (iii) the penetration level of Burger King Restaurants in the prospective Transferee’s existing market(s); and (iv) the period of time since the prospective Transferee last acquired Burger King Restaurants and the extent to which the prospective Transferee properly integrated those Burger King Restaurants into its organization and resolved issues arising from or related to such previous acquisition;

(f)                                   the form, terms and conditions in the Transfer agreement must be acceptable to BKE;

(g)                                  the Transferee (and such other entities as BKE may require as principals and co-debtors) must execute BKE’s then current form of franchise agreement for a term equal to the remainder of the Term except that the Royalty and Advertising Contribution shall be the same as set out in this Agreement, no further franchise fee will be payable, and the timing for required remodeling shall be as under this Agreement or as otherwise agreed;

(h)                                 the Transferee and such owners of the corporate Transferee as BKE may request, must execute a guarantee of the Transferee’s obligations to BKE and its Affiliates according to article 111 of the Swiss Code of Obligations.  For the purposes of determining compliance, BKE shall have the right to examine and approve the form and content of all governing documents of the corporate Transferee;

(i)                                     if applicable, Franchisee must execute all documents necessary to cancel the entries of Franchisee as a registered user of the Burger King Marks and shall co-operate with BKE in effecting the cancellation of entries of Franchisee as a registered user with the relevant registry;

(j)                                    if applicable, the Transferee must enter into any registered user agreements required by BKE authorizing and permitting the use of the Burger King Marks;

(k)                                 the Transferee’s Managing Owner and Operations Director and/or such other relevant persons as determined by BKE must have satisfactorily completed, at their expense, BKE’s training program for new franchisees on or before the date of Transfer;

(l)                                     Franchisee must pay the Transfer Fee to BKE before the Transfer Date.  The Transfer Fee is payable in respect of any Transfer, whether by Franchisee or a Principal;

(m)                             BKE is satisfied, in its sole business judgment, that the Franchised Restaurant and the consummation of the contemplated transaction(s) will create sufficient cash flow after payment of debt service and other amounts necessary for reinvestment in the business for repairs or remodeling the Franchised Restaurant and Location, to permit the prospective transferee to meet its financial commitments generally as well as the prospective transferee’s obligations under this Agreement;

(n)                                 if Franchisee or any Affiliate proposes to Transfer only the real estate at the Franchised Restaurant, BKE is satisfied, in its sole business judgment, that Franchisee and its Affiliates, on a consolidated basis, will meet the financial ratios and standards BKE applies to newly developed Burger King Restaurants.

(o)                                 such legal documentation as is required by BKE must be executed, including a general release executed by Franchisee and each Co-Debtor, in a form satisfactory to BKE, of any and all claims against BKE, its Affiliates, and their respective officers, directors, agents and employees; and

BKE will use reasonable efforts to provide a response to a proposed Transfer within 90 days of receipt by BKE of Franchisee’s notice of the proposed Transfer and the furnishing of all reasonably requested information and documentation.

14.3                        Right of First Refusal.

(a)                                 Subject to clause 14.3(c) below, if Franchisee or any Principal receives an acceptable bona fide offer from a third party to directly or indirectly purchase the

Franchised Restaurant and/or the Location, or any portion thereof or interest therein or any asset material to the operation of the Franchised Restaurant or any equity interest in Franchisee (individually and collectively, the “Assets”), Franchisee must give BKE written notice (“Offer Notice”) offering to sell the Assets to BKE or its assignee at the same purchase price and otherwise on substantially the same terms and conditions and setting out the name and address of the prospective purchaser, the price and other terms of the offer, a copy of the proposed sale agreement for the Assets executed by both Franchisee and purchaser, together with such other information and documentation as BKE may request in order to evaluate the offer, including, but not limited to, all exhibits, copies of real estate purchase agreements, proposed security agreements and related promissory notes, assignment documents, leases, deeds, surveys, title insurance commitments and policies and copies of all title exceptions and any other information BKE may request, a franchise application completed by the prospective purchaser, references, and the opportunity to interview the prospective purchaser and/or its officers.

(b)                                 If the consideration offered by the third party is not in cash, Franchisee must offer to sell the Assets to BKE at the fair market value, which, failing agreement between BKE and Franchisee, will be determined by an independent expert mutually agreed to by the parties (if the parties cannot agree on such an expert, then the chairperson of the Treuhandkammer (the Swiss professional organisation of auditors) shall finally appoint such independent expert), and the offer will be deemed to have been made on the date the fair market value is agreed or determined.

(c)                                  A bona fide offer from a third party includes any Transfer consolidation, merger or any other transaction in which legal or beneficial ownership of the franchise granted by this Agreement or any equity interests held by a Principal, is vested in any person other than Franchisee or that Principal, except that a Principal who is not a Co-Debtor may Transfer up to 25% of its ownership interests in Franchisee without complying with the terms and conditions of this clause 14.3.

(d)                                 BKE or its assignee has the right and the option, exercisable within 30 days from receipt of an Offer Notice, and all other requested documentation and information required under clause 14.3(a) (“Offer Period”), to accept the offer.  Silence on the part of BKE shall constitute rejection of the offer.

(e)                                  BKE or its assignee may accept the offer contained in the Offer Notice by giving notice of acceptance to Franchisee before the expiration of the Offer Period (“Acceptance Notice”).

(f)                                   The Acceptance Notice may contain terms which vary from the terms of the Offer Notice if the terms upon which BKE or its assignee agrees to buy the Assets are not commercially less favorable to Franchisee than those contained in the Offer Notice.  Further, the Acceptance Notice may reject any provision or condition that is inconsistent with Franchisee’s obligations under this Agreement or the effect of which would be to increase the cost to, or otherwise change the economic terms imposed on, BKE or its assignee, as a result of the substitution of BKE or its assignee (as applicable) for the prospective purchaser.  Any such provision or condition is void and unenforceable against BKE.

(g)                                  If Franchisee receives the Acceptance Notice during the Offer Period, Franchisee must sell and BKE or its assignee must purchase the Assets upon the terms and conditions contained in the Offer Notice as such terms may be varied by the Acceptance Notice.

(h)                                 Acceptance will constitute a binding contract and BKE or its assignee and Franchisee shall complete the sale and purchase with all reasonable speed, subject to (i) all of the closing conditions set forth in the proposed sale agreement; (ii) obtaining any necessary consents and estoppels from landlords or others which Franchisee must use best efforts to obtain; and (iii) satisfaction with the results of a due diligence investigation of the Assets, as conducted by BKE or its assignee over a period of not less than 60 days, commencing on the date of the Acceptance Notice.

(i)                                     If BKE rejects Franchisee’s offer to sell the Assets or any portion thereof, as the case may be, Franchisee may conclude the sale to the purchaser named in the Offer on terms not more favorable to the purchaser than those offered to BKE, subject to obtaining the prior consent of BKE as required under this Agreement.

(j)                                    If the sale to the purchaser has not been completed within 90 days of obtaining BKE’s consent, or such longer time as may be reasonably required to obtain the consent of any landlord or other person, BKE may at any time thereafter withdraw its consent to the Transfer by giving written notice to Franchisee.  If Franchisee thereafter wishes to proceed with the sale of the Assets on the same commercial terms to the same prospective purchaser, Franchisee is not required comply with this clause 14.3 (Right of First Refusal) but must obtain BKE’s prior consent to the Transfer.

(k)                                 The election by BKE not to exercise its right of first refusal as to any Offer will not affect its right of first refusal as to any subsequent Offer.

(l)                                     If the proposed sale of the Assets includes assets of Franchisee not related to the operation of Burger King Restaurants, BKE or its assignee may, at its option, elect to purchase only the assets related to the operation of Burger King Restaurants and an equitable purchase price will be allocated to each asset included in the proposed sale.

(m)                             Any Transfer or attempted Transfer of the interests described in this clause 14.3 without first giving BKE the right of first refusal as described above shall be void and of no force and effect, and shall constitute a material act of default hereunder and deemed good cause for termination of this Agreement.

14.4                        Continuing Liability.

In the event of a Transfer of this Agreement or any interest in this Agreement or the Franchised Restaurant, or the merger, consolidation or reorganization of Franchisee or a Transfer of all or any part of a Co-Debtor’s interest in the Franchisee or the Franchised Restaurant (hereinafter collectively, the “Interest”), and taking into account the Franchisee’s and Co-Debtor’s own and direct interest in the Transfer, which they hereby acknowledge, Franchisee and/or the Co-Debtor (hereinafter collectively, “Transferor”) shall remain personally jointly and severally liable (as principal debtor to the extent of a cumulative assumption of debts (“kumulativer Schuldbeitritt”) in accordance with article 143 ff. of the Swiss Code of Obligations and not as a guarantor according to article 111 or articles 492 ff. and article 496, respectively, of the Swiss Code of Obligations) and BKE is entitled in its sole discretion to request from the Transferor partial or full performance for all Royalties, Advertising Contributions and other payments which come due under this Agreement during the periods of time hereinafter described, in accordance with the following:

(a)                                 If Transferor has transferred the Interest pursuant to a contract of sale which provides that installment payments of the purchase price are to be made to the Transferor or the Transferor’s designee, the liability of the Transferor shall continue for the longer of (i) twelve (12) months from the date of the Transfer; and (ii) such time as the purchase price has been paid in full; provided, however, that after the first anniversary of such Transfer, the liability of the Transferor shall be limited to the total amount of the original installment payments to be made under the contract for sale or other instrument evidencing the debt.  If the holder of the note or other evidence of the debt deems the obligation satisfied, Transferor will simultaneously be released from liability to BKE under this Agreement for future Royalties and Advertising Contributions only.  Any contract of sale which provides for installment payments shall also provide that such payments are subordinated to the payment of Royalties and Advertising Contributions under this Agreement and that the note or other evidence of the debt shall not be assignable by the holder or payee.

(b)                                 If Transferor has transferred the Interest pursuant to a contract of sale which provides for cash payment in full at closing, upon payment in full of the purchase price, the Transferor’s liability shall continue for a period of twelve (12) months from the date of Transfer, and shall be limited to the amount of Royalties and Advertising Contributions which accrue during such period and are not paid by Transferee.  Upon payment of such amount, Transferor shall be automatically released from any continuing liability under this Agreement for future Royalties and Advertising Contributions.

14.5                        Right of Re-Entry.

In the event BKE seeks to enforce continuing liability pursuant to clause 14.4 above, the immediately preceding Transferor of an Interest against whom liability is sought will be afforded an opportunity to cure the default and the right to reassume the position of franchisee under the terms of this Franchise Agreement provided all of the following conditions have been met:

(a)                                 As of the Transfer Date, the Transferor must have been in good standing with BKE in accordance with the criteria then in effect for franchise approval;

(b)                                 At the time of proposed re-entry, the Transferor must be in good standing and be able to satisfy BKE’s then current franchise approval criteria and expansion approval criteria and deliver to BKE appropriate application forms and such other documents and agreements as BKE may require evidencing the assumption by Transferor of the rights and obligations for the remaining term of the Franchise Agreement.

(c)                                  At the time of re-entry, BKE must have been paid all sums past due and owing under this Agreement and any agreement related to the Franchised Restaurant, as well as any past due sums paid by BKE related to products or supplies sold by BKE for use in the Franchised Restaurant, including without limitation, any pre- and post-petition amounts due from any franchisee with regard to the Franchised Restaurant which is the subject of a proceeding under the bankruptcy laws or any similar law affecting the rights of creditors generally.

(d)                                 Transferor must take possession of and acquire control and dominion over substantially all of the tangible real and personal property associated with the Franchised Restaurant.

14.6                        Notices to Transferor.

During the period of time in which Transferor remains liable pursuant to clause 14.4 above, BKE shall use reasonable efforts to send simultaneous copies of notices of default under this Franchise Agreement to Transferor and Transferee.  Transferor shall use reasonable efforts to send simultaneous copies of notices of default to BKE and Transferee under any installment payment due to Transferor from Transferee.  Failure of either party to provide copies of the notices of default shall not be an event of default under the terms of this Franchise Agreement.  Transferor shall be afforded the same opportunity to cure as is set forth in the notice of default.

14.7                        Acquisition of Additional Franchises.

Franchisee agrees that, prior to acquiring any other Burger King Restaurant owned or operated by another Burger King franchisee, which may be offered to it for sale or which it may offer to purchase, such franchise will first be offered to BKE on the same terms, conditions and price in accordance with clause 14.3.

14.8                        Death or Mental Incapacity.

Upon the death or mental incapacity of a Principal, Franchisee shall procure that the executor, administrator, or personal representative of such Principal shall Transfer the Principal’s interest in Franchisee to a third party approved by BKE within a reasonable time after the Principal’s death or mental incapacity.  Such Transfers, including, without limitation, Transfers by devise or inheritance, shall be subject to BKE’s right of first refusal under clause 14.3, or, if such right is not exercised, the same conditions as may be imposed on any Transfer under this section 14.  In the case of Transfer by devise or inheritance, if the heir is not approved or there is no heir, Franchisee shall procure that the executor shall use best efforts to Transfer the Principal’s interest to another party approved by BKE within 24 months from the date of the Principal’s death.  If the conveyance of the Principal’s interest to a party acceptable to BKE has not taken place within the 24-month period, Franchisee shall procure that BKE shall have the option to purchase the Principal’s interest at fair market value.

14.9                        No Waiver.

BKE’s consent to a Transfer shall not constitute a waiver of any claims it may have against the Transferor, nor shall it be deemed a waiver of BKE’s right to demand exact compliance with any of the terms of this Agreement by the Transferor or Transferee.

15.                               DEFAULT AND TERMINATION

15.1                        Acts of Default.

If an act of default hereunder is committed by Franchisee and Franchisee fails to cure the default after any required notice and within the applicable cure period, then, without prejudice to any other rights and remedies BKE may have under this Agreement, any other agreement, at law or in equity, BKE may terminate this Agreement by giving notice to Franchisee at any time after the occurrence of any of the acts described below, notwithstanding the right to terminate this Agreement without notice at any time by either party for material breach or any other event which constitutes good cause.  The applicable cure period is described below, but if a cure period is not specifically mentioned, it shall be 30 days.  In some instances, as identified below, no cure period is allowed.  If any applicable law or rule requires a longer cure period than that provided herein, then the period required under the law or rule shall be substituted for the requirements herein.  The following (without limitation) are material acts of default and are good cause for termination:

(a)                                 Franchisee fails to maintain or operate the Franchised Restaurant in accordance with the requirements of the Burger King System, including the MOD Manual and all other operating standards and specifications established from time to time by BKE or its Affiliates as to service, cleanliness, health and sanitation.  Franchisee shall have 5 days after notice to cure the default.

(b)                                 Franchisee’s default under the previous clause is deemed by BKE, in its reasonable discretion, to be of a nature so serious as to threaten the immediate safety or health of customers or employees of Franchisee or the general public.  In such case, Franchisee will, after verbal notice from BKE to Franchisee, immediately cease operation of the Franchised Restaurant until such time as the serious health or safety violation is rectified to BKE’s satisfaction.  Failure to close the Franchised Restaurant under these circumstances shall be an additional act of default.  If this act of default occurs, Franchisee shall have no opportunity to cure, and BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee but with no opportunity to cure.

(c)                                  Franchisee sells any product which does not conform to BKE’s specifications or is not approved by BKE.  Franchisee shall have 5 days after notice to cure the default.

(d)                                 Franchisee fails to sell products designated by BKE as required to be sold in the Franchised Restaurant.  Franchisee shall have 5 days after notice to cure the default; provided, however, if for reasons beyond the control of Franchisee, Franchisee is unable to obtain such products within the cure period, the cure period shall be extended for a reasonable period of time determined by BKE provided Franchisee initiates and actively pursues substantial and continuing action within the cure period to cure such default.

(e)                                  Franchisee fails to install and use equipment or décor required by FRANCHISOR or uses equipment, uniforms or décor not approved by BKE.

(f)                                   Franchisee fails to maintain the Franchised Restaurant in good condition and repair, or fails to make all improvements, alterations or remodeling as may be determined by BKE to be reasonably necessary to reflect the Current Image.

(g)                                  Franchisee or any Co-Debtor fails to pay when due Royalties or Advertising Contributions or any other amount required to be paid under this Agreement or any other agreement with BKE or its Affiliates, Franchisee shall have 10 days after notice to cure the default.

(h)                                 Franchisee is insolvent, bankrupt, commits an act of insolvency or bankruptcy, files a petition or application seeking any type of relief under any bankruptcy code or any state insolvency or similar law affecting the rights of creditors or is unable to pay its debts as they fall due, or someone files a petition to have the Franchisee adjudicated a bankrupt and such application or petition is not removed in 90 days after it is filed or makes an arrangement with its creditors or if any distress or execution is levied on Franchisee’s goods or if an administrator, liquidator, trustee or receiver is appointed over the whole or any part of Franchisee’s undertaking or application is made for any such appointment to be made, or being a partnership Franchisee is dissolved, or if any other steps are taken under any insolvency, bankruptcy, receivership, or moratorium laws from time to time in force, including any moratorium or if Franchisee takes any action to liquidate or wind up its operations.

(i)                                     Franchisee ceases to occupy the Location.  Franchisee shall have 5 days after notice to cure the default.  If the loss of possession is attributable to the proper exercise of governmental powers, Franchisee may, with BKE’s consent and subject to availability, relocate to other premises in the same market area for the balance of the Term.

(j)                                    Franchisee abandons the Franchised Restaurant or the franchise relationship without the prior consent of BKE.  Franchisee shall have 5 days after notice to cure the default.  Franchisee shall be deemed to have abandoned the franchise relationship if the Franchised Restaurant ceases to operate, except as permitted under clause 3.2, whether the Franchised Restaurant remains closed, vacant or is converted to another use.

(k)                                 A final judgment against Franchisee (including a final judgment in favor of BKE or any of its Affiliates) remains unsatisfied for 30 days (unless an appeal bond has been filed), or a levy of execution is made upon the license granted by this Agreement or upon any property used in the Franchised Restaurant or at the Location, and the levy is not discharged within 5 days.

(l)                                     Franchisee or the Managing Owner is convicted of an offense punishable by a term of imprisonment in excess of 1 year, or an offense, regardless of how punishable, for which a material element is fraud, dishonesty or moral turpitude.  If this act of default occurs, Franchisee shall have no opportunity to cure and BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee.

(m)                             Outstanding amounts owed by Franchisee in a total of more than EURO 50,000 of undisputed bills, invoices or statements from suppliers of goods or services to the Franchised Restaurant and lenders, landlords or other vendors of the Franchisee.

(n)                                 Franchisee acts in any fraudulent or unethical manner in connection with the operation of the Franchised Restaurant, including if Franchisee knowingly makes any materially false statement in connection with any report of Gross Sales or in any other report, account or financial statement required under this Agreement, or if Franchisee knowingly made false or misleading statements in order to obtain execution of this Agreement by BKE.  If this act of default occurs, Franchisee shall have no opportunity to cure, and BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee.

(o)                                 Franchisee directly or indirectly challenges the validity or ownership of the Burger King Marks or the Confidential Information or BKE’s rights in the Burger King System.

(p)                                 Franchisee for any reason other than the act or default of BKE ceases to be entitled to remain registered as a registered user of any of the Burger King Marks pursuant to a Registered User Agreement as described in clause 11.6.

(q)                                 If any Transfer or other event occurs which is in violation of or inconsistent with section 14 (Transfer Restrictions) or section 19 (The Co-Debtor and Principal) including, without limitation, a change of Control of Franchisee which occurs by means of a tender offer for publicly-traded securities of Franchisee or at the direction of a receiver, administrator or trustee in bankruptcy.  If this act of default occurs, Franchisee shall have no opportunity to cure, and BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee.

(r)                                    Franchisee or any Principal uses or duplicates in whole or in essential parts the Burger King System or engages in unfair competition or acquires an interest in a Fast Food Burger Restaurant business in violation of section 17 of this Agreement or discloses any Confidential Information or trade secrets of BKE in violation of clause 11.3 of this Agreement.  If this act of default occurs, Franchisee shall have no opportunity to cure, and BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee.

(s)                                   Franchisee denies BKE the right to inspect the Franchised Restaurant or to examine its books and records or to audit the sales and accounting records of the Franchised Restaurant. Franchisee shall have 5 days after notice to cure the default.

(t)                                    (i) Conduct by Franchisee, the Managing Owner or the Operations Director which, in the judgment of BKE, is deleterious to or reflects unfavorably on Franchisee or the Burger King System by exhibiting a reckless disregard for the physical or mental well-being of employees, customers, BKE representatives or the public at large including, but not limited to, battery, assault, sexual harassment or other forms of threatening, outrageous, willfully discriminatory or unacceptable behavior.  An act of default under this clause does not require any criminal action to be brought against Franchisee, the Managing Owner or the Operations Director.  If this act of default occurs, BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee but with no opportunity to cure, or (ii) if Franchisee or any Affiliate thereof, any Principal or Affiliate thereof, or any board member or senior officer of Franchisee or any Affiliate thereof, or any Principal or Affiliate thereof, engages in any conduct which is materially deleterious to, or could reasonably be expected to have a material adverse effect on the reputation of Franchisee, any Principal, such Affiliate, BKE or the Burger King brand, and the senior officer or board member is not removed from his or her position within thirty (30) Days after BKE notifies Franchisee in writing thereof (it being understood that such person may not be reinstated without BKE’s prior written approval). If this act of default occurs, BKE shall have the right to terminate this Agreement, effective immediately upon notice to Franchisee but with no opportunity to cure.

(u)                                 Franchisee, without the prior consent of BKE, enters into a management agreement or consulting arrangement relating to the operations of the Franchised Restaurant.

(v)                                 Failure by Franchisee to conduct the business of the Franchised Restaurant in compliance with all laws and regulations as required under clause 5.14 and clause 4.6 of this Agreement.

(w)                               Franchisee fails to remedy any other breach of this Agreement within 30 days or such shorter time as is specified in a notice given to Franchisee by BKE specifying the breach to be remedied, telling Franchisee what BKE requires to be done to remedy the breach and giving notice that BKE proposes to terminate this Agreement because of the breach.

(x)                                 Franchisee repeatedly breaches any obligation under this Agreement.  If BKE intends to terminate this Agreement under this clause, BKE shall provide notice to Franchisee that BKE considers that Franchisee has repeatedly breached this Agreement, and that BKE intends to terminate this Agreement if Franchisee breaches the Agreement at any time after said notice.  If, after receiving such notice, Franchisee subsequently breaches this Agreement in any manner, Franchisee shall have no opportunity to cure such breach, and BKE shall have the right to terminate this Agreement upon notice to Franchisee.

(y)                                 Franchisee or any Affiliate of Franchisee materially breaches any obligation under any other agreement to which BKE or a BKE Affiliate is a party regardless of whether entered into by Franchisee before or after the date of this Agreement (including without limitation, any other franchise agreement, development agreement or any such agreement to which any other person is a party).

(z)                                  If any of the above acts of default occur in relation to a Principal or a Co-Debtor, or if the Principal or the Co-Debtor consists of more than one person, to any one or more of such persons.  In such event, the cure periods set forth above shall be applicable to such Co-Debtor or Principal and Franchisee shall procure that each Principal and/or Co-Debtor, as applicable, remedies the acts of default.

The provision of a notice under this clause 15.1 is not required if the behavior of the Franchisee or a Principal indicates that this would be futile.

15.2                        Effect of Franchise Ending.

Upon expiration or termination of this Agreement for any reason, all rights and licenses of Franchisee to use any of BKE’s intellectual property (including the Burger King System, the Burger King Marks and the Confidential Information) will terminate and the provisions of clause 15.3 will apply.

15.3                        Action on Termination.

Upon expiration or termination of this Agreement for any reason, all monies owed by Franchisee to BKE and any BKE Affiliate relating to this Agreement shall be immediately due and payable.  Franchisee shall not be entitled to any goodwill or other compensation or refund of fees for any reason. In addition, Franchisee must:

(a)                                 immediately cease using the Burger King System including the Burger King Marks or any mark confusingly similar to the Burger King Marks and the Confidential Information, and if applicable, at the request and cost of BKE, co-operate in any steps BKE may take to cancel the entries of Franchisee as a registered user of the Burger King Marks with the Registrar of Trademarks, or its equivalent authority;

(b)                                 not thereafter identify itself as or hold itself out as a Burger King franchisee or as having any connection or relationship with BKE or the Burger King System;

(c)                                  immediately return to BKE all Confidential Information including the MOD Manual and all other materials in its possession or control relating to the Burger King System;

(d)                                 immediately destroy or deliver to BKE, at BKE’s option, all materials bearing the Burger King Marks or in which BKE or its Affiliate owns copyright or any other intellectual property rights that are otherwise identifiable with the Burger King System, and all proprietary supplies, including all branded goods and such goods made to BKE’s formulations as BKE determines, subject to Franchisee being compensated ffor any such goods belonging to it;

(e)                                  de-identify the Franchised Restaurant in accordance with BKE’s instructions, and in the event Franchisee fails to de-identify the Franchised Restaurant, Franchisee consents to BKE entering the Franchised Restaurant to make the changes at Franchisee’s expense;

(f)                                   if requested by BKE, do all things necessary to transfer all telephone and facsimile numbers, web addresses and directory listings used in connection with the Franchised Restaurant to BKE or its nominee;

(g)                                  pay all trade creditors relating to the Franchised Restaurant, including Approved Suppliers; and

(h)                                 permit BKE to enter the Franchised Restaurant at any time without prior notice to verify that Franchisee has done all things required of it by this clause 15.3, and take whatever actions BKE considers necessary to fulfill any of Franchisee’s obligations under this clause 15.3 which Franchisee fails to fulfill, and Franchisee must pay the full cost of such actions within the time specified in any invoice issued by BKE for those costs.

The foregoing shall be in addition to any other rights or remedies of BKE that exist under statute, regulation or applicable law.

15.4                        Set Off by BKE.

BKE may set off any monies owing to BKE or any of its Affiliates in respect of Royalties, Advertising Contributions or any other amounts due hereunder against any amount payable by BKE to Franchisee, any Franchisee Affiliate and/or any Co-Debtor on any account.  However, Franchisee may not, and Franchisee shall procure that neither any Franchisee Affiliate nor any Co-Debtor, set off any liability of BKE to Franchisee, Franchisee Affiliate or any Co-Debtor, whether under this Agreement or otherwise, against any amount payable by Franchisee, Franchisee Affiliate or any Co-Debtor to BKE.

15.5                        Additional Rights of BKE on Default; Damages.

(a)                                 If Franchisee ceases or fails to operate the Franchised Restaurant for any period during the Term for any reason, except as permitted under clause 3.2, or in the event BKE terminates this Agreement following the occurrence of any of the acts of default described in clause 15.1, then, in addition to BKE’s rights and remedies set out in this section 15, Franchisee acknowledges that: (i) BKE will suffer loss and damage; (ii) the loss and damage will be impossible, complex or expensive to quantify accurately in financial terms and cannot be precisely calculated or proved; and (iii) Franchisee will be liable to BKE for all actual and consequential damages incurred by BKE as a result of any failure to operate the Franchised Restaurant for a particular period during the Term by paying the damages specified in this clause 15.5.

(b)                                 For the purpose of clause 15.5(a), “damages” are calculated as an amount equal to the total Royalties and Advertising Contributions that would have been payable by Franchisee under this Agreement if Franchisee had continued to operate the Franchised Restaurant during the Damages Period, based on the average Gross Sales over the shorter of (i) the period in which Franchisee has actually been operating the Franchised Restaurant or (ii) the 36-month period immediately preceding the date on which Franchisee ceased to operate the Franchised Restaurant.

(c)                                  The relevant amount must be paid within 30 days of BKE’s written demand.

(d)                                 The damages payable by Franchisee under this clause 15.5 are recoverable as a debt due to BKE and shall be secured by a lien in favor of BKE against the personal property, machinery, fixtures and equipment owned by Franchisee and on the Location at the time of the default.

(e)                                  If any act of default occurs, in addition and without prejudice to its rights under this clause 15.5 or any other rights, BKE has the right but not the obligation to take whatever actions it considers necessary to remedy the default, at Franchisee’s sole risk and cost (including administrative costs and staff time) and without compensation to Franchisee, including by entering the Franchised Restaurant to remove and destroy unapproved or obsolete signs, advertising or promotional material, slogans or material on which Burger King Marks appear.

(f)                                   Franchisee acknowledges that BKE may seek an injunction or similar remedy for any breach or threatened breach of this Agreement for which damages may not be adequate compensation.

16.                               RIGHT OF ENTRY

Franchisee will execute all documents required by BKE in connection with BKE’s entry into the Franchised Restaurant, Location or other premises for purposes of this Agreement and will use its best efforts to procure any consent required from any third party in connection with BKE’s entry into the Franchised Restaurant, Location or other premises.  Franchisee hereby waives and releases BKE from all rights, actions or claims which Franchisee may at any time have against BKE in connection with BKE’s entry into the Franchised Restaurant, Location or other premises for purposes of this Agreement except to the extent that such rights, action or claims arise directly from a failure by BKE to use reasonable care in exercising its right of entry.

17.                               RESTRICTIVE COVENANT

17.1                        Franchisee will not during the Term of this Agreement or after its expiration or termination, directly or indirectly engage in the operation of any restaurant, except as licensed by BKE, which utilizes or duplicates the whole or any part of the Burger King System or any Confidential Information.  This obligation shall not extend (after the expiration or other termination of this Agreement) to any know-how which has entered the public domain without fault on Franchisee’s part.

17.2                        Article 25 of the DA shall be deemed incorporated into this Agreement, mutatis mutandis, as if a reference therein to “the Developer” were a reference to the Franchisee.

18.                               MISCELLANEOUS; GENERAL CONDITIONS

18.1                        Non-Waiver.

The failure or delay on the part of BKE to exercise any right or option given to it under this Agreement, or to insist on strict compliance by Franchisee with the terms of this Agreement, shall not constitute a waiver of any terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by BKE of its right at any time thereafter to require exact and strict compliance with all the terms of this Agreement.  The rights or remedies set out in this Agreement are in addition to any other rights or remedies which may be granted by law.

18.2                        Effective Date.

This Agreement shall become valid when executed and accepted by BKE and Franchisee.

If the validity of the Agreement requires the approval, registration or notification (hereinafter “Approvals”) of a governmental or other supervisory authority in the country where the Franchise Restaurant shall be located or under any other applicable law , then the effective date of the Agreement shall be the date on which all such Approvals are on hand. Franchisee shall exercise its best efforts to help obtain such Approvals (if required) on behalf of BKE and/or its Affiliates. The costs of such Approvals shall be borne by Franchisee.

Any actions and performance by either party in accordance with the provisions of this Agreement before any required approval of a governmental or other supervisory authority in [INSERT COUNTRY WHERE REST. IS LOCATED] or under any other applicable law is granted, will be validated in the moment such approval is granted.

18.3                        Governing Law.

This Agreement shall be interpreted under and governed by the substantive law of Switzerland without regard to conflict of law or choice of law principles that may direct the application of the law of any jurisdiction.  The U.N. Convention on Contracts for the International Sale of Goods of 11 April 1980 (“Vienna Convention”) is hereby excluded from application to this Agreement.

18.4                        Arbitration.

Any and all disputes, controversies, differences or claim arising from or related to this Agreement (the “Dispute”), or the interpretation, making, performance, breach or termination thereof or transactions conducted pursuant to the rights and duties granted by this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

The arbitral tribunal may only award damages as provided for under the terms of this Agreement. Any award of the arbitral tribunal shall be final and binding on the parties to the arbitration and judgment thereon may be entered in any court of competent jurisdiction. The arbitral tribunal shall award the prevailing party its attorneys’ fees and costs, arbitration administrative fees, panel member fees and costs, and any other costs associated with the arbitration. Application may be made to any court of competent jurisdiction for judicial recognition of the award and an order of enforcement.  The parties hereby waive any right to appeal from any award insofar as such waiver can validly be made under applicable law and agree that UN Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”) is applicable to the enforcement of any award.

The parties further waive, to the extent permitted under applicable law, any right that they may have under any law applicable to this Agreement or any party hereto to object to arbitration hereunder on the basis that such an agreement was not entered into after a dispute had arisen. Arbitration under this clause shall be the exclusive method for resolving the disputes covered hereby, and no party to this Agreement shall commence any action or proceeding in any court with respect to any such dispute except (i) to enforce this clause; (ii) to obtain provisional judicial assistance in aid of arbitration under this clause; or (iii) to enforce an arbitral award made in accordance with this clause.  Also by way of exception to this clause 18.4, BKE may seek injunctive relief, if it deems appropriate, in either the courts of Switzerland, those of any country in which a Principal or Co-Debtor resides or carries on business or any other competent judicial authority .

The seat of the arbitration shall be in Zug, Switzerland.

The arbitral proceedings shall be conducted in English.

18.5                        Language.

The language of this Agreement is English. To the extent that any translation from English may be required of this Agreement or any document or information under it or in connection with the operation of the Franchised Restaurant, it shall be at the cost of Franchisee, and Franchisee shall provide a copy of the translation to BKE on request. In the event that a translation of the Agreement is made, the English version prevails.

18.6                        Severability.

BKE and Franchisee agree that if any provisions of this Agreement may be construed in more than one way, one or more of which would render the provision illegal or otherwise voidable or unenforceable, and one of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.  The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party. It is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent and should any court or other public agency determine that any provision herein is not enforceable as written in this Agreement, the parties shall use their best endeavors to amend it so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which the enforcement is sought.  The provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

If the validity of the Agreement requires that it be registered with a governmental or other supervisory authority and in case of the refusal of the registration, the parties will undertake all reasonable measures in order to amend the Agreement in a way, required and/or recommended by respective registration authorities in order to perform the registration of the Agreement or split versions thereof.

18.7                        Consent.

In all cases where Franchisee is required to obtain BKE’s prior consent, authorization or approval, such consent, authorization or approval must be in a writing signed by a duly authorized officer of BKE.

18.8                        Notices.

Any notice, demand, request, consent, approval, authorization, designation, specification or other communication given or made to or by a party to this Agreement:

(a)                                 must be in writing and in English, addressed:

(i)	if to BKE:	Burger King Europe GmbH
Inwilerriedstrasse 61, 6340 Baar, Switzerland
Attention: Legal Counsel
Facsimile: +41 41 729 89 40

(ii)	if to Franchisee:	the address specified in Schedule A as Franchisee’s address or Franchisee’s last known mailing address

(iii)	if to a Co-Debtor:	the address specified in Schedule A as Co-Debtor’s address, or Co-Debtor’s last known mailing address

(iv)	if to a Principal:	the address specified in Schedule A as Principal’s address, or Principal’s last known mailing address or as specified to the sender by any party by notice.

(b)                                 is regarded as being given by the sender and received by the addressee: (i) if by delivery in person (including by courier), when delivered to the addressee; (ii) if by mail, on the earlier of actual receipt or the 5th day after being deposited in the mail.

18.9                        Joint and Several Liability.

If Franchisee or Co-Debtor consists of more than one person, such person’s liability under this Agreement as Franchisee or as Co-Debtor shall be joint and several and BKE may in its absolute discretion proceed against any one or more of them.

18.10                 Modification.

This Agreement may only be modified or amended by a document signed by all the parties to this Agreement except as otherwise provided in this Agreement.

18.11                 Assignment by BKE.

This Agreement and all or any part of the rights, interests, obligations or liabilities of BKE hereunder may be assigned, transferred or otherwise disposed of by BKE and shall inure to the benefit of the successors and assigns of BKE.  If BKE elects to assign this Agreement or any part of its rights, interests, obligations or liabilities hereunder, Franchisee and each Co-Debtor and Principal must, upon request by BKE, execute any deed, agreement or notice of assignment acknowledging and agreeing to the assignment by BKE.  Franchisee and each Co-Debtor and Principal hereby irrevocably consents to BKE at any time assigning or transferring any of its rights, interests, obligations or liabilities hereunder and waives any requirement for prior notice to Franchisee or any Co-Debtor or Principal of the action.

18.12                 Binding Effect.

This Agreement shall be binding upon the parties, their heirs, executors, personal representatives, successors or assigns.

18.13                 Survival.

Any provisions of this Agreement, including but not limited to the insurance and indemnification provisions of this Agreement, which impose an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and remain binding on the parties.

18.14                 Agency.

BKE may subcontract or delegate to an Affiliate or any other entity the performance of any obligation or the right to exercise any right, power, authority or discretion under this Agreement, such that anything that may or must be done by BKE under this Agreement may be done instead by or in conjunction with such subcontractor or delegate.  If directed by BKE, and to the extent directed by BKE, Franchisee must deal with any such subcontractor or delegate as if they were BKE.  BKE shall remain responsible for the performance of the obligation.

18.15                 Legal Costs.

Franchisee must pay, or reimburse BKE on demand for, all costs of BKE,  including legal costs, incurred by BKE in connection with or incidental to the preparation, execution  and registration of this Agreement.

18.16                 Litigation or Arbitration Cost and Attorney’s Fees.

In any litigation or arbitration to enforce the terms of this Agreement, all costs and all attorney’s fees, including those incurred on appeal, incurred as a result of the legal action shall be paid to the prevailing party by the other party.

18.17                 Execution of Counterparts.

This Agreement may be executed in any number of counterparts.  Each counterpart is an original but the counterparts together are one and the same agreement.

18.18                 Entire Agreement.

This Agreement, together with any formal development agreement, target reservation agreement or franchisee information, application or package submitted by Franchisee to BKE upon which BKE is relying in granting this franchise, constitutes the entire agreement of the parties of this Agreement and supersedes all prior negotiations, commitments, representations, warranties, and undertakings of the parties of this Agreement (if any) with respect to the subject matter of this Agreement and to Franchised Restaurant.

18.19                 Construction and Interpretation.

The Introduction and the Schedules form part of this Agreement.  Clause headings are used only for convenience and do not form part of this Agreement.  Where the context so admits: (i) the singular shall include the plural and vice versa; (ii) references to a tax include references to any tax replacing it; (iii) a covenant on the part of Franchisee not to do something includes a covenant not to permit others to do it; and (iv) where Franchisee has an obligation to do something, it shall be done at Franchisee’s sole expense.  References to the parties shall include their heirs, successors in title and permitted assigns.  To the extent there is any conflict between the terms and conditions of this Agreement and the DA, the terms of the DA shall govern.

18.20                 Changes in Laws.

The parties agree that if any laws are changed or introduced or any relevant authority publishes or issues any statement, rules, code or requirement which in the reasonable opinion of BKE renders or is likely to render all or part of this Agreement unenforceable, illegal or void, the parties will immediately amend this Agreement and do all things (including executing documents) necessary or desirable to ensure that this Agreement is not unenforceable, illegal or void.

19.                               THE CO-DEBTOR AND PRINCIPAL

19.1                        If any Co-Debtor or Principal is a company, such Co-Debtor and Principal warrants and represents to BKE that Schedule A contains a complete list of its owners and their respective ownership in all classes of equity interests in Co-Debtor and Principal at the date of this Agreement and that unless otherwise stated, the owners are the legal and beneficial owners of their respective equity interests.  Any Transfer or issuance of equity interests in a Co-Debtor or Principal (except the issuance of new equity interests to the owners listed in Schedule A in proportion to their existing holdings) and any variation of rights attaching to any such equity interests shall be subject to BKE’s prior approval.  Without limitation, BKE may impose one or more of the conditions set out in section 14 in relation to such Transfer or alteration.  This clause 19.1 does not apply to the extent that Co-Debtor is a Public Company.

19.2                        For the sake of clarification, each Co-Debtor and Principal shall comply and cause its Affiliates to comply with the covenants, terms, conditions and acknowledgements contained in the following clauses as if it were the party named in those clauses in place of Franchisee: section 11 (Protection of the Burger King System); clause 14.4 (Continuing Liability) except to the extent that Co-Debtor is a Public Company; and section 17 (Restrictive Covenant).

20.                               CO-DEBTOR’S LIABILITY; INDEMNITY

In consideration of BKE entering into this Agreement, each Co-Debtor unconditionally and irrevocably agrees to the terms, conditions and obligations set out in this section 20.

20.1                        Joint and Several Liability of Co-Debtor.

Each Co-Debtor hereby represents and warrants that it has a direct interest in the operations of Franchisee and agrees that it shall be jointly and severally liable for all claims which BKE has against Franchisee arising out of, under or in connection with this Agreement or any other agreement with BKE. Each Co-Debtor shall be jointly and severally liable as principal debtor to the extent of a cumulative assumption of debts (“kumulativer Schuldbeitritt”) in accordance with article 143 ff. of the Swiss Code of Obligations and not as a guarantor according to article 111 or articles 492 ff. and article 496, respectively, of the Swiss Code of Obligations.  Each Co-Debtor shall remain liable notwithstanding any time or indulgence given to the Franchisee, any variation of this Agreement agreed between BKE and the Franchisee, and/or any waiver of any of its rights by BKE and/or any settlement agreed between BKE and the Franchisee in respect of any matter under the Agreement. BKE is entitled in its sole discretion to request from any joint and several Co-Debtor partial or full performance. Each Co-Debtor remains bound until the whole claim is satisfied.

20.2                        Indemnity.

As a separate and principal obligation, each Co-Debtor hereby jointly, severally, irrevocably and unconditionally indemnifies BKE and agrees at all times hereafter to keep BKE indemnified from and against all claims, actions, damages, liabilities, costs, charges, losses, expenses or payments suffered, paid or incurred by BKE arising directly or indirectly out of any act, neglect, default or delay by Franchisee or any of its employees, agents, officers or customers in connection with the Franchised Restaurant or any breach or non-observance by Franchisee of any of the obligations or conditions contained or implied in this Agreement which Franchisee is required to perform or observe.

This indemnity shall continue and each Co-Debtor shall remain liable to BKE under this indemnity notwithstanding that as a consequence of such negligence or breach or non-observance BKE has exercised any of its rights under this Agreement, including its rights of termination and notwithstanding that this joint and several liability may be unenforceable in whole or part for any reason.

20.3                        Nature of the Joint and Several Liability.

For the avoidance of any doubt, this clause 20 is: (i) a principal obligation of the Co-Debtor and is not ancillary or collateral to any other right or obligation nor is its operation subject to any condition precedent; (ii) independent of, in addition to and not in substitution for or affected by any other rights which BKE may have and may be enforced without first having recourse to any other rights or remedies; (iii) enforceable whether or not BKE has made demand on Franchisee or given notice to Franchisee, or taken any other steps against Franchisee or any other person; and (iv) enforceable against any party who has signed the Agreement, notwithstanding that it has not been signed by or may not be enforceable against any other party. BKE is under no obligation to notify any Co-Debtor of any default by Franchisee, or to marshal in favor of any Co-Debtor any security, funds or assets which it holds or may be entitled to receive or have a claim on.

20.4                        Continuing Obligations.

For the sake of clarification,

(a)                                 this section 20 is a continuing obligation, which shall cover all monies, obligations and conditions arising under or in relation to this Agreement at any time during or after the termination of this Agreement and shall continue in full force and effect until all of the obligations of Franchisee under this Agreement have been performed.  To the maximum extent legally permissible, no payment received or receivable by BKE is able to be avoided under any law relating to insolvency or otherwise, until this section 20 has been finally discharged by BKE, and notwithstanding any intermediate satisfaction of any such matter and notwithstanding any moratorium, receivership, liquidation or any similar proceedings with regard to Franchisee;

(b)                                 this clause 20 shall remain valid and enforceable notwithstanding: (i) any time, concession or indulgence given to BKE; (ii) any variation, assignment, novation or termination of this Agreement or any other contract or arrangement between BKE and Franchisee or Affiliate; (iii) any renewal, compounding, compromise, abandonment, relinquishment, release or waiver of any of the rights of BKE against Franchisee or any Co-Debtor or by any neglect to enforce those rights; (iv) any settlement agreed between BKE and Franchisee and/or any Co-Debtor in respect of any matter covered by this clause 20 including in the framework of a court approved creditor’s arrangement; (v) any judgment obtained by BKE against Franchisee; (vi) any delay, mistake, act or omission by BKE whether it prejudices a Co-Debtor or not; (vii) the death, incapacity, bankruptcy, insolvency, winding up or change either in the name or constitution (notwithstanding any provision of the law relating to partnerships) of BKE, Franchisee or any Co-Debtor; (viii) the taking, discharge, impairment or release wholly or partially of any additional or substituted security or indemnity in respect of Franchisee’s obligations to BKE or BKE’s enforcing or not enforcing any such security or indemnity; or (ix) any other act, matter or thing which under the law relating to sureties would or might but for this provision release Co-Debtor from their obligations under this clause 20; and

(c)                                  any provision of this clause 20 which is unenforceable for any reason in any jurisdiction will be ineffective in that jurisdiction to the extent of such unenforceability without invalidating any of the remaining provisions of this clause 20 or affecting the enforceability or validity of this clause 20 in any other jurisdiction.

20.5                        Subordination.

With regard to subordination the parties agree as follows:

(a)                                 As between BKE and each Co-Debtor and any other Principal, all sums owing by Franchisee to a Co-Debtor or any Principal, as the case may be, shall be subordinated to any moneys owing by Franchisee to BKE.

(b)                                 Until this clause 20 has been fully discharged, no Co-Debtor and any other Principal may either directly or indirectly recover or claim any sum paid under this clause 20 or prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of Franchisee, unless required to do so by BKE, in which case Co-Debtor and any Principal must prove in any liquidation of Franchisee for all amounts owed to Co-Debtor and any Principal.

(c)                                  All amounts recovered by a Co-Debtor from any liquidation or under any security from Franchisee must be received and held in trust by Co-Debtor for BKE to the extent of the unsatisfied liability of any Co-Debtor under this clause 20.

(d)                                 Co-Debtor must not deduct, withhold or set off any amount from or against any payment due by Co-Debtor to BKE nor raise any defense, counterclaim, estoppel or set off which may have been available to Franchisee.

(e)                                  A reference to liquidation in this clause 20 includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy or any similar procedure, or, where applicable, changes in the constitution of any partnership or person, or death.

20.6                        Assignment.

If BKE assigns its rights under the Agreement, the benefit of the joint and several liability of the Co-Debtors in this clause 20 extends to the assignee and continues concurrently for the benefit of BKE regardless of the assignment unless BKE releases each Co-Debtor in writing.

ACKNOWLEDGEMENT BY FRANCHISEE, EACH CO-DEBTOR AND PRINCIPAL

Franchisee, each Co-Debtor and each Principal represent to BKE that before signing this Agreement, they have:

1.                                      been advised by BKE or its agents to take independent professional advice on all aspects of this Agreement and the Burger King System and they have taken such independent advice as they deem necessary and have independently satisfied themselves on all relevant matters, including, without limitation, the suitability of the Location for the conduct of the Franchised Restaurant and any estimates or projections relating to profit or return on investment provided by BKE or its agents;

2.                                      carefully read and understood the provisions of this Agreement and any disclosure document provided to Franchisee (receipt of which Franchisee acknowledges);

3.                                      not relied on any statement, representation or warranty made by BKE or its employees or agents other than as set out in this Agreement or in any disclosure document provided to Franchisee; and

4.                                      understood that BKE does not guarantee to provide a rate of return on investment or profit to Franchisee, and that the amount of any profit or return on investment depends on their own effort and investment.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

EXECUTED AS AN AGREEMENT:

SIGNED FOR AND ON BEHALF OF

BURGER KING EUROPE GMBH

By:

Print Name:

Title:

Witness Signature:

Witness Name:

Witness Title:

SIGNED FOR AND ON BEHALF OF

[NAME OF FRANCHISEE]

By:

Print Name:

Title:

Witness Signature:

Witness Name:

Witness Title:

SIGNED BY

[NAME OF CO-DEBTOR AND PRINCIPAL]

AS CO-DEBTOR

Signature:

Witness Signature:

Witness Name:

Witness Title:

[ADD ADDITIONAL EXECUTION PROVISIONS FOR ADDITIONAL PRINCIPALS]

Schedule A

Franchisee:	[Insert name of franchise entity with mailing address]

Principal (Clause 4.2):	[List all shareholders of Franchisee with mailing address and classes of shares and percentage of total shareholdings]

Shareholders in Principal (Clause 4.2):	[List all shareholders of each Principal with mailing addresses and classes of shares and percentage of total shareholdings]

Co-Debtor (Section 19):

TAB GIDA SANAYI VE TICARET AS (TAB FOOD INDUSTRY AND TRADING INC.) of Emirhan Cad. No: 109, Atakule 34349, Dikilitaş / Beşiktaş İstanbul, Turkey [If Developer is not also the Franchisee]

TFI TAB GIDA YATIRIMLARI A.Ş. of Emirhan Cad. No: 109, Atakule 34349 Dikilitaş / Beşiktaş İstanbul, Turkey

Location:	[Insert street address of Burger King Restaurant]

and more particularly delineated in the plan attached to Franchisee’s real estate package as finally approved by BKE.

Term (Clause 1.1):	20 years

Opening Date (Clause 1.1):	[Insert date on which Franchisee opens Restaurant for business]

[Franchisee authorizes BKE to insert the Opening Date if it is not known at the time Franchisee signs this Agreement.]

Franchise Fee (Clause 2.2):	(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

Royalty Percentage (Clause 8.1):	4% for Company Outlets (as defined in the DA); 3.5% for Sub-franchised Outlets (as defined in the DA)

Advertising Percentage (Clause 8.2)	4%

Currency (Clauses 8.8)

Location of BKE’s bank account (Clauses 8.8)

Reference Rate (Clauses 8.8)

Bank (Clauses 8.8)

Transfer Fee (Clause 14.2):	US$10,000 per Franchised Restaurant

Managing Owner (Clause 4.3):	[Insert name of Managing Owner]

Operations Director (Clause 4.4):	[Insert name of Operations Director]

Governing Law (Clause 18.3):	Substantive Swiss Law to the exclusion of the conflict of law provisions and the United Nations Convention on Contracts for the International Sale of Goods (CISG) dated 11 April 1980.

Schedule B

List of Registered Marks

[Filed herewith as Annex 7 to this Master Franchise and Development Agreement]

ANNEX 2

CRITERIA FOR THE SELECTION OF SUB-FRANCHISEES BY THE DEVELOPER

The Sub-franchisee shall not directly or indirectly have any interest in any fast food hamburger operation or business anywhere in the world except as a shareholder in a publicly listed enterprise where such shareholding is not sufficient to confer on the Sub- franchisee any ability to materially influence the affairs of such undertaking. The Subfranchise shall not be a subsidiary or affiliate of any company which operates any fast food hamburger or quick service restaurant operation anywhere in the world, except under licence from BK.

The same condition shall apply in relation to a Sub-franchisee who directly or indirectly has any interest in any quick service restaurant anywhere in the world, except that the Developer may request the permission of BK to approve such person on an individual basis.

The Sub-franchisee must comply with the following elements of BKC’s Expansion Policy for EMA: staffing; training; and financial ratios (debt/equity ratio will be 70/30).

ANNEX 3

SUB-FRANCHISING GUIDELINES — INTERNAL TAB PROCEDURES

First Contact

Sub-franchising process starts with the receipt of the preliminary questionnaire form.

Questionnaire Evaluation

The Franchise Associate reads the content of the preliminary application form, - approves/rejects initially the profile (based on age and education level of the candidate), calls the proposed Sub-franchisee if necessary to discuss the contents. If the candidate is approved, Franchise Associate forwards the Initial Franchise Application Form (Appendix II) to the prospective Sub-franchisee. The preliminary questionnaire form with its date of receipt will be put into the file system.

Initial Application Form evaluation

Once in receipt of the completed application and supporting documentation, the Franchising Manager controls, if the Sub-franchisee criteria are met. Furthermore it may be required to make a background research. Franchising Manager may demand from Associate to make a further check on the application prior to interviews, if the prospective Sub-franchisee fits to the business so far, Franchise Associate calls him to arrange an interview with Franchising Manager. The Initial Application Form with its date of receipt will be put into the file system.

Sub-franchisee Interview with Franchising Manager

The interview is aimed to verify the legal, personal, background and professional fit of the prospective Sub-franchisee and to clear any questions left open in the Application Form. If the candidate is successful so far, Franchise Associate arranges an interview with the Human Resources Manager.

Sub-franchisee Interview with Human Resources Manager

The interview with the Human Resources Manager is aimed to verify the personality fit of the Sub-franchisee, if the candidate is successful, he will be invited to the orientation training after signing the Initial Training Agreement.

Orientation Training

The prospective Sub-franchisee works 5 days in a company owned store and practices the work under the supervision of Human Resources Department At the end of the training the Sub-franchisee receives initial operational approval.

Sub-franchisee Interview with Managing Director

If the prospective Sub-franchisee has received legal, financial, background, personal and initial operational approval from the Franchising Manager and Human Resources Manager, the

Franchise Associate arranges an interview with the General Manager and the prospective Sub-franchisee, where the General Manager verifies the personality fit.

Letter of Intent

If both parties want to continue, a letter of intent will be signed by the prospective Subfranchisee and TAB Gida.

Sub-franchisee Training

The prospective Sub-franchisee receives 6-8 months training in classrooms and in a company owned store, practices each type of work. The goal is to develop, among other things, proficiency in service, production and crew training skills. A significant part of the training must be satisfactorily completed before the candidate is given full operational approval. TAB Gida will not give any representation or warranty as to any trainee’s ability to complete satisfactorily any training program. Prior to starting training, each prospective franchisee must sign the Trainee’s Acknowledgement and Agreement form.

Sub-franchisee Application

One month before the end of the training, the Franchise Manager and Real Estate Manager propose the prospective Sub-franchisee three store location options (at the same time), which may be existing or new locations. The characteristics of the location and the customers should match those of the prospective Sub-franchisee and the proposed locations should be well-known to him as well. The Sub-franchisee must be given a profit and loss account where possible for each outlet covering 12 months. The prospective Sub-franchisee will be encouraged to make this own market research. The prospective Sub-franchisee will have to choose one of the options in three months otherwise he will have to leave the Burger King System. After a location is chosen, a sole franchise application form will be sent to BK for approval.

Sub-franchisee Contract

If the Sub-franchisee has received full approval from TAB Gida, the Sub-franchisee Contract is signed after the payment of the franchise fee. The term is 20 years and obliges the Sub-franchisee to operate and maintain the restaurant pursuant to required standards. The Sub-franchise contract also entitles the Sub-franchisee to use certain Burger King marks applied for or registered in the relevant jurisdiction.

Refection

If the prospective Sub-franchisee fails to fulfil the Sub-franchisee criteria set out above, he will receive a fetter of rejection form the Franchising Manager (Appendix VII).

Approvals	Processes	Responsible	Documents	Duration (weeks)

	Initial Contact	FA		1

	Questionnaire Evaluation	FA	Preliminary Questionnaire Form (letter of rejection)	1

	Initial application form evaluation	FM	Initial Application Form (letter of rejection)	2

Legal, background personal, financial	Interview with Franchising Manager	FM	(letter of rejection)	2

Background, personal	Interview with Education & HR Manager	HM	(Letter of rejection) Initial training Agreement	1

Initial operational	Orientation Training	HM	(Letter of rejection)	1

Personal	Interview through Managing Director	MD	(Letter of rejection)	1

	Letter of Intent	FM	Letter of Intent	1

Operational	Franchisee Training	HM/OM	(Letter of rejection)	25-30

	Franchise Application	OM	Franchise Application Form	2

	Franchise Contract	FM	Franchise Contract	2

Legend:                          FA: Franchising Associate

FM: Franchising Manager

HM: Education & HR Manager

MD: Managing Director

OM: Operations Manager

Franchisee Profile

There are 5 types of approvals to be considered when} admitting a prospective Subfranchisee, some of which are mandatory.

Financial Profile

The prospective Sub-franchisee must finance the moveable equipment for new stores or pay the sale price for existing stores out of his pocket. Only those having 30% or more of the average required capital may receive a financial approval. The rest maybe financed with a debt or lease support from TAB Gida. However, all the risk of debt or lease payment is carried out by the Sub-franchisee.

Background Approval

This approval involves in summary the professional criteria regarding the business experience and capabilities of the franchisee.

Years of Experience

“The “Sub-franchisee” should have greater than 3 years business “experience, since” inexperienced persons will have difficulties in management.

Experience in retail or service business

Experience in a similar business is preferred to have less adaptation problems in the fast food business.

Involvement in other business

The Sub-franchisee must be fully committed for his business, no second job is allowed.

Foreign Language (English)

Burger King is an international company. Therefore a foreign language is preferred. Occupation Experience in a similar position is an advantage for the Sub-franchisee. He should already have been a manager or small business owner.

Number of people previously managed

The Sub-franchisee will have already managed 5 or more people.

Education Level

Formal training is necessary to understand and run a business. The Sub-franchisee must have at least High School degree — mandatory.

Personal Approval

This approval involves the personal fitness of the Sub-franchisee to the restaurant business.

Age Group

Sub-franchisee should be mature and energetic at the same time. He should be in the age group 30-45. The candidate may not be younger than 25 or older than 50.

Attitude for Success

Sub-franchisee should have positive attitude towards business and believe that he can influence his success and failure, high attitude for success is required.

Independence

Sub-franchisee should work under the supervision of Burger King but also take responsibility for his decisions. Independence level should be medium.

Employee involvement Orientation

Sub-franchisee should involve his employees in his decisions. Participative rather than autocratic management is required.

Sales Orientation

Sub-franchisee should have a pro-active sales approach, high sales orientation is required.

Customer Orientation

Sub-franchisee should be polite, friendly and responsive to customers and must be therefore highly customer orientated.

Social Orientation

Sub-franchisee should have high comfort for continuously meeting with new people and be highly social oriented.

Legal and Ownership Approval

This approval involves meeting the legal and ownership requirements of TAB Gida. in addition, the prospective Sub-franchisee must not be in breach of any legal obligation to, or be involved in a claim against Burger King or TAB Gida.

Legal and Ownership Structures of Sub-franchisees

Each franchised Burger King restaurant is operated pursuant to a written Sub-franchise contract between TAB Gida and the Sub-franchisee. The Sub-franchisee may only be an individual (but may operate through a company which he/she controls and in which he holds at least (This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)). The Sub-franchisee must also be fully committed to his Burger King Restaurant business and effectively be the “Managing Director”.

Operational Approval

The Sub-franchisee will be required to undertake and satisfactorily complete a training program (in restaurant and classroom sessions) in order to receive the full operational approval.

Initial operational approval will be given after the first “5 day initial training”.

Profile Approval Responsibilities

Approvals	Franchising Manager	Human Resources Manager	Operations Manager	Managing Director
Financial	y
Legal	y			1
Background	y	y
Personal	y	y	y	y
Operational		y	y

ANNEX 4

SERVICES WHICH, AS BETWEEN BK AND THE DEVELOPER, THE DEVELOPER UNDERTAKES TO PROVIDE TO ITS SUB-FRANCHISEES

1.                                      In relation to each Sub-franchisee, the Developer undertakes to BK to perform the following services to a high standard for the benefit of the Sub-franchisee:

(a)                                 assistance in the setting up of equipment and fitting out of an Outlet under the BK System;

(b)                                 initial training and subsequent updating of training of Sub-franchisees, restaurant managers and crews in-line with EMA training policies from time to time laid down by the BK System in Europe and the Middle East. The developer’s training personnel shall have previously been certificated by BK as being suitable to provide training courses in accordance with BK’s normal requirements;

(c)                                  the organisation, co-ordination and control of the supply of products through an approved supply system. Each supplier shall previously have been approved by BK;

(d)                                 the organisation, co-ordination and control of logistics. Each supplier of logistics shall previously been approved by BK;

(e)                                  the monitoring and control of compliance of all Outlets in the Territory in accordance with the norms of the Burger King system from time to time applied in Europe and the Middle East;

(f)                                   the organisation and carrying out of advertising and promotional activities in the Territory. The Developer shall ensure that marketing and promotional monies are expended in such a way as to produce a fair and proportionate benefit to Sub-franchisees as well as to Outlets operated directly by the Developer and/or its Controlled Subsidiaries and shall at least annually for each Year produce to its Sub-franchisees a full and accurate account of all sums expended and details of the relevant advertising and marketing activities during the year;

(g)                                  the conducting of consumer perception surveys of restaurants currently known as Mystery Shop;

2.                                      If and to the extent that the Developer wishes to use a third party for the provision of any of the above services, it must first obtain the consent of BK both as to the use of, and identity of, the third party.

3.                                      Services provided to Sub-franchisees shall be provided to a standard of quality service and frequency no less high than such services are provided to the Developer and its Controlled Subsidiaries.

4.                                      The Developer shall be entitled to charge a reasonable mark up in relation to any logistics services provided by it, or by any of its Controlled Subsidiaries.

Subject only to this, neither the Developer nor any of its Controlled Subsidiaries nor any company which is an affiliate of any of the same shall make any charge, direct or indirect to any Sub-franchisee for the provision of any goods or services required for the operation of the Sub-franchise (unless the same is authorised by this Agreement) without the prior consent of BK, and no such charge shall be made on a basis which discriminates between Sub-franchisees and Outlets operated by the Developer or its Controlled Subsidiaries. Any volume discounts, rebates, or other payments received by the Developer, its Controlled Subsidiaries or any of their Affiliates in respect of any such supplies of goods or services shall be allocated upon a fair and reasonable basis to the Developer’s own business interests and to Sub-franchisees on a fair and reasonable basis without discrimination, in line with the purchases realised by each operating under the Burger King System in the relevant area.

ANNEX 5

FORM OF SUB-FRANCHISE AGREEMENT

[Free Translation of Form of Sub-franchise Agreement in the Turkish language. In case of conflict, the Turkish version shall prevail.]

SUB-FRANCHISE AGREEMENT (Corporate Franchisee)

This Agreement is signed and executed between the parties on                              2002 of which names and addresses mentioned below.

1)                                     TAB GIDA SANAYİ VE TİCARET ANONİM ŞİRKETİ, locates at the address of İstanbul, Şişli, Esentepe, Müselles sok Santa İş Merkezi No: 19 Kat: 9 that has the Franchise issuing right in Turkey with the Franchise Issuance right it received from the Master Company .for the adaptation and utilisation of the ‘‘BURGER KING” system (FRANCHISOR).

2)                                     The party or parties specified in the Schedule, desiring to gain the rights to use the Burger King System in Turkey at the restaurant location mentioned in the Schedule (“the Franchisee”)

3)                                     The party or parties, being the main shareholder(s) in the Franchisee referred to as the Principal in the Schedule (“the Principal”).

INTRODUCTION

A,                                    BURGER KING CORPORATION, a company incorporated in Florida, United States of America with its principal office and place of business at 17777 Old Cutler Road, Miami, Florida, United States of America , (“BKC”) has developed an Outlet format and operating system utilizing specialized novel and unique techniques, knowledge, expertise, skill, proprietary information, copyrights and other intellectual property rights relating to the development and operation of limited retail outlets known as “ Burger King Outlets”; a recognized design, decor and colour scheme for Outlet buildings, kitchen and dining room equipment and layout, service format, quality and uniformity of products and services offered and procedures or inventory and managing control are included in this system (“Burger King System ”).

B.                                    “BKC” is engaged in the business of operating and granting franchises to operate Burger King Outlets throughout the United States and other countries using the Burger King System and such trade marks, service marks and such other marks as BKC may authorize from time to time for use in collection in Burger King outlets (“Burger King Marks”), FRANCHISOR - Master Company may authorise from time to time for use in connection with Burger King Outlets.

C.                                    BKC has entered into an agreement with TAB whereby TAB is authorised upon the terms and conditions therein contained to grant sub-franchises within Turkey under the Burger King Marks and the Burger King System. Accordingly, the Franchisee shall have no direct relationship (contractual or otherwise) with BKC except in the limited circumstances set out in this Agreement. The franchisee in entering into this agreement has not relied on any representation or warranty or other statement made by or on behalf of BKC, except as provided in this Agreement, and acknowledges that TAB does not have the power to make any representation, warranty or other statement on behalf of Burger King Corporation.

In consideration of the fees and other sums payable by the Franchisee under this Agreement and the mutual covenants herein, the parties agree as follows;

AGREEMENT

1.                                     Definitions

In this Agreement unless the context requires otherwise, the following expressions shall have the following meanings;

“Account Period”, means daily, weekly, monthly and annual account period as FRANCHISOR shall lay down from time to time and which it shall notify if to the Franchisee in advance.

“Affiliate” means in respect to any company which is directly or indirectly controlled by such company .which directly or indirectly controls such company, or which is directly or indirectly controlled by a company which in turn controls such company, and “ control ” for this purpose means de facto or de jure control.

“Affiliate” in relation to an individual means any company which is directly or indirectly controlled by such individual, and “control” for this purpose means de facto or de jure control.

“Burger King Marks ” as defined in the paragraph B of the introduction.

“Burger King System ”as defined in the paragraph A of the introduction.

“Current Image ” means the physical appearance of new Burger King Outlets, at the relevant time including but not limited to the signage, fascia, colour schemas, menu boards, lighting, furniture, finishes , uniforms of personnel and other general non- structural matters .

“Franchised Outlet ” means the buildings or structures at the location and/or the business carried out there.

“Gross Sales” as defined in the Clause 9 (7)

“ Location ” as defined in the Schedule

“Restaurant Operations Manager” as referred to in Clause 4 (2) and the Schedule

“MOD” Manual/Manual of Operational Data means the manual of operating data, which is the property of BKC and which has been licenced by BKC to the Franchisor,

among other things, for the purposes of this Agreement and which accordingly sets out to uniform standards, specifications and procedures of operation required by this Agreement from time to time and includes any written requirements of BKC and/or the Franchisor relating to any such matters whether or not physically incorporated into such manual (in one or more volumes as updated by the Franchisor from time to time.-

“ FRANCHISOR” includes the successors in title and assignees of FRANCHISOR (see article 15(9)).

Any reference in this Agreement to any policy, standard, specification or other requirement of the Franchisor shall be deemed to include those of BKC.

2.           Franchise Grant: Term

1)                                     In reliance upon the application and information furnished by the Franchisee and subject to the terms, provisions and conditions contained in this Agreement, FRANCHISOR grants to the Franchisee a license to use the Burger King System and the Burger King Marks in the operation of a Burger King Outlet at the location described in the Schedule.

2)                                     The licence hereby granted shall commence on the date the Franchised Outlet opens for business and unless sooner terminated in accordance with the terms and provisions of this Agreement, shall expire (Note: we suggest you put 20 years in here) years from the date the Franchised Outlet first opens for business or on the date stated in the schedule (if any) .without necessity of any warning. If the Franchised Outlet has opened prior to the date of this Agreement, the license shall be deemed for all purposes including the payment of royalty to have commenced on the date of opening and shall expire (Note: we suggest you put 20 years in here) years from that date (unless contrary is stated in the Schedule). This Agreement shall be deemed to be terminated in case of termination of the Franchise Agreement between FRANCHISOR and BKC previously for any reason.

The Franchisee has no right to a new or renewed licence or to exclusivity or territorial protection. None of the rights given to the Franchisee with this Agreement shall grant an exclusive right to the Franchisee.

3)                                     The Franchisee shall throughout the duration of the license hereby granted operate the Franchised Outlet in accordance with this Agreement.

4)                                     If any consent of FIGD or any other Government Department is required for the full enforceability of this Agreement, the grant of rights set out in subclause (1) above shall be suspended until such time as all such consents have been obtained by the Franchisee.

3.                                      Consideration for Franchise Grant

At least (7) days before the date on which the construction of an Outlet starts or a location of which feasibility study was made and confirmed is shown , the Franchisee shall pay to FRANCHISOR the initial fee described in the Schedule fully and in cash. The FRANCHISOR shall completely have the right for such sum upon the execution of this Agreement.

4.                                        Involvement and Control

1)                                       Unless otherwise state in the Schedule, the Franchisee warrants and undertakes that he owns the entire equity interest in this license and any profits from the operation of the Franchised Outlet, he shall maintain such interest throughout the term of the Agreement, except for an assignment or transfer in accordance with Clause 15, and he shall never transfer them to the third persons and/or institutions.

2)                                       The Franchisee shall be firstly approved by the FRANCHISOR in writing and the Franchisee shall appoint a Restaurant Operations Manager who shall remain the beneficial owner at least the percentage stated in the Schedule of all classes of shares in Franchisee. The initial Restaurant Operations Manager is as named in the Schedule. Changes of Operations Manager shall be first notified to the FRANCHISOR in writing and the written approval of the FRANCHISOR be received.

3)                                       The Restaurant Operations Manager shall throughout the term of the Franchise devote all necessary time and attention to the day to day management of the Franchised Outlet.

4)                                       The Franchisee agrees to furnish to FRANCHISOR every kind of proof, data and document as FRANCHISOR may request from time to time for the purpose of assuring FRANCHISOR that it holds the ownership interest and other rights as required by this Agreement and the shares of the company as accepted by the Franchisor that will show activity on this Agreement and its related services. The Franchisee has the sole responsibility in timely and correctly presentation of related data, documents and proofs.

5.                                        Standards and Uniformity

The Franchisee agrees to comply strictly at all times with Burger King System, which he acknowledges is a fundamental term of this Agreement and a necessary and reasonable requirement in the interests of the Franchisee and others operating under the Burger King System. In particular, the Franchisee shall at all times comply with the following covenants (the obligations below to be carried out by the Franchisee are not limited);

1)                                       MOD Manual shall be kept at the Franchised Outlet and all changes or additions thereto shall be inserted after they are taken. The Franchisee agrees that changes in standards, specifications and procedures may become necessary and desirable from time to time and shall comply with such modifications, revisions and additions to MOD manual as FRANCHISOR in the exercise of its judgement in good faith believes to be desirable. The Franchisee shall use the MOD Manual only in connection with the operation of the Franchised Outlet and other licenced Burger King Outlets. The

Franchisee agrees, declares and undertakes that the MOD Manual is the commercial secrets of BKC and FRANCHISOR, he shall show all the necessary care and attention to maintain it, he shall never give it or its copy to any other person and/or institution without permission and never take out from the Franchised Outlet.

Buildings and Premises

2)                                     The Franchised Outlet shall be constructed in the manner authorised and approved by FRANCHISOR and the premises be improved accordingly, and its appearance and inside and outside architecture shall not be thereafter altered except as may be approved in writing by FRANCHISOR.

The Franchised Outlet shall be decorated, furnished and equipped with the equipment, furnishings and fixtures which meet FRANCHISOR’S specifications and Current Image at the relevant time.

The Franchisee shall maintain the location in good condition and make all the repairs, improvements and alterations as may be determined by FRANCHISOR to be reasonably necessary to maintain the Current image. The Franchisee shall comply with FRANCHISOR’S requirements within such time as FRANCHISOR shall reasonably require.

The costs and expenses of the works to be carried out in connection with the above paragraphs shall be paid by the Franchisee.

Signs

3)                                     The Burger King Marks will be displayed only in the manner and at such locations as are authorised by FRANCHISOR. The Franchisee agrees to maintain and display signs conforming to the Current Image and current specifications, and shall not place additional signs or posters anywhere at the location without the prior consent of FRANCHISOR. In the Franchised Outlet, no image other than Burger King image shall be displayed and no other products and/or services shall not be directly or indirectly be displayed or advertised. The Franchisee shall discontinue the use of such signs that are declared as obsolete by FRANCHISOR and immediately remove them.

Equipment

4)                                     Only equipment and equipment layouts that shall have been approved by FRANCHISOR as meeting its criteria and performance standards shall be used at the location and the equipment placements be carried out conforming to this criteria and standards. The costs and expenses of any equipment shall be at the charge of the Franchisee. All equipment shall be maintained in a condition that meets operational standards specified in the MOD Manual, and as equipment becomes obsolete or inoperable, the Franchise shall replace such items with the types and kinds equipment as are then being installed in new Burger King Outlets at the time of replacement. If FRANCHISOR determines that additional or substitute equipment is needed in any part of location, the Franchisee shall purchase the new equipment at its own expense and install the same within such time as FFtANCHISOR may reasonably specify. The equipments shall not be relocated or removed out of the location without the previous consent of the FRANCHISOR. The Franchisee shall indemnify the FRANCHISOR for all damages due to the relocation or removal of the equipment out of the location without the previous consent of the FRANCHISOR.

Vending Machines , etc.

5)           No telephone booths, newspaper racks, juke boxes, cigarette, gum or candy machines, games, rides nor any type of machines normally found in amusement arcades, nor any vending machines shall be installed without the prior Written approval of FRANCHISOR but shall be installed at the location promptly on request from FRANCHISOR if they form a part of the Current Image.

The costs and expenses of such machines, if any, shall be borne by the Franchisee.

Menu, Service and Hygiene

6)                                      All menu items and brands which FRANCHISOR may deem appropriate to take fullest advantage of the potential market and achieve standardization in the Burger King System will be served and no items which are not set forth in the MOD Manual or otherwise authorized and approved by FRANCHISOR in writing will be maintained or served at the location. The Franchisee shall adhere to all specifications contained in the MOD Manual or as otherwise prescribed by FRANCHISOR from time to time as to ingredients, storage, handling, method of preparation and service, weight and dimensions of products served, and standards of cleanliness, health and sanitation. All food, drinks, and other items will be served and sold in packaging that meets FRANCHISOR’S specifications. Only food and supplies from approved sources (which expression includes source of both product and distribution ) shall be used in the Franchised Outlet.

Hours of Operation

7)                                      Unless otherwise authorized or directed by FRANCHISOR, the entire Franchised Outlet shall be open for business for the minimum number of hours set out in the Schedule daily except where prohibited by law or government regulation. FRANCHISOR recognizes that considerations peculiar to the location of the Franchised outlet may make it necessary to alter the aforesaid hours of operation, and FRANCHISOR will not unreasonably withhold its content to do so.

Uniforms

8)                                      All employees at the location shall wear uniforms previously approved by FRANCHISOR as meeting the design, colour and specification from time to time prescribed by FRANCHISOR. The Franchisee declares and agrees that uniforms to be used by the personnel at the Franchised outlet will be uniform and be used at all the B.K restaurants at the same time ,and no different permission will be given to anybody on this matter.

The costs of such uniforms shall be borne by the Franchisee.

Advertising and Promotional Materials

9)                                      Only such advertising or promotional materials, slogans or other items as are authorized by FRANCHISOR in writing prior to use shall be used, sold or distributed, and no display or use of the Burger King Marks shall be made without the prior written permission of FRANCHISOR, even for the other works of the Franchisee. All materials on which Burger King Marks are used shall bear such notice of registration or license legend as FRANCHISOR may specify. The Franchisee agrees to comply with the advertising and promotional standards established from time to time by FRANCHISOR.

Interference with Employment Relations of Others

10)                               The Franchisee shall not attempt, directly or indirectly, to entice or induce any employee of FRANCHISOR or of an Affiliate of FRANCHISOR or of another franchisee of FRANCHISOR to leave such employment .except with the prior written consent of such employer.

Improvements

11)                               The Franchisee shall notify in writing to FRANCHISOR of any potential improvements or new features which it identifies as capable of benefiting to the Burger King System. The Franchisee shall not use potential improvements or new features at the Franchised outlet until authorised by FRANCHISOR. FRANCHISOR and BKC may without payment of any royalty to the Franchisee evaluate such potential improvement or new feature in its own Outlets and introduce any such improvement or new feature into Burger King System for the benefit of FRANCHISOR, Burger King Corporation and other franchisees or sub-franchisees and the Franchisee shall not claim any right from FRANCHISOR for this matter and permit the use free of charge.

Compliance with laws and Hygiene Standards

12)                             In all matters including ( without limitation) those relating to health, safety and hygiene, the Franchisee declares, agrees and undertakes that he shall at all times conduct the operation at the location strictly in accordance with ail requirements of the law, any competent authority and the MOD Manual and he will manage the location in conformity with them. . In case of various or more then one standard exist the Franchisee shall comply with the highest standard required.

13)                                 The Franchisee shall participate in any self-audit scheme or other product or service evaluation scheme which may from time to time form a part of the Burger King System.

14)                                 The Franchisee shall immediately notify FRANCHISOR of any actual or potential serious disease, infection, accidental event or argument at or among the staff or customers at the location between the Franchisee and/or his staff and the customers, or any similar or suspicious event. All the loss and damage of FRANCHISOR as a result of late notification or in case of no notification will be completely indemnified by the Franchisee.

Right of Entry, Inspection and Closure

15)                                 FRANCHISOR and Burger King Corporation shall have the unrestricted right to enter the Franchised Outlet at times they deem appropriate to ascertain compliance with this Agreement. The inspections may be conducted without prior notice at any time when the Franchisee or any one of its responsible employees or representatives is at the Franchised outlet. The inspections and controls shall be performed in a manner which minimizes interference with the operation of the Franchised Outlet. FRANCHISOR and Burger King Corporation may require the removal of any items which do not comply with this Agreement at the Franchisee’s cost. In the event that FRANCHISOR or BKC identifies or reasonably suspects the existence of any significant risk to health or safety in any aspect of the operation at the Franchised outlet, FRANCHISOR or BKC may require the Franchisee immediately close the Franchised Outlet until the hazard has been eliminated. The Franchisee shall not claim any right from FRANCHISOR or Burger King Corporation for indemnification of damages , losses etc. under any title resulting from such event. FRANCHISOR and Burger King Corporation shall specify the grounds for taking such action and cooperate with the Franchisee to enable the Franchisee to re-open the Franchised Outlet as soon as possible.

Sources of Supply

16)                                 In respect of any item required for use in the business carried out at the location where FRANCHISOR requires to approve the product or the supplier before such item is used in the Franchised outlet, FRANCHISOR shall nominate one or more authorized suppliers. The Franchisee shall in such case purchase only from such authorized supplier or suppliers. Should the Franchisee propose an alternative supplier, FRANCHISOR shall evaluate such supplier against its current criteria and either approve or disapprove such supplier giving reasons. Any supplier proposed by the Franchisee may be required to sign a suitable confidentially undertaking before FRANCHISOR’S confidential specifications are disclosed. This sub-clause applies to distributors as it applies to suppliers.

17)                                 Notwithstanding the above, FRANCHISOR may in the case of meat, fish potato products and/or buns which are either manufactured to proprietary specifications laid down by FRANCHISOR or sold under one or more Burger King Marks, limit the authorised sources of supply to one or more suppliers and the Franchisee shall purchase only from such source or sources.

18)                                  Nothing in this Agreement shall be construed as preventing a franchisee from purchasing from another franchisee any item which was originally purchased in accordance with this Agreement.

6.   Services Available to Franchisee

FRANCHISOR or an affiliate shall periodically advise and consult with the Franchisee in connection with the operation of the Franchised Outlet and shall provide to the Franchisee the following services;

1.                                          A pre- opening training program conducted at FRANCHISOR’S training facilities and Burger King Outlets in such locations as may designated by FRANCHISOR.

2.                                          Pre- opening and opening supervision and assistance by personnel of FRANCHISOR or an Affiliate of FRANCHISOR at the Franchised Outlet.

3.                                          The MOD Manual, on loan to Franchisee, for the term of this Agreement, the loaned copy of the MOD Manual and other specifications, standards and operating procedures furnished by FRANCHISOR shall be written in Turkish - English. The Franchisee will return this manual immediately to FRANCHISOR in case this Agreement expires or is terminated or terminates for whatever reason.

4.                                          Such marketing and advertising research data and advice as may be developed from time to time by BKC and/or FRANCHISOR and deemed by FRANCHISOR to be helpful in the operation of a Burger King Outlet.

5.                                          Advice pertaining to accounting , cost control and inventory control systems.

6.                                          Communication of new developments, techniques and improvements of the BK System in food preparation , equipment, food products, packing , and outlet management which are deemed by BKC relevant to the operation of a Burger King Outlet in Turkey.

7.   Location

1)                                         During the term of this Agreement the location shall be used exclusively for the purpose of operating a Burger King outlet.

2)                                         In the event of the building being damaged or destroyed by fire or any other peril, or required to be repaired or altered by any competent authority ,or some reports are required related to the earthquake , the Franchisee shall at its own expense obtain the required reports on time, repair or reconstruct the building within a reasonable time to reflect its current image and for this purpose, present all the plans and specifications to FRANCHISOR for prior approval. If the cost of meeting the current image exceeds the cost of reinstatement to the previous image of the location and for that reason alone the insurance moneys are insufficient, the Franchisee may reinstate the location to its original image.

Where the location is insured by a person other than the Franchisee the Franchisee’s obligations shall be limited to taking such steps as are reasonably available to the Franchisee to procure that any insurance moneys are laid out in accordance with this sub-clause.

3)                                         The Franchisee will take all the necessary security measures on time in accordance with the demands of official authorities as a requirement of business. All the administrative, judicial, financial etc. liabilities that may occur because of the necessary measures are not taken on time or no measure is taken will be covered by the Franchisee. In any event the Franchisee undertakes and accepts to keep harmless the Franchisor for any consequences that the necessary measures are not fully and/or timely taken. This clause gives FRANCHISOR the right to terminate the Agreement, without paying any fee and indemnification.

8.   Training and Personnel

1)                                         The Franchisor shall specify which of the following persons shall be trained prior to the Franchised Outlet opening for business;-

•                                    the Franchisee (if an individual)

•                                    the Operating Partner (if the Franchisee is a Partnership)

•                                    the Restaurant Operating Manager.

Such person or persons shall, together with such members of the Franchisee’s staff charged with the responsibility for the day to day operation of the Franchised Outlet as FRANCHISOR may determine must successfully complete FRANCHISOR’S training program in such location as may be designated by FRANCHISOR. Such members of the Franchisee’s Outlet staff as FRANCHISOR may determine shall undertake and complete continuing training programs from time to time as may be directed by FRANCHISOR in order to implement BKC’s current operational standards. The Franchisee shall be responsible for all travel and living expenses of the personnel related to the training program, all other fees of them and other personal expenses incurred.

2)                                         Any new Restaurant Operation Managers as FRANCHISOR may approve shall successfully complete the above program before taking up such position.

3)                                         The Franchisee shall implement a training program for the Franchised Outlet employees in accordance with training standards and procedures prescribed by FRANCISOR and shall staff the Franchised Outlet at all times during the term of this Agreement with a sufficient number of trained employees including the minimum number of managers required by FRANCHISOR who have completed FRANCHISOR’S training program at an accredited location. Any damage to the FRANCHISOR due to incorrect or non-formal execution of the training program by the Franchised Outlet employees shall be completely indemnified by the Franchisee

9.   Fees and Advertising Contribution

FEES

1.                                          The Franchisee shall pay to FRANCHISOR the following fees;

i)   a fee equal to                percent of gross sales for use of Burger King’s know how and operating methods including the use of the MOD Manual

ii)  a fee equal to                percent of gross sales for use of Burger King Marks.

[in) a fee equal to                percent of gross sales for all other assistance services provided by the FRANCHISOR]

[Note: this must be completed in a manner consistent with the Agreement to which this forms an Annex.

The Franchisee shall deliver to FRANCHISOR a Gross Sales declaration belongs to previous period, at last within ten (10) days since the last date of the previous account period, and pay fully and in cash the total of fees mentioned above related to the previous account period within this period. All such payments shall be paid by the Franchisee to FRANCHISOR in Turkish Lira and/or in US Dollars or in such other currency as FRANCHISOR may require and notify to the Franchisee , into such a bank account to be notified by FRANCHISOR to the Franchisee with a written notice. Such payment shall be paid in full free of any deductions or set-off whatsoever other than withholding or similar taxes as required by law and shall be made by such method as FRANCHISOR may from time to time stipulate including direct debit. If required, each conversation transaction from local currency to United States currency will be made by taking the effective purchasing rate of exchange of the T.C Central Bank as a basis on the payment date. The Franchisee shall, at his expense, make all necessary and appropriate applications to such governmental authorities as may be requested by FRANCHISOR or as may be required for transmittal and payment of United States currency to FRANCHISOR. In the event that the Franchisee shall at any time be prohibited from making any payment in United States currency, the Franchisee shall immediately notify FRANCHISOR of this fact and such payment shall thereupon be made at such place and in such currency as may be selected by FRANCHISOR and acceptable to the appropriate governmental authorities of the country which the Franchised outlet is located and all these transaction will comply with the remittance instructions furnished by FRANCHISOR. The acceptance by FRANCHISOR of any payment in a currency other than that of the United States shall not release the Franchisee from its obligation to make future payments in United States currency.

2.                                          If, having pursued every endeavour, the parties are unable to secure any method of payment acceptable to FRANCHISOR, then FRANCHISOR may forthwith terminate this Agreement by sending a written notice to the Franchisee and in such a case, none of the parties can make indemnification claim to the other party.

3.                                          The Franchisee will ensure that all the transactions and operations with FRANCHISOR are arranged, carried out and declared according to the Turkish Laws, regulations, notifications and rules and all the necessary taxes, charges, duties etc. are paid fully and on time, and besides he will carry out all the necessary procedures for such payments and be responsible for their consequences.

Advertising and Sales Promotion

4)                                         The Franchisee, at last within ten (10) days since the last date of the account period, will pay an amount in Turkish currency calculated by applying the percentage of gross sales for the preceding account period ,as stated in the Schedule. Such payment shall be paid in full free of any deductions or set-off whatsoever. This sum, less administrative expenses any applicable taxes, will be used for advertising, sales promotion and public relations for the benefit of the Franchised outlet including creation, production, media and clearance costs of advertising and sales promotion materials, and market research expenses directly related to the development and evaluation of the effectiveness of advertising and sales promotion. Alternatively, FRANCHISOR may combine these monies with payments from other Burger King outlets to form an ad fund and this fund will be used on a fair and proportionate basis for national and international advertising, sales, promotion and public relations activities in the market area which the Franchised outlet is located, nationally or the proportion part of the creative or production costs of materials used in more than one market area will be paid from that fund. The Franchisee is encouraged to participate in the planning of advertising, sales promotions and public relations for the Franchised outlet, but the final decision power regarding the expenditure of such monies belong to FRANCHISOR. In addition to the percentage of Gross sales, the Franchisee agrees to transfer to FRANCHISOR or its designee for inclusion in the market fund for the area in which the Franchised outlet is located all advertising or promotional allowances given by suppliers of products which are sold in the Franchised Outlet under a brand name; such payment to be made to FRANCHISOR or its designee at last within ten (10) days since the last date of account period , after the receipt of the said allowance.

5)                                         The Franchisee agrees to adhere to all applicable statutory regulations and acts and to FRANCHISOR’S advertising, sales promotion and public relations standards and in parallel of them to pay the amounts demanded in the previous clause in full and in cash. All the produced, distributed or used advertising and promotion materials shall subject to the written consent of FRANCHISOR and, in turn, of BKC.

6)                                         The Franchisee agrees that he will immediately remove and stop using of all the    advertising materials that are not approved by FRANCHISOR or not in conformity with the approval, upon the demand of FRANCHISOR. If the objected materials are not removed immediately even after the notice of

FRANCHISOR or BKC, FRANCHISOR or BKC or its authorized representative may access to the premises and directly remove and destroy them. In such a case FRANCHISOR or BKC will not have any obligation to pay any indemnification to the Franchisee. Besides, FRANCHISOR may cancel this Agreement without paying any indemnification. The Franchisee is responsible for covering all the losses and damages of FRANCHISOR or BKC as because the Franchisee makes advertising without conforming to the advertising, sales instruction and public relation standards and/or it makes none approved advertisement or uses not confirmed advertisement material.

Gross Sales

7)                                      The term “Gross Sales” as used in this Agreement includes all sums charged for goods, merchandise, or services (including the use of jukeboxes, amusements or games) sold at or from the Location. The sale of Burger King products away from the Location is not authorized; however, should any such sales be approved in the future, they will be included within the definition of Gross Sales. Gross Sales shall not include any value added tax, turn-over tax or any similar tax collected by the Franchisee from customers based upon sales.

Interests and Attorney’s Fees

8)                                      Franchisee shall pay to FRANCHISOR interest at the rate of Libor +              % for the undue payments under this Agreement. The Franchisee, upon the first demand of FRANCHISOR .shall pay all the expenses including attorney fees, notary public and judgment fees that may be incurred by FRANCHISOR in order to be able to apply the provisions of this Agreement.

Guarantee

9)                                    At the time of payment of the initial fee as provided in Clause 3, the Franchisee shall provide to the Franchisor a bank guarantee in the form satisfactory to Franchisor to cover all his indebtness arising out of this agreement for an amount not less than USD

10.    ACCOUNTING METHODS ; INSPECTION RIGHT

Accounting:

1)                                      The Franchisee agrees to keep ail the registers required by this Agreement completely , correctly, on time and in conformity with the Agreement or law provisions and , present the monthly and consecutive profit and loss documents related to the Franchised Outlet to FRANCHISOR in a format determined by FRANCHISOR. The Franchisee will present to FRANCHISOR the balance sheets comprising of 3-month periods related to the Franchised outlet, and first of these balance sheets will be related to the period that ends 3 (three) months after the opening(date of Franchised Outlet.

All the profit and loss tables and balance sheets will be presented to FRANCHISOR within (45) forty five days since the last date of report period.

Besides, the Franchisee will present to FRANCHISOR other declarations and copies of tax declarations arranged in conformity with the Tax Method Law numbered 213 and that includes sales at the franchised outlets, and other registers that may be reasonably required by FRANCHISOR time to time .

The Franchisee will be completely responsible for its own operation and taxable obligations and show all the necessary care and attention for them.

Annual Financial Tables

2)                                         Within ninety (90) days since the last date of each financial year or upon demand at any time of the related financial year , the Franchisee will completely notify all of its share holders (except in the case where the franchisee is a publicly listed company) and all the persons who have shares in the Franchised outlet and present to FRANCHISOR the annual financial tables for Franchised Outlet and of the Franchisee. However, the financial tables to be presented to FRANCHISOR within the content of this Agreement will be certified by an independent inspection company.

Inspections:

3)                                         The Franchisee agrees and undertakes that the representatives of FRANCHISOR and BKC have right to investigate, control and have a copy of all the books and accounts of the Franchisee on reasonable times, provided that all the related expenses will be covered by FRANCHISOR or BKC and it will assist to the representatives of FRANCHISOR or BKC during such an investigation and control process unless a longer period is provided by any laws. The Franchisee will keep all the sale registers at least for twenty four (24) month period since their dates in order to be presented to FRANCHISOR or BKC if demanded; daily case bands, daily product mixture bands/ reports , seller invoices, monthly bank payment receipts , value added tax or sale tax declarations, daily case confirmations, daily or monthly stock registers, payment bills, bank receipts, cancelled cheques, balance sheets, loss and profit tables and paid off coupons related to the Franchised outlet are included such sale registers. In case it is determined a difference between the reported gross sales and actual gross sales in more than 2%, the Franchisee will indemnify all the inspection costs including travel, accommodation, external auditors and others to FRANCHISOR or BKC, as the case may be.

In such a situation that is considered as unfaithfulness and contrary action to the Agreement, FRANCHISOR , without paying any indemnification to the Franchisee may cancel this Agreement by reserving its right to claim all the losses and damages it incurred.

4)                                         The Franchisee .upon the request of FRANCHISOR from time to time , will provide every kind of information about product volumes and product mixtures to FRANCHISOR.

to FRANCHISOR.

11.     Limitations of Franchise:

Trademarks, Trade Names, Service Marks and Trade Secrets

1)                                          The Franchisee shall, upon request and at no expense to the Franchisee .assist FRANCHISOR and BKC in perfecting and obtaining registration of unregistered Burger King Marks. The Franchisee acknowledges that except in respect of improvements initiated by the Franchisee as provided in Clause 5 (11) ownership of all right, title and interest to the Burger King System, the Burger King Marks (registered and unregistered), and the design, decor and image of Burger King Outlets is and shall remain vested solely in BKC, and the Franchisee sustained any right or interest therein or the goodwill derived therefrom, both vis-à-vis the FRANCHISOR and BKC, and shall promptly if requested by FRANCHISOR or BKC assign free of any charge to BKC any such right or interest as the Franchisee may acquire or be deemed to acquire therein. The Franchisee acknowledges the uniqueness of the Burger King System and that the Franchisee has had no part in its creation or development, no prior knowledge of, and no proprietary or other rights or claims in or to any element of the Burger King System or the Burger King Marks. The Franchisee agrees that ail materials loaned or otherwise made available to the Franchisee and all disclosures made to the Franchisee, and not to the general public, by or at the direction of FRANCHISOR or BKC at any time before or during the term of this Agreement including, without limitation, the MOD Manual in its entirety and any translations thereof are to be considered to be trade secrets of BKC and/or the FRANCHISOR for the purposes of this Agreement and shall be kept confidential and used by the Franchisee only in the operation of the Franchised Outlet and other licensed Burger King Outlets.

The Franchisee agrees not to divulge any of the trade secrets to any person other than the Franchisee’s employees and then only to the extent necessary for the operation of the Franchised Outlet, and not to permit anyone to reproduce, copy or exhibit any portion of the MOD Manual or any other confidential or proprietary information received from FRANCHISOR.

All of the employees of Franchisee will be considered in this content as same as Franchisee , and keeping of all the commèrcial secrets confidential by them will be under the responsibility of the Franchisee and be provided by the Franchisee.

2)                                          The Franchisee shall, whenever requested by FRANCHISOR or BKC, enter into one or more Registered User Agreements with BKC authorising and permitting the use of the Burger King Marks or any of them, and the Franchisee agrees to comply with all the terms and conditions contained in such Registered User Agreements and to sign and execute any docpments and/or do such things to assist BKC and/or FRANCHISOR ancf/or \\s designated agent in making application on the Franchisee’s behalf registration of all necessary registered

User Agreements. The Franchisee shall not attempt to register itself as a user of any of the Burger King Marks except in connection with an application filed by BKC. Registered User Agreement shall not be construed as giving the Sublicense right to transfer or the Franchisees right to use the Burger King Marks without the prior written consent of BKC and the FRANCHISOR,

3)                                        The Franchisee shall immediately notify to FRANCHISOR of all infringements or imitations of the Burger King Marks which come to the Franchisee’s attention, or challenges to the Franchisee’s use of any of the Burger King Marks, and FRANCHISOR agrees, subject to receiving advice from legal counsel that it is likely to succeed, to take such action as it in its sole discretion deems appropriate to prevent unauthorized persons from using the Burger King Marks. The Franchisee agrees to cooperate in the prosecution of any action to prevent the infringement, imitation, illegal use or misuse of the Burger King Marks or the Burger King System and agrees to be named as a party in any such action if so requested by FRANCHISOR or BKC.

The Franchisee shall not institute any legal action or other kind of proceeding based upon Burger King Marks or the Burger King System without the prior written approval of FRANCHISOR. This right completely belongs to FRANCHISOR and BKC.

4)                                        FRANCHISOR represents that the marks listed in Exhibit A are registered in name of BKC in the world and in Turkey but makes no expressed or implied warranty with respect to the validity of any of the Burger King Marks.

5)                                        In the adoption of any trade, corporate or partnership name, the Franchisee shall not use any of the Burger King Marks or any variations , abbreviations , or words, signs, pictures or statements confusingly similar to any of the Burger King Marks. Otherwise, FRANCHISOR may cancel this Agreement without paying any indemnification and reserving its claiming right for all the losses and damages it incurred. Franchisee who acts contrary to such obligations in addition to the indemnification agrees and declares to pay a penalty to FRANCHISOR in the amount of                                 $ (USD).

Independent Contractor

6)                                        The Franchisee is an independent contractor and is not an agent, partner, joint venturer or employee of FRANCHISOR or BKC, and no fiduciary relationship exists between the parties. The Franchisee shall not attempt to bind or obligate FRANCHISOR or BKC in any way nor shall the Franchisee represent that the Franchisee has any right to do so. FRANCHISOR shall have a control right over the terms and conditions of employment of the Franchisee’s employees.

7)                                        In all public records and in the Franchisee’s relationship with other persons, stationery, business forms and cheques, the Franchisee shall indicate independent ownership of the Franchised Outlet and that the Franchisee is a licensee of FRANCHISOR. The Franchise^ shall exhibit on the premises in such places as may be designated by FRANCHISOR , a notification that the Franchised outlet is operated by an independent operator under licence from

                                               FRANCHISOR-

12.             Unfair Competition

The Franchisee shall utilize the Franchisee’s best and continuing efforts to promote and develop the business at the Franchised Outlet, and during the term of this Agreement and thereafter not directly or indirectly engage in the operation of any restaurant, except as licensed by FRANCHISOR, which utilizes or duplicates the Burger King System or any part thereof. The above obligation will be valid after expiry or cancellation date of this Agreement.

The Franchisee agrees and undertakes that it will carry out the work with great care, be in continuous co-operation with FRANCHISOR for the perfect execution of the work and will not compete with FRANCHISOR or BKC unjustly both according to the provisions of this Agreement and Turkish Commerce Law. Franchisee who acts contrary to such obligations in addition to any indemnification that may be claimed, agrees and declares to pay a penalty to FRANCHISOR in the amount of                                                         $ (USD).

13.             Insurance: Indemnification

1)                                    The Franchisee shall make the below insurance at his own expense throughout the term of this Agreement:

(i)                                    The general liability insurance, including risks required to be covered by local law, including products liability (which shall include cover for claims by customers of the restaurant for death or personal injury whether such claims are based on contract, negligence or any other basis recognized by law).

The amount of such cover shall be not less than the equivalent of two hundred and fifty thousand dollars ($250,000) per occurrence or such greater sum as FRANCHISOR may reasonably request from time to time and -be obtainable at a cost which is in all the circumstances reasonable in relation to the size of business covered by such insurance. Each such policy shall name both the FRANCHISOR and BKC and its Affiliates and their officers, directors and employees as co-insured parties, shall provide that the insurers shall not have rights of subrogation or recourse against any co-insured, shall provide that the policy cannot be cancelled without ninety (90) days prior written notice to FRANCHISOR, and shall insure the contractual liability of the Franchisee under Clause 13 (3).

(ii) Employer liability and, where applicable, automobile liability insurance, each in an amount reflecting the normal good practice of responsible employers in Turkey and the conditions of Turkey’s insurance markets.

(iii) Except where the Franchised Outlet is insured for such risks by a landlord or other third party with whom the Franchisee has a direct contractual relationship, property insurance for Jbej full reinstatement value of the Franchised Outlet and where the Franchised Outlet is leaseholds rental insurance for at least six months’ rent

2)                                     Prior to the opening of the Franchised Outlet, and when requested term of this Agreement, the Franchisee shall furnish to FRANCHISOR certificates of insurance showing that the insurance coverage is in effect. All policies be renewed and a renewal certificate of insurance mailed to relevant expiration date.

3)                                     The Franchisee is responsible for all losses or damages and contractual liabilities to third persons arising out of or in connection with possession, ownership or operation of the Franchised Outlet, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom, and the Franchisee agrees to defend, indemnify and save FRANCHISOR and BKC and its and their Affiliates and their officers, directors and employees harmless of, from and with respect to any such claim, demands, losses, obligations, costs, expenses, liabilities, debts or damages resulting therefrom unless proven to result from the negligence of FRANCHISOR .

The Franchisee shall promptly inform FRANCHISOR of any such claim or demand and provide FRANCHISOR with such information as FRANCHISOR may reasonably require. If the Franchisee fails to assume the defence, FRANCHISOR or BKC may do so on its behalf and the Franchisee will pay to FRANCHISOR or BKC all costs and attorney’s fees incurred by FRANCHISOR or BKC in effecting such defence, in addition to any other sums which FRANCHISOR or BKC may pay by reason of any settlement or judgment against FFtANCHISOR or BKC. The rights of the Franchisor and BKC to indemnity under this Agreement shall arise notwithstanding that joint or concurrent liability may be imposed upon FRANCHISOR by statute, ordinance, regulation or other law.

14.             Taxes:

1)                                     The Franchisee shall pay when due all taxes levied or assessed by reason of the Franchisee’s possession, ownership or operation of the Franchised Outlet.

2)                                     All royalties, fees and other charges referred to in (including but not limited to ad the fund referred to in Clause 13(4), or payable in accordance with this Agreement do not include value added tax or other taxes chargeable thereon. The Franchisee shall pay as required by law any value added tax withholding or other taxes chargeable on all royalties, fees and other charges referred to in this Agreement to FRANCHISOR.

3)                                     Where the law permits an election regarding the treatment of any supply or deemed supply under this Agreement for the purposes of any value added or other tax chargeable thereon, the Franchisee shall make or join in any such election as FRANCHISOR may from time to time require.

15.             Disposal

1) Except as expressly permitted by this Clause, the Franchisee shall not assign transfer, lease, license or sub-license, charge, hypothecate, encumber or otherwise dispose of this Agreement, the Franchised Outlet, the location or any part thereof or any of the above without the prior written consent of F FRANCHISOR and shall not permit any such matter to arise by operation of Law or otherwise. Franchisee who acts contrary to such obligations in addition to any indemnification that may be claimed, agrees and declares to pay a penalty to FRANCHISOR in the amount of                                                         $ (USD).

2)                                     If the Franchisee receives an acceptable bona fide offer from a third party to purchase the Franchised Outlet business and/or the Location as a whole, the Franchisee shall give FRANCHISOR written notice thereof setting forth the name and address of the prospective purchaser, the price and terms of the offer, together with such other information as FRANCHISOR may request in order to evaluate the offer, and a franchise application completed by the prospective purchaser, references, and the opportunity to interview the purchaser or its officers.

3)                                     Within twenty-one (21) days of the fulfilment of the above conditions, FRANCHISOR shall notify the. Franchisee whether it wishes to purchase at the price and upon the terms stated in the offer and otherwise on fair and reasonable terms. Such notice shall constitute a binding contract and FRANCHISOR and the Franchisee shall complete the sale and purchase with all reasonable speed and in any event within twenty-eight (28) days of FRANCHISORS notice, subject only to obtaining any necessary consents from landlords or others. If the consideration offered is not in cash, the Franchisor may purchase at the fair market price to be determined by an independent external accountant legally qualified to act as an auditor of the Franchised Outlet or the Location as the case may be.

4)                                     If FRANCHISOR does not accept the Franchisee’s offer to sell the Franchised Outlet or the Location as the case may be, the Franchisee may conclude the sale to the purchaser named in the said letter of intent at a price at least equal to the price and subject to the terms stated in the letter of intent, subject to obtaining the prior written consent of FRANCHISOR which shall not be unreasonably withheld or delayed. FRANCHISOR shall have an unqualified right to refuse its consent where the proposed purchaser or any Affiliate of the proposed purchaser carry on activities of a kind described in Clause 17 (Restrictive Covenant). The sale to the proposed assignee must be completed within ninety (90) days of FRANCHISOR’s notice or such longer time as may be required to obtain the consent of any landlord or other person. Conditions imposed by FRANCHISOR on such sale may include (but are not limited to) the following:

(i)                                     All obligations of the Franchisee to FRANCHISOR and its Affiliates, whether arising under this Agreement or otherwise, must be satisfied at the time of transfer.

(ii)                                  The prospective purchaser of the Franchised Outlet business must complete and be approved through FRANCHISORS/ standard franchisee selection process including satisfactorily demonstratihd to FRANCHISOR that he meets the financial, character, managerial, equity ownership and such other criteria and conditions as FRANCHISOR shall then be applying in considering applications for new franchises. The prospective purchaser must meet with representatives of FRANCHISOR at such location as may be designated by FRANCHISOR.

(iii)                               Approval by FRANCHISOR of the terms and conditions in the contract of sale and FRANCHISOR being satisfied that the Franchised Outlet will create sufficient cash flow to permit the purchaser to meet his financial commitments generally as well as his obligations as a Burger King franchisee.

(iv)                              The prospective purchaser (and if a company, its principal shareholders) of the Franchised Business must execute FRANCHISOR’s then current form of franchise Agreement for a term equal to the remaining term of this Agreement except that royalty and advertising rates shall be the same as are provided for in this Agreement.

(v)                                 The Franchisee shall execute all documents necessary to cancel the entries of the Franchisee as a registered user and shall cooperate with FRANCHISOR in effecting the cancellation of entries with the relevant registry of the Franchisee as a registered user.

(vi)                              The prospective purchaser shall, if FRANCHISOR or BKC shall request, enter into one or more registered user Agreements with BKC authorizing and permitting the use of the Burger King Marks referred to in the Agreements.

(vii)                           The prospective purchaser or, in the case of a corporate or partnership purchase, the purchaser’s managing director or operating partner as appropriate shall have satisfactorily completed FRANCHISOR’S training for new franchisees.

(viii)                        The Franchisee shall be jointly liable with the purchaser to FRANCHISOR for royalty and advertising payments under the new franchise Agreement if and so long as any part of the consideration remains owing from the purchaser to the Franchisee.

(ix)                              FRANCHISOR shall be paid at the time of transfer an assignment fee at the rate stated in the Schedule.

(x)                                 Execution by the Franchisee of a general release of FRANCHISOR in a form satisfactory to FRANCHISOR except in those cases where FRANCHISOR decides to purchase.

(xi)                              The prospective purchaser shall provide to the Franchisor a bank guarantee

in the form satisfactory to Franchisor to cover all his indebtedness arising out of this agreement for an amount not less than                                                         USD.

5)                                     The election by FRANCHISOR not to exercise its right of first refusal as to any offer shall not affect its right of first refusal as to any subsequent offer.

6)                                     Any disposal effected without first giving FRANCHISOR the right of first refusal described above shall be void and of no force or effect.

7)                                     The provisions of Clause 15 (1) to (6) (inclusive 6) shall apply to any assignment or transfer by the Franchisee of any part or share or interest in this Agreement the Franchised Outlet or the Location.

8)                                     In the case where the Franchisee is a company, except where the Franchisee is a listed company, the Franchisee represents to FRANCHISOR that the Schedule contains a complete list of the shareholders in the Franchisee and their respective shareholders at the date of this Agreement and that, unless otherwise stated, the shareholders are the beneficial owners of their respective shares. Any transfer or issuance of shares in the Franchisee (except the issuance of new shares to the shareholders listed in the Schedule in proportion to their existing holdings) and any variation of any of the rights attaching to any such shares, shall be subject to FRANCHISOR’S prior written approval.

If a shareholder receives an acceptable bona fide offer from a third party to purchase any shares in the Franchisee, he must give FRANCHISOR a written notice thereof setting forth the name and address of the purchaser, the price arid terms of the offer, together with a copy of the sale contract and such other information as FRANCHISOR may require, which may include references, and shall if requested provide FRANCHISOR with the opportunity to interview the prospective purchaser. The terms of Clause 15 (3) - (6) (inclusive 6) shall apply mutatis mutandis as if shareholders were the Franchisee, the notice were given under Clause 15 (2), and the notice related to the sale of the Franchised Outlet or the Location. Conditions imposed by FRANCHISOR may include the following:

(i)                                    All obligations of the Franchisee to FRANCHISOR and its Affiliates, whether arising under this Agreement or otherwise, must be satisfied at the time of sale;

(ii)                                 Where the shareholder is also the Restaurant Operations Manager and will as a result of the transaction cease to have the minimum required shareholding in the Franchisee, FRANCHISOR will normally impose the condition that a Restaurant Operations Manager who has met all FRANCHISOR’S requirements for a Restaurant Operations Manager be substituted.

Assignment by FRANCHISOR

10) FRANCHISOR may (subject to obtaining the consent of FIGD if required)assign this Agreement to BKC or to any person or company which acquires its Burger King business as FRANCHISOR in the territory in which the Franchised Outlet is located or a substantial part thereof, whether by outright acquisition or by way of a master franchise Agreement.

16.                              Termination and Effects of Termination

1)                                    The occurrence of any of the following events shall constitute good cause for FRANCHISOR, at its option and without prejudice to any other rights of FRANCHISOR, and without compensation to the Franchisee, to terminate this Agreement, such notice to be given in writing:

(0                                     If the Franchisee shall compound with its creditors or if an administrator, trustee or receiver is appointed over the whole or any part of the Franchisee’s undertaking or application is made for any such appointment to be made, or being a partnership the Franchisee is dissolyed, or if any other steps are taken under any insolvency, bankruptcy,, receivership, or moratorium laws from time to time in force.

ii) If the Franchisee ceases to occupy the Franchised Outlet, postpones its works wholly and/or partly and discontinues to work,

(iii)                              If the Franchisee abandons the franchise relationship without the prior consent of FRANCHISOR at any time during the term of this Agreement. The cessation of operation of the Franchised Outlet (except for the purposes of repair, cleaning, or remodelling in compliance with the requirement of any competent authority) without the consent of FRANCHISOR , whether the franchised Outlet remains vacant or is converted to another use, shall be considered abandonment of the franchise relationship.

(iv)                             If the Franchisee challenges the validity of the Burger King marks or the Burger King System or the rights of the FRANCHISOR in the Burger King marks or the Burger King System,

(v)                                Failure to operate the Franchised Outlet in accordance with the operating standards contained in the MOD Manual relating to product specification (including without limitation sale of unauthorized products), cleanliness, health, and sanitation; the use of trade or service marks, slogans or promotional or advertising material not approved by FRANCHISOR , receiving continuous complaints from customers related to the Outlet and operation of Outlet, continuous complaints about the outlet according to the Food Act and related articles of Turkish commerce Law , opening of public cases , warning or official fines from Municipalities or other official departments.

(vi)                             If the Franchisee fails to pay any sum due hereunder within thirty (30) days of a demand stating that he is in default.

(vii)                          If the Franchisee makes any materially false statement in connection with any return of Gross Sales and/or any other account and/or other information required .

(viii)                       If the Franchisee commits any other material breach of the terms of this Agreement including but not limited to Clause 4 hereof and fails to remedy the same within 30 days of service of a notice requiring him to do so or commits any material breach of the terms of this Agreement which is not capable of remedy.

(ix)                             If the Franchisee commits persistent breaches of the terms of this Agreement (whether or not material in isolation)even after written warning has been given. Any three breaches occurring within a period of six months shall be deemed to constitute persistent breaches.

(x)                                If the Franchisee for any reason other than the act or default of FRANCHISE ceases to be entitled to remain registered as a registered user of any of the Burger King Marks .

(xi)                             If any events occur which are contrary to Clause 15 hereof.

(xii)                          Sentencing of the Franchisee to a term of imprisonment in excess of two years,

(xiii)                       If the Franchisee engages in activities prohibited by Clause 12 (unfair competition), clause 17 (Restrictive Covenants) or discloses any trade secrets of FRANCHISOR in violation of Clause 11.

(xiv)                      If the Franchisee or any of its Affiliates is in breach of any other obligation owed to FRANCHISOR or any of its Affiliates whether under this or any other Agreement and be in unfair competition.

(xv)                         If the Franchisee intentionally gives false declarations for purpose of obtaining this Agreement and presents documents for this purpose.

(xvi)                      If the Principal commits any breach of Clause 21.

2)                                     The Sub-Franchise Agreement shall also be deemed to be terminated upon the termination of the following agreements for any reason :

i.               Franchise Agreement concluded between the FRANCHISOR and BKC; and

ii.            lease agreement concluded between the FRANCHISOR and the landlord.

The Franchisee shall not claim any right from FRANCHISOR for indemnification of damages, losses etc. under any title resulting from the termination of this Agreement as provided herein.

3)                                     Upon expiration or termination for any reason of this Agreement, the Franchisee’s right to use the Burger King Marks and the Burger King System shall terminate. The Franchisee shall not thereafter identify himself as a Burger King franchisee or former Burger King franchisee or use any of’s trade secrets, operating procedures, promotional materials, Burger King Marks or any marks confusingly similar. The Franchisee shall immediately return to FFtANCHlSOR the MOD Manual loaned to the Franchisee including any copies or translations thereof, together with all other materials containing trade secrets, Outlet operating instructions or business practices of FRANCHISOR, and all other advertising materials and boards having BK mark . Where applicable, FRANCHISOR and or BKC shall be entitled to take all steps necessary for the cancellation of the entries of the Franchisee with the Registrar of Trademarks, or its equivalent authority, as a registered user without opposition or hindrance of the Franchisee. The Franchisee shall, at the request and cost of FRANCHISOR, cooperate in any such steps.

4)                                     The Franchisee grants to FRANCHISOR or its designee upon termination or expiration of this Agreement the following options : ,

i. the option to undertake the operation of the Outlet immediately, and/or

ii.          the option to purchase all usable paper goods, containers and printed menus bearing any of the Burger King Marks or trade names at the price paid by the Franchisee; and

iii.        to purchase the Franchisee’s Outlet equipment, furniture, fixtures and signs at the net book value to be determined by a single accountant qualified to act as an auditor.

5)                                     If FRANCHISOR or its designee does not exercise this option, the Franchisee agrees to immediately make such removals or changes in signs and on the building as FRANCHISOR shall request so as to effectively distinguish the premises from its former appearance and from any other Burger King Outlet. Otherwise, such modifications will be made/oy)FRANHISOR provided that all of the related expenses will be covered by tpe Franchisee.

17                                                          FORCE MAJEURE

1)                                    A party is not liable for a failure to perform or a delay in the performance of any of his obligations in so far as he proves that:

(a)                              the failure was due to an impediment beyond his control, and

(b)                              he could not reasonably be expected to have taken into account the impediment and its effects upon his ability to perform at the time of the conclusion of the contract, and

(c)                               he could not reasonably have avoided or overcome it or its effects.

2)                                    The events under Article 17.1 above includes without limiting act of God, labour strike, war or civil unrest.

3)                                    A party seeking relief shall, as soon as practicable after the impediment and its effects upon his ability to perform become known to him, give notice to the other party of such impediment and its effects on his ability to perform. Notice shall also be given when the ground of relief ceases. Failure to give either notice makes the party thus failing liable in damages for loss which otherwise could have been avoided.

4)                                    A ground of relief under this Article relieves the party failing to perform from liability in damages, from penalties and other contractual sanctions, from the duty to pay interest on money owing as long as and to the extent that the ground subsists.

5)                                    Immediately after the receipt of the notice informing the impediment, the parties will enter into meaningful and fruitful negotiation in order to overcome the consequences of the impediment and/or adapt the Agreement to the new conditions occurred as a consequence of the impediment within 90 days following the notification of the impediment in accordance with Article 20.(8) [Notices]. However, the parties may extend the 90 days period by mutual written agreement.

6)                                    If the parties cannot reach to an agreement or if the grounds of relief subsist for more than 90 days, FRANCHISOR may terminate this Agreement.

18.                              Restrictive Covenants

1)                                    The Franchisee shall not directly or indirectly through its intermediaries, nominees or subsidiaries compete with the FRANCHISOR and/or Burger King Outlet Business during the term of this Agreement, including but not limited to the following:

(i)                                    acquire an interest in any fast food restaurant which competes with the Burger King Outlet business where such interest is by its nature and size capable of enabling the Franchisee to influence the Economic conduct of such undertaking;

(ii)                                 have any other business or run any type of fast food restaurant in Turkey;

(iii)                              invest in a company which does any of the above where the level of investment gives the ability to influence the conduct of that company;

(iv)                             do anything which is intended or likely to cause damage to the Burger King marks the Burger King System, the goodwill and reputation attaching thereto, to BKC or the Franchisor.

(v)                                disclose any information about BK under any circumstances

2)                                    During the term and following the termination of this Agreement, The Franchisee shall not directly or indirectly do anything which is intended or likely to cause damage to the Burger King marks, the Burger King System, the goodwill and reputation attaching thereto or disclose any information about BK under any circumstances.

3)                                    The Franchisee, within one (1) years following the termination of this Agreement, shall not directly or indirectly have any interest, in any fast food restaurant which is located within an area of which (i) the radius is 50 (fifty) kilometres and (ii) a Burger King restaurant is or the Burger King restaurant of the Franchisee was the centre.

19.                              INHERITANCE - Where the Franchisee is an individual

In the event of the death of the Franchisee, FRANCHISOR shall act in accordance with the following conditions:

1.                                     If the Franchisee has a sole heir, the Heir; if the Franchisee has more than one heir, the Heir appointed unanimously by all of the heirs as the Representative of the deceased’s estate (“the Heir”),must complete and be approved through BKC’s standard franchisee selection process including satisfactory demonstrating to the Franchisor that he meets the financial, character, managerial criteria, equity ownership and such other criteria and conditions as the Franchisor shall then be applying in considering applications for new franchise

2.                                     The Heir and the other heirs, if there are any, shall agree in writing to assume liability for and to perform all the obligations of this Agreement as the original Franchisee.

3.                                     If the Heirs or the Heir appointed by them unanimously are/is not approved or does not wish to take the franchise, they shall use their best efforts to sell the Franchised Restaurant to an acceptable party within 12 months from the date of the Franchisee’s death, and FRANCHISOR shall have an option, but not the obligation, to operate and/or manage the Franchised Restaurant for the account of the deceased’s estate until the deceased’s interest is transferred to a party acceptable to FRANCHISOR. Should FRANCHISOR elect to operate and/or manage the Franchised Restaurant, FRANCHISOR shall submit comprehensive accounts and shall forward the net income from the operation to the deceased’s estate, less expenses and a reasonable management fee. If the transfer of the Franchised Restaurant to a party acceptable to FRANCHISOR has not taken place within the twelve (12) month period, FRANCHISOR shall have the option to purchase the Franchised Restaurant at fair market value and if FRANCHISOR does not exercise this option to purchase, this Agreement shall terminate at the end of the twelve (12) month period.

The provisions of the Turkish Civil Code and law of inheritance principles shall apply for the events non-provided herein.

20.                               Miscellaneous: General Conditions

Interpretation

1)                                     The Introduction shall be considered a part of this Agreement. Paragraph headings are used only for convenience and do not form part of this Agreement. Where the context so admits, words importing any gender shall include any other gender; the singular shall include the plural and vice versa; references to value added tax include references to any tax replacing it; references to clauses or the Schedule are references to the clauses or the Schedule of this Agreement; a covenant on the part of the Franchisee not to do something includes a covenant not to permit others to do it; any right given to FRANCHISOR includes the right to do it through servants or agents or third party contractors or to do it in conjunction with its servants, agents or third party contractors and includes any necessary rights of access; where the Franchisee covenants to do something, it shall be done at the Franchisee’s expense,; To the extent of any inconsistency, this Agreement prevails over the MOD Manual. The MOD Manual will be updated and changed from time to time to reflect changes in the Burger King format and business methods. References to the parties shall include their heirs, successors in title and assigns.

Non-Waiver

2)                                     The failure of FRANCHISOR to exercise any right and/or option given to it hereunder, or to insist upon strict compliance by the Franchisee or the Principal or any person comprising the Franchisee or the Principal with the terms of this Agreement, shall not constitute a waiver of any terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by FRANCHISOR of its right at any time thereafter to require exact and strict compliance with all the terms of this Agreement. The rights or remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.

Governing Law

3)                                     This Agreement shall be governed and construed under and in accordance with the laws of the Republic of Turkey and shall become valid when approved and executed and it shall be deemed made and entered into in Istanbul. All the disputes that may arise from this Agreement will be settled under the Rules of Conciliation and Arbitration of the Istanbul Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall be held in Turkish and the place of arbitration shall be Istanbul.

4)                                     The Franchisee shall obtain and maintain all licenses and other permits required by the law of the governing bodies where the Franchised Outlet is located and shall comply with all local governmental requirements relating to the construction, equipping and operation of the building and the preparation and sale of items in the Franchised Outlet.

5)                                     Anything herein to the contrary notwithstanding, the Franchisee shall operate the Franchised Outlet in a lawful manner and faithfully comply with the applicable laws, regulations or legitimate administrative requirements of national, regional, and municipal governing bodies or other political subdivisions in which the Franchised Outlet is located.

6)                                     If the Franchisee breaches this Agreement, FRANCHISOR shall be entitled to injunctive relief in addition to such other relief to which it may be entitled in law or equity.

Severability

7)                                     FRANCHISOR and the Franchisee agree that if any provisions of this Agreement may be construed in more than one way, and one of which would render the provision illegal or otherwise void or unenforceable, and the other of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. The language of all provisions of this Agreement shall be construed according to its fair meaning and not strictly against any party. It is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent and should any court or other public agency determine that any provision herein is not enforceable as written in this Agreement, the provision shall be amended so that it is enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which the enforcement is sought. The provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

8)             Notices

All notices to be issued under this Agreement shall comply with the requirements Turkish law as regards language form, method of service and any other matter, to the extent that Turkish law imposes no specific requirement, the following shall apply:-

i)                                         All notices shall be hand delivered against a signature in conformity with the Turkish laws or sent via registered airmail postage fully prepaid, or APS or other special cargo companies to the address of the parties as mentioned at the beginning of this Agreement or any other address to be notified by the parties in writing from time to time.

ii)                                      The below address of the Franchisee’s accented as a notification address and it will notify to FRANCHISOR any address changing. Otherwise, all the notifications to be to this address will be valid according to the 35.clause of notification law.

(iii) Notices which are sent by mail shall be deemed delivered on the earlier of actual receipt or the tenth (10th) day after being deposited in the mail ( whichever is earlier). Notices sent by telex or facsimile shall be effective upon receipt of an answer back code.

Modification

9)                                     This Agreement may only be modified or amended by a written document signed by all the parties to this Agreement.

Binding Effect

10)                              This Agreement shall be binding upon the parties, their heirs, executors, personal representatives, successors or assigns.

Currency

11)                              Unless otherwise provided all payments required under this Agreement shall be made in United States Dollars.

Survival

12)                              Any provisions of this Agreement which impose an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and remain binding on the parties.

Affiliates

13)                    FRANCHISOR shall be entitled to entrust or delegate the performance of any of its obligations under this Agreement to an Affiliate, and any notice required to be given by FRANCHISOR shall be validly given if given by an Affiliate. This shall not affect the primary liability of FRANCHISOR under this Agreement.

21.                   Entire Agreement

This Agreement constitutes the entire Agreement of the parties and supersedes all prior negotiations, commitments, representations, warranties, and undertakings of the parties (if any) with respect to the subject matter of this Agreement and to the Franchised Outlet.

22.                               BKC

Wherever in this Agreement a right is expressed to be granted to BKC, then that right shall be enforceable by BKC to the fullest extent permissible by Turkish law from time to time in force. References to BKC shall include its successors in title and assigns.

22.       The Principal (where the Franchisee is a Company)

(1)                                  The Principal warrants to BKC that the statements of fact contained in Clause 15(8) are true.

(2)                                  The Principal shall comply with the covenants, terms, conditions and acknowledgments contained in the following clauses as if it were the party named therein in place of the Franchisee: clause 11(1)-(5) inclusive (Limitations of Franchise); clause 12 (Unfair Competition); clause 17 (Restrictive Covenant); and clause 15(8)(Assignment of Shares).

(3)                                  The Principal hereby guarantees to the Franchisor the prompt payment of all sums due from the Franchisee, compliance by the Franchisee with all conditions herein contained and the fulfilment of all obligations on the part of the Franchisee under this Agreement. The Principal shall be jointly and severally liable with the Franchisee as a principal debtor and not merely as a guarantor and the Franchisor shall be under no obligation to take any steps or commence any proceedings against the Franchisee before enforcing any of its rights provided herein. The acceptance of the debt herein contained shall cover all obligations and undertaking arising under or in relation to this Agreement and shall continue in full force and effect notwithstanding any intermediate satisfaction of any such matter. The acceptance of debt herein contained shall remain valid and enforceable notwithstanding any time or indulgence given to the Franchisee, any variation of this Agreement agreed between the Franchisor and the Franchisee, and/or any waiver of any of its rights by BKC and/or any settlement agreed between Franchisor and the Franchisee in respect of any matter covered by this guarantee. As between the Franchisor and the Principal, ail sums owing from the Franchisee to the Principal shall be subordinated to any monies owing from the Franchisee to the Franchisor.

23.       Independent Advice

The Franchisee represents to Franchisor that, as a diligent businessman, has conducted all necessary investigations, researches and studies as to the feasibility and profitability of the business and transactions governed by this Agreement and assumes the correctness and reliability of such investigations, researches and studies. The Franchisee further represents to Franchisor that he has evaluated the business and transactions governed by this Agreement in all aspects including their financial consequences under current economic environment of Turkey and will not claim in any circumstances the adaptation of this Agreement to any new and unexpected events.

THE FRANCHISEE AND THE PRINCIPAL AND EACH PARTY COMPRISING THE PRINCIPAL ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY FRANCHISOR OR ITS AGENTS TO TAKE INDEPENDENT PROFESSIONAL ADVICE ON ALL ASPECTS OF THIS AGREEMENT AND THE BURGER KING BUSINESS AND THAT THEY HAVE TAKEN SUCH INDEPENDENT ADVICE AS THEY DEEM NECESSARY AND HAVE INDEPENDENTLY SATISFIED THEMSELVES ON ALL RELEVANT MATTERS BEFORE ENTERING INTO THIS AGREEMENT.

The FRANCHISOR and Franchisee sign this Agreement on the date as mentioned on the first page.

TAB GIDA SANAYİ VE TİCARET A

FRANCHISOR                                                                                                                                                                                                                                                                                                                                                       FRANCHISEE [In the case of Corporate franchisee]

Principal

Principal

Exhibit A

List of marks registered in the name of BKC

THE SCHEDULE (corporate)

The Franchisee

List of Shareholders in franchisee (Clause 15(8)) and percentage of total shareholdings		119%

The Principal (here list the principal shareholders who will give the covenants set out in clause 21)

The Location	-	means all the land, and any buildings from time to time thereon, known as and more particularly delineated in the plan attached to the Franchisee’s real estate package as finally approved by BKC,

Restaurant Operations Manager (name)

Minimum percentage of all classes of shares to be held by Approved Manager (Clause 4(2))

Initial Franchise Fee		(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

Royalty percentage (Clause 9(1))		(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

Advertising percentage (Clause 9(3))		5 percent

Assignment fee (Clause 15 (4))		20,000$

General Headquarters Support Fee		2 percent

Governing law & jurisdiction (Clause 19(3))		Arbitration Istanbul Chamber of Commerce

Burger King Marks in Turkey:

THE SCHEDULE (individual)

The Franchisee and percentage interest in Franchised Restaurant

‘The Location”	means all the land, and any and more particularly buildings from time to time thereon, known as delineated in the plan attached to the Franchisee’s real estate package as finally approved by BKC.

(Partnerships only)

Current equity holdings of partners

Operating Partner (name)

Required equity holding of Operating Partner (Clause 4(2))

Hours of Opening (clause 5(7))

Initial Franchise Fee	(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

Royalty percentage (Clause 9(1))	(This material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the Commission.)

Advertising percentage (Clause 9(3))	5 percent

Assignment fee (Clause 15 (4))	20,000 $

Arbitration Istanbul Chamber of Commerce

Governing law & jurisdiction (Clause 19(3))	Republic of Turkey

Burger King Marks in Turkey:

ANNEX 6

REMODEL RESTAURANTS

BK Number	Restaurant Name	Opening Date	Image
8,997	İSTANBUL GALERIA AVM FC BK	23-Mar-1995	Americana
8,983	İSTANBUL NİŞANTAŞI RUMELİ CAD. IL BK	17-Oct-1995	Americana
9,547	İSTANBUL AKMERKEZ AVM FC BK	18-Nov-1995	Americana
9,662	İSTANBUL MERTER TEKZEN IL BK	7-Mar-1996	Americana
9,625	İSTANBUL KOZYATAĞI CARREFOUR AVM FC BK	24-Apr-1996	Americana
10,117	ANKARA TUNALI IL BK	6-Sep-1996	Americana
10,668	İSTANBUL ATRIUM AVM FC BK FR	27-Feb-1997	Americana
10,306	KOCAELİ İZMİT BAYRAKTAR IL BK	5-Apr-1997	Americana
10,669	MERSİN SAHİL IL BK	12-Apr-1997	Americana
10,810	ANTALYA IŞIKLAR IL BK FR	19-Jun-1997	Americana
10,143	İSTANBUL BAHARİYE IL BK	29-Jun-1997	Americana
10,977	TEKİRDAĞ ÇORLU AVANTAJ AVM FC BK	5-Jul-1997	Americana
10,910	İSTANBUL TARABYA IL BK	6-Sep-1997	Americana
11,209	İSTANBUL AVCILAR MARMARA CADDESİ IL BK	20-Dec-1997	Americana
10,808	ANKARA 7 CADDE IL BK	31-Dec-1997	Americana
11,375	İSTANBUL BAKIRKÖY İNCİRLİ IL BK	27-Jan-1998	Americana
11,377	İSTANBUL SÜREYYAPAŞA IL BK	12-Feb-1998	Americana
11,632	İSTANBUL SİLİVRİ MAKSİ AVM FC BK	6-Apr-1998	Americana
11,567	İSTANBUL PROFİLO AVM FC BK	2-May-1998	Americana
11,697	İZMİR SELÇUK TEM IL BK FR	20-Jun-1998	Americana

11,571	ANKARA BİLKENT DT BK	18-Jul-1998	Americana
11,713	İSTANBUL BAKIRKÖY MEYDAN IL BK	13-Aug-1998	Americana
11,378	İSTANBUL ÇIRPICI DT BK	18-Sep-1998	Americana
12,270	İSTANBUL VATAN CADDESİ IL BK	26-Dec-1998	Americana
12,049	DİYARBAKIR BELEDİYE IL BK	16-Jan-1999	Americana
12,628	ESKİŞEHİR HASAN POLATKAN BULVARI IL BK	4-Jun-1999	Americana
12,630	GAZİANTEP REAL AVM FC BK	7-Jun-1999	Americana
12,636	İSTANBUL SEFAKÖY DT BK	17-Jul-1999	Americana
12,635	İSTANBUL ÇADIRLIKÖŞK IL BK	7-Aug-1999	Americana
12,884	İSTANBUL CADDEBOSTAN SAHİL DT BK	23-Oct-1999	Americana
12,898	İZMİR MAVİŞEHİR EGEPARK AVM FC BK	20-Nov-1999	Americana
13,039	İZMİR ÇİĞLİ KİPA AVM FC BK	4-Dec-1999	Americana
13,035	İSTANBUL TAKSİM MEYDAN IL BK	18-Dec-1999	Americana
13,135	İSTANBUL ANADOLU HİSARI IL BK	1-Jan-2000	Americana
13,129	İSTANBUL OLIVIUM AVM FC BK	1-Apr-2000	Americana
13,403	İSTANBUL KADİR HAS CENTER AVM FC BK	29-Apr-2000	Americana
13,342	KOCAELİ İZMİT REAL AVM FC BK	5-Jun-2000	Americana
13,544	İSTANBUL ŞİŞLİ BENZİNLİK DT BK	28-Jul-2000	Americana
13,548	BOLU CADDE AVM FC BK FR	1-Aug-2000	Americana
13,446	İSTANBUL ACIBADEM DRIVE DT BK	28-Aug-2000	Americana
13,632	ADANA REAL AVM FC BK	2-Nov-2000	Americana
13,657	İSTANBUL İSTİNYE AVM FC BK	1-Sep-2001	Americana

14,585	İSTANBUL NAUTILUS AVM FC BK FR	21-Sep-2002	Americana
14,584	ANKARA ARMADA AVM FC BK FR	15-Nov-2002	Americana
14,944	GÃœMBET MAH. AYAZ CAD	15-Jan-2004	Americana
14,945	ANTALYA FALEZ MİGROS AVM FC BK FR	15-Mar-2004	Americana
14,942	ANKARA SÖĞÜTÖZÜ IL BK	18-May-2004	Americana
14,950	İZMİR AGORA AVM FC BK FR	18-May-2004	Americana
14,847	İSTANBUL METROCITY AVM FC BK FR	18-May-2004	Americana
14,943	İSTANBUL FLYINN AVM FC BK FR	18-May-2004	Americana
14,973	ANTALYA LARA AVM FC BK FR	18-May-2004	Americana
15,082	KONYA KULE SİTE AVM FC BK	21-Aug-2004	Americana
15,108	DİYARBAKIR MEGA CENTER FC BK FR	11-Sep-2004	Americana
15,122	ANKARA ÇAYYOLU IL BK	6-Oct-2004	Americana
15,186	İZMİR PARK BORNOVA AVM FC BK	13-Nov-2004	Americana
15,209	GAZİANTEP FEVZİ ÇAKMAK BULVARI DT BK	6-Dec-2004	Americana
15,295	MERSİN CARREFOUR AVM FC BK	26-Mar-2005	Americana
15,300	ANTALYA DIŞ HATLAR T2 PS AVM FC BK	7-Apr-2005	Americana
15,424	İSTANBUL İKİTELLİ ORGANİZE SAN. IL BK FR	15-Aug-2005	Americana
15,439	İSTANBUL BEŞİKTAŞ IL BK FR	9-Sep-2005	Americana
15,463	İSTANBUL CEVAHİR AVM FC BK	15-Oct-2005	Americana
15,519	İSTANBUL ATIRUS AVM FC BK FR	16-Dec-2005	Americana
15,532	İSTANBUL BAHÇELİEVLER ÖMÜR IL BK FR	25-Dec-2005	Americana
15,583	ANKARA YILDIZ POAŞ IL BK FR	16-Mar-2006	Americana
15,673	İSTANBUL KANYON AVM FC BK	31-May-2006	Americana

15,704	ÇANAKKALE ATATÜRK CAD. KİPA AVM FC BK	13-Jun-2006	Americana
15,723	KAYSERİ KAYSERİ PARK AVM FC BK	2-Jul-2006	Americana
15,724	KAYSERİ İPEK AVM FC BK	8-Jul-2006	Americana
15,764	KOCAELİ İZMİT DOLPHIN AVM FC BK	19-Aug-2006	Americana
15,785	KIRKLARELİ LÜLEBURGAZ KİPA AVM FC BK	25-Aug-2006	Americana
15,767	İZMİR ADNAN MENDERES HPS AVM FC BK	13-Sep-2006	Americana
15,749	AYDIN CUMHURİYET MAH. KİPA AVM FC BK	15-Sep-2006	Americana
15,798	BURSA NİLÜFER MİGROS IL BK	26-Sep-2006	Americana
15,795	ANKARA ESENBOĞA HAVALİMANI AVM FC BK	15-Oct-2006	Americana
15,845	İSTANBUL KARTAL REAL AVM FC BK FR	21-Oct-2006	Americana
15,843	KONYA REAL AVM FC BK	22-Oct-2006	Americana
15,799	İSTANBUL ATAŞEHİR BULVARI IL BK FR	6-Dec-2006	Americana
15,909	TEKİRDAĞ ÇORLU KİPA AVM FC BK	9-Dec-2006	Americana
15,849	ADANA UĞUR MUMCU IL BK FR	22-Jan-2007	Americana
15,967	ANKARA KC GÖKSU AVM FC BK	3-Feb-2007	Americana
15,969	ANKARA OPTIMUM AVM FC BK	16-Feb-2007	Americana
15,993	İSTANBUL KADIKÖY ALTIYOL IL BK	8-Mar-2007	Americana
16,001	BATMAN WORLDMAR AVM FC BK	17-Mar-2007	Americana
16,018	ESKİŞEHİR NEO AVM FC BK	19-Mar-2007	Americana
16,037	İZMİR BALÇOVA KİPA AVM FC BK FR	13-Apr-2007	Americana
16,048	İSTANBUL GÜNGÖREN KALE AVM FC BK FR	21-Apr-2007	Americana
16,053	ZONGULDAK KARADENİZ EREĞLİ AVM FC BK	6-May-2007	Americana

16,052	ANTALYA KEMER MERKEZ IL BK	24-May-2007	Americana
16,084	KOCAELİ İZMİT MERKEZ IL BK FR	6-Jun-2007	Americana
16,159	AKSARAY PARK SİTE AVM FC BK	18-Jun-2007	Americana
16,156	KOCAELİ İZMİT NCITY AVM FC BK	28-Jun-2007	Americana
16,170	UŞAK KARUN AVM FC BK	20-Jul-2007	Americana
16,112	İSTANBUL GAZİOSMANPAŞA IL BK FR	11-Aug-2007	Americana
16,231	İSTANBUL ÜMRANİYE MEYDAN AVM FC BK FR	25-Aug-2007	Americana
16,230	ANKARA CEPA AVM FC BK	25-Aug-2007	Americana
16,229	BURSA KORUPARK AVM FC BK	7-Sep-2007	Americana
16,223	EDİRNE KİPA AVM FC BK	15-Sep-2007	Americana
16,232	İSTANBUL KAVACIK IL BK FR	21-Sep-2007	Americana
16,300	BALIKESİR YAYLADA AVM FC BK FR	6-Oct-2007	Americana
16,301	İSTANBUL BEYLİKDÜZÜ REAL IL BK	11-Oct-2007	Americana
16,340	MERSİN FORUM AVM FC BK	29-Oct-2007	Americana
16,308	İSTANBUL ŞİŞLİ HUKUKÇULAR IL BK FR	1-Nov-2007	Americana
16,327	ANKARA PANORA AVM FC BK	22-Nov-2007	Americana
16,346	ESKİŞEHİR ESPARK AVM FC BK FR	29-Nov-2007	Americana
16,458	ANKARA ANTARES AVM FC BK FR	14-Feb-2008	20/20
16,498	BURSA KENT MEYDANI AVM FC BK FR	1-Mar-2008	20/20
16,500	AYDIN KUŞADASI KİPA AVM FC BK	15-Mar-2008	20/20
16,537	DENİZLİ ÇAMLIK FORUM AVM BK	18-Apr-2008	20/20
16,615	ANKARA 365 AVM FC BK	8-May-2008	20/20

16,610	İSTANBUL AIRPORT AVM FC BK FR	30-May-2008	20/20
16,676	ANTALYA SHEMALL AVM FC BK FR	21-Jun-2008	20/20
16,677	TRABZON FORUM AVM FC BK	27-Jun-2008	20/20
16,710	ISPARTA ATATÜRK PARKI IL BK	20-Jul-2008	20/20
16,633	İSTANBUL HISTORIA AVM FC BK FR	1-Aug-2008	20/20
16,709	İSTANBUL PENDİK VİAPORT AVM FC BK	12-Aug-2008	20/20
16,838	MERSİN AKKENT KİPA AVM FC BK	28-Sep-2008	20/20
16,843	MUĞLA MUĞLA PARK AVM FC BK FR	5-Nov-2008	20/20
16,934	İSTANBUL ÜMRANİYE ALEMDAĞ IL BK FR	25-Nov-2008	20/20
16,952	İSTANBUL SİLİVRİ KİPA AVM FC BK	25-Nov-2008	20/20
16,954	İSTANBUL YENİSAHRA OPTIMUM AVM FC BK FR	27-Nov-2008	20/20
16,953	TEKİRDAĞ TEKİRA AVM FC BK	27-Nov-2008	20/20
16,976	İZMİR KARŞIYAKA KOÇTAŞ AVM FC BK	2-Dec-2008	20/20
16,973	ESKİŞEHİR ADALAR IL BK	6-Dec-2008	20/20
17,034	İZMİR KONAK YKM IL BK	16-Jan-2009	20/20
16,977	ŞANLIURFA MOZAİK AVM FC BK	17-Jan-2009	20/20
17,027	KOCAELİ DERİNCE KİPA AVM FC BK	23-Jan-2009	20/20
17,044	İSTANBUL CAPACITY AVM FC BK FR	26-Jan-2009	20/20
17,077	ESKİŞEHİR KANATLI AVM FC BK	14-Feb-2009	20/20
17,055	YALOVA KİPA AVM FC BK	23-Feb-2009	20/20
17,058	İSTANBUL SULTANBEYLİ FATİH CAD. IL BK FR	6-Mar-2009	20/20
17,104	İSTANBUL FLAT OFİS AVM FC BK	19-Mar-2009	20/20
17,097	ZONGULDAK 67 BURDA AVM FC BK	24-Mar-2009	20/20

17,114	MUĞLA FETHİYE IL BK FR	28-Mar-2009	20/20
17,116	KOCAELİ GÖLCÜK IL BK FR	14-Apr-2009	20/20
17,135	İSTANBUL NEOMARİN AVM FC BK	15-Apr-2009	20/20
17,112	GAZİANTEP SANKOPARK AVM FC BK	17-Apr-2009	20/20
17,096	TRABZON MEYDAN IL BK	24-Apr-2009	20/20
17,192	İSTANBUL CITYS AVM FC BK	3-May-2009	20/20
17,057	GAZİANTEP DORA PLAZA IL BK	9-May-2009	20/20
17,094	İSTANBUL BÜYÜKÇEKMECE KAMİLOBA IL BK	11-May-2009	20/20
17,238	SAKARYA ADA CENTER AVM FC BK	3-Jun-2009	20/20
17,119	İSTANBUL MÜHÜRDAR CAD. IL BK FR	13-Jun-2009	20/20
17,242	YALOVA HEYKEL IL BK	23-Jun-2009	20/20
17,276	İSTANBUL ESENYURT DOĞAN ARASLI BLV IL BK FR	17-Jul-2009	20/20
17,281	İSTANBUL FULYA REAL AVM FC BK	13-Aug-2009	20/20
17,289	ANTALYA ÖZDİLEK AVM FC BK FR	14-Aug-2009	20/20
17,306	İSTANBUL TAKSİM FİTAŞ IL BK	19-Aug-2009	20/20
17,308	İZMİR ŞİRİNYER FORBES IL BK FR	14-Sep-2009	20/20
17,376	İSTANBUL BAĞCILAR ÇARŞI IL BK FR	19-Sep-2009	20/20
17,414	İSTANBUL BEYLİKDÜZÜ MİGROS AVM FC BK FR	16-Oct-2009	20/20
17,312	İSTANBUL SKYPORT IL BK	26-Oct-2009	20/20
17,434	ERZURUM MEYDAN AVM FC BK	14-Nov-2009	20/20
16,873	KOCAELİ YAHYA KAPTAN ARASTAPARK AVM FC BK	21-Nov-2009	20/20
17,417	İSTANBUL ÇEKMEKÖY IL BK	21-Nov-2009	20/20
17,458	MALATYA PARK AVM FC BK	21-Nov-2009	20/20

17,440	NEVŞEHİR FORUM AVM FC BK	25-Nov-2009	20/20
17,436	İSTANBUL ÜSKÜDAR ÇARŞI IL BK FR	26-Nov-2009	20/20
17,193	İZMİR ALSANCAK CUMHURİYET BULVARI IL BK	16-Dec-2009	20/20
17,457	İSTANBUL PENDORYA AVM FC BK FR	17-Dec-2009	20/20
17,565	BURSA AS MERKEZ AVM FC BK FR	25-Jan-2010	20/20
17,566	ADANA GÜZELYALI IL BK	25-Jan-2010	20/20
17,568	ADANA KENAN EVREN BULVARI IL BK	9-Feb-2010	20/20
17,538	ISPARTA İYAŞ AVM FC BK	16-Feb-2010	20/20
17,598	ANKARA BALGAT IL BK	23-Feb-2010	20/20
17,432	DİYARBAKIR CITY CENTER FC BK FR	26-Feb-2010	20/20
17,571	İSTANBUL BAŞAKŞEHİR SULAR VADİSİ IL BK FR	16-Mar-2010	20/20
17,595	İSTANBUL BEYLİKDÜZÜ TÜYAP IL BK	26-Mar-2010	20/20
17,435	ANTALYA İÇ HATLAR AVM FC BK	3-Apr-2010	20/20
17,665	İSTANBUL ATAKÖY A PLUS AVM FC BK	14-Apr-2010	20/20
17,670	İSTANBUL STARCITY AVM FC BK	15-Apr-2010	20/20
17,672	İSTANBUL KOZZY AVM FC BK	22-Apr-2010	20/20
17,692	MUĞLA BODRUM ÇARŞI IL BK	7-May-2010	20/20
17,713	İSTANBUL ATATÜRK HAVALİMANI PÖ AVM FC BK	19-May-2010	20/20
17,690	TEPE MAH.KORDON CAD.	22-May-2010	20/20
17,693	MANİSA MERKEZ ÇİMENTEPE IL BK FR	1-Jun-2010	20/20
17,704	İSTANBUL BAHÇELİEVLER YAYLA IL BK FR	1-Jun-2010	20/20
17,689	ADANA DÖRTYOL IL BK	15-Jun-2010	20/20

17,703	İZMİR ÇEŞME MARINA IL BK FR	17-Jun-2010	20/20
17,739	ARTVİN SARP SINIR KAPISI İSTANBUL BAZAAR AVM FC BK	26-Jun-2010	20/20
17,774	İZMİR GAZİEMİR ATIF BEY MAH. IL BK	7-Jul-2010	20/20
17,775	NİĞDE MERKEZ IL BK FR	22-Jul-2010	20/20
17,746	İSTANBUL ESENLER YÜRÜYÜŞ YOLU IL BK FR	30-Jul-2010	20/20
17,776	MERSİN POZCU IL BK FR	2-Aug-2010	20/20
17,821	TEKİRDAĞ ÇERKEZKÖY KİPA AVM FC BK	11-Aug-2010	20/20
17,691	ELAZIĞ GAZİ CAD. IL BK FR	25-Aug-2010	20/20
17,848	AFYON AFIUM İKBAL IL BK	28-Aug-2010	20/20
17,730	BURSA ANATOLIUM AVM FC BK FR	1-Sep-2010	20/20
17,852	KOCAELİ GEBZE CENTER AVM FC BK FR	3-Sep-2010	20/20
17,849	ANKARA KARANFİL IL BK FR	8-Sep-2010	20/20
17,856	HATAY İSKENDERUN PRIME MALL AVM FC BK FR	9-Sep-2010	20/20
17,870	TEKİRDAĞ YSK AVM FC BK FR	9-Sep-2010	20/20
17,874	TRABZON ATAPARK AVM FC BK	2-Oct-2010	20/20
17,807	İSTANBUL HALKALI MİGROS AVM FC BK FR	6-Oct-2010	20/20
17,851	İSTANBUL SARIYER MEYDAN IL BK FR	11-Oct-2010	20/20
17,850	KOCAELİ GEBZE ÇARŞI IL BK FR	11-Oct-2010	20/20
17,886	İSTANBUL PERLAVİSTA AVM FC BK	16-Oct-2010	20/20
17,903	İSTANBUL TORIUM AVM FC BK	1-Nov-2010	20/20
17,857	DÜZCE KÜLTÜR MAH. IL BK	5-Nov-2010	20/20
17,919	ADANA BARAJ YOLU IL BK FR	12-Nov-2010	20/20
17,928	SAKARYA SERDİVAN AVM FC BK	15-Nov-2010	20/20

17,917	İSTANBUL ŞİRİNEVLER MEYDAN IL BK FR	26-Nov-2010	20/20
17,980	İSTANBUL PELIKAN MALL AVM FC BK FR	17-Dec-2010	20/20
17,920	İSTANBUL KARTAL SAHİL IL BK FR	18-Dec-2010	20/20
17,979	İSTANBUL KÜÇÜKÇEKMECE CENNET IL BK FR	24-Dec-2010	20/20
17,812	İSTANBUL BOSTANCI PARAGON IL BK	1-Jan-2011	20/20
17,916	İSTANBUL ARTERIUM IL BK FR	7-Jan-2011	20/20
17,962	İZMİR BUCA MENDERES CAD. IL BK	14-Jan-2011	20/20
17,961	İSTANBUL ATATÜRK HAVALİMANI İÇ HATLAR AVM FC BK	18-Jan-2011	20/20
17,993	SİVAS İSTASYON CAD. IL BK FR	22-Jan-2011	20/20
18,008	İSTANBUL OLIMPA AVM FC BK FR	1-Feb-2011	20/20
17,989	İSTANBUL BEYAZIT IL BK FR	9-Feb-2011	20/20
18,014	ANKARA DİKMEN IL BK	26-Feb-2011	20/20
17,946	İSTANBUL SAPPHIRE ÇARŞI AVM FC BK	1-Mar-2011	20/20
18,007	ANKARA ODTÜ AVM FC BK	4-Mar-2011	20/20
18,028	İSTANBUL EYÜP IL BK	17-Mar-2011	20/20
17,994	SAKARYA ADAPAZARI ÇARK CAD. 1 IL BK FR	18-Mar-2011	20/20
18,064	İSTANBUL MARMARA FORUM AVM FC BK	31-Mar-2011	20/20
18,087	ADANA OPTIMUM AVM FC BK	9-Apr-2011	20/20
18,036	SAMSUN ÇİFTLİK CAD. IL BK	25-Apr-2011	20/20
18,131	ANKARA HACETTEPE IL BK	3-May-2011	20/20
18,092	BALIKESİR BANDIRMA SAHİL IL BK FR	18-May-2011	20/20
18,168	ANTALYA TERRACITY AVM FC BK FR	2-Jun-2011	20/20
18,085	İSTANBUL GÖZTEPE MAVİ ÇARŞI IL BK	20-Jun-2011	20/20

18,103	İSTANBUL LEVENT SANAYİ IL BK FR	21-Jun-2011	20/20
18,139	RİZE DENİZ CAD. IL BK FR	24-Jun-2011	20/20
18,112	ANTALYA ALİ ÇETİNKAYA IL BK FR	4-Jul-2011	20/20
18,186	MERSİN MARİNA AVM FC BK	4-Jul-2011	20/20
18,201	ANTALYA HAVALIMANI 2	5-Jul-2011	20/20
18,164	İSTANBUL KURTKÖY ATLANTIS AVM FC BK FR	15-Jul-2011	20/20
18,196	BALIKESİR EDREMİT KİPA AVM FC BK	18-Jul-2011	20/20
18,171	İSTANBUL ÜSKÜDAR MEYDAN IL BK	19-Jul-2011	20/20
18,214	BALIKESİR SUSURLUK ULUSOY OUTLET IL BK	23-Jul-2011	20/20
18,197	BURSA İNEGÖL AVM FC BK	26-Jul-2011	20/20
18,063	İZMİR GİRNE CADDESİ IL BK	27-Jul-2011	20/20
18,260	SAMSUN ATAKUM MİGROS AVM FC BK FR	8-Aug-2011	20/20
18,230	TRABZON CEVAHİR AVM FC BK	13-Aug-2011	20/20
18,213	SAKARYA ADAPAZARI KİPA IL BK	16-Aug-2011	20/20
18,163	AYDIN NAZİLLİ IL BK FR	18-Aug-2011	20/20
18,265	ANKARA BATIKENT ATLANTIS AVM FC BK FR	19-Aug-2011	20/20
18,165	İZMİR GÜZELYALI IL BK FR	26-Aug-2011	20/20
18,155	KONYA OVAL ÇARŞI IL BK	30-Aug-2011	20/20
18,256	BURSA GÖRÜKLE IL BK	1-Sep-2011	20/20
18,252	İSTANBUL AKBATI AVM FC BK FR	15-Sep-2011	20/20
18,179	İSTANBUL AVCILAR BELEDİYE YANI IL BK FR	27-Sep-2011	20/20
18,261	ANKARA SELANİK IL BK FR	4-Oct-2011	20/20
18,312	İSTANBUL SABİHA GÖKÇEN İÇ HATLAR GELİŞ AVM FC BK	10-Oct-2011	20/20

18,266	ANKARA ANATOLIUM AVM FC BK FR	14-Oct-2011	20/20
18,251	İSTANBUL HALKALI ARENAPARK IL BK	15-Oct-2011	20/20
18,254	İSTANBUL WHITE CORNER IL BK	21-Oct-2011	20/20
18,315	OSMANİYE OSMANİYE 328 AVM FC BK FR	29-Oct-2011	20/20
18,263	ANKARA DEMETEVLER IL BK FR	4-Nov-2011	20/20
18,335	BOLU HIGHWAY AVM FC BK	5-Nov-2011	20/20
18,347	BALIKESİR BANDIRMA LİMAN AVM FC BK	5-Nov-2011	20/20
18,276	KASTAMONU KONAK İŞ MERKEZİ IL BK	8-Nov-2011	20/20
18,373	EDİRNE MARGİ IL BK	16-Nov-2011	20/20
18,403	HATAY ANTAKYA PRIME MALL AVM FC BK	25-Nov-2011	20/20
18,291	İSTANBUL SULTANGAZİ CEBECİ YOLU IL BK FR	27-Nov-2011	20/20
18,360	DİYARBAKIR NINOVA PARK AVM FC BK	27-Nov-2011	20/20
18,396	İSTANBUL BAKIRKÖY EBUZİYA IL BK FR	1-Dec-2011	20/20
18,418	TEKİRDAĞ ÇORLU ORION AVM FC BK	6-Dec-2011	20/20
18,407	ÇANAKKALE CARREFOUR AVM FC BK	12-Dec-2011	20/20
18,501	KAYSERİ FORUM AVM FC BK	21-Dec-2011	20/20
18,361	ESKİŞEHİR ÖZDİLEK AVM FC BK	23-Dec-2011	20/20
18,479	ANKARA NATA VEGA AVM FC BK	23-Dec-2011	20/20
18,500	İSTANBUL BAYRAMPAŞA FORUM METRO IL BK	28-Dec-2011	20/20
18,489	ANKARA KIZILAY AVM IL BK	29-Dec-2011	20/20
18,437	ADANA ZİYAPAŞA IL BK	30-Dec-2011	20/20
18,178	KONYA ZAFER CAD. IL BK	31-Dec-2011	20/20
18,507	ANKARA SİNCAN IL BK FR	17-Jan-2012	20/20

18,364	İZMİR NARLIDERE MİTHATPAŞA CAD. IL BK	19-Jan-2012	20/20
18,515	İSTANBUL ŞİŞLİ MEYDAN IL BK FR	20-Jan-2012	20/20
18,514	ERZİNCAN ORDU CAD. IL BK	26-Jan-2012	20/20
18,345	ANKARA ULUS IL BK FR	31-Jan-2012	20/20
18,679	İSTANBUL ORTAKÖY IL BK	3-Feb-2012	20/20
18,585	İZMİR GAZİEMİR KİPA AVM FC BK	16-Feb-2012	20/20
18,606	MERSİN TARSU AVM FC BK	29-Feb-2012	20/20
18,569	İSTANBUL ZEYTİNBURNU 58. BULVAR 2 IL BK FR	3-Mar-2012	20/20
18,607	KOCAELİ TÜTÜNÇİFTLİK 2 IL BK	14-Mar-2012	20/20
18,346	İSTANBUL ÇEMBERLİTAŞ IL BK FR	19-Mar-2012	20/20
18,610	İSTANBUL BUYAKA AVM FC BK FR	21-Mar-2012	20/20
18,695	İZMİR GAZİEMİR OPTIMUM AVM FC BK	30-Mar-2012	20/20
18,647	İSTANBUL TRUMP TOWERS 2 AVM FC BK	4-Apr-2012	20/20
18,613	İSTANBUL KARDIYUM AVM FC BK	11-Apr-2012	20/20
18,634	AYDIN NOVADA SÖKE OUTLET AVM FC BK	12-Apr-2012	20/20
18,611	İZMİR BORNOVA FORUM KIDS MALL AVM FC BK FR	19-Apr-2012	20/20
18,639	İZMİR BAHÇELİEVLER IL BK FR	21-Apr-2012	20/20
18,488	İSTANBUL BEŞYÜZEVLER BP IL BK FR	28-Apr-2012	20/20
18,264	VAN KAZIM KARABEKİR CAD. IL BK FR	3-May-2012	20/20
18,645	İSTANBUL TUZLA SAHİL IL BK FR	4-May-2012	20/20
18,678	İSTANBUL SANCAKPARK AVM FC BK FR	16-May-2012	20/20
18,667	İSTANBUL ESENYURT ESKULE AVM FC BK	19-May-2012	20/20
18,570	İSTANBUL İSTİNYE PARK AVM FC BK FR	22-May-2012	20/20

18,708	ANTALYA KONYAALTI IL BK FR	1-Jun-2012	20/20
18,661	ÇANKIRI YUNUS AVM FC BK	1-Jun-2012	20/20
18,666	BALIKESİR AYVALIK KİPA AVM FC BK	5-Jun-2012	20/20
18,668	MARDİN MOVA AVM FC BK	16-Jun-2012	20/20
18,745	SAMSUN BULVAR AVM FC BK	24-Jun-2012	20/20
18,752	MANİSA MAGNESIA AVM FC BK	28-Jun-2012	20/20
18,790	MUĞLA BODRUM MIDTOWN AVM FC BK	9-Jul-2012	20/20
18,856	KÜTAHYA SERA AVM FC BK	10-Aug-2012	20/20
18,861	ZONGULDAK MERKEZ ÇARŞI IL BK	18-Aug-2012	20/20
18,857	BALIKESİR MERKEZ MEYDAN IL BK	9-Sep-2012	20/20
18,875	İSTANBUL YEŞİLKÖY WOW HOTEL IL BK FR	21-Sep-2012	20/20
18,918	AMASYA ZİYAPAŞA BULVARI IL BK FR	26-Sep-2012	20/20
18,945	AYDIN FORUM AVM FC BK	28-Sep-2012	20/20
18,940	İSTANBUL AQUA FLORYA AVM FC BK	4-Oct-2012	20/20
18,921	TEKİRDAĞ ÇORLU KIZILAY IL BK	14-Oct-2012	20/20
18,950	AKSARAY EFOR AVM FC BK	15-Oct-2012	20/20
18,955	ANKARA GÖLBAŞI IL BK	18-Oct-2012	20/20
18,980	İSTANBUL MARMARA PARK AVM FC BK	18-Oct-2012	20/20
18,964	İSTANBUL YENİBOSNA KOÇTAŞ AVM FC BK	28-Oct-2012	20/20
18,941	KARS FAİK BEY CAD. IL BK	3-Nov-2012	20/20
18,986	DENİZLİ SÜMERPARK AVM FC BK	6-Nov-2012	20/20
18,948	İSTANBUL SEFAKÖY MEYDAN IL BK	14-Nov-2012	20/20
18,954	KONYA KENT PLAZA AVM FC BK	16-Nov-2012	20/20

18,949	ORDU SÜLEYMAN FELEK CAD. IL BK FR	22-Nov-2012	20/20
19,019	ANTALYA BEYAZ DÜNYA AVM FC BK FR	30-Nov-2012	20/20
19,057	KIRŞEHİR TERME CAD. IL BK	8-Dec-2012	20/20
18,926	EDİRNE TRAKYA ÜNİ. BALKAN IL BK	17-Dec-2012	20/20
18,451	İSTANBUL SULTANBEYLİ PLATO AVM FC BK	21-Dec-2012	20/20
18,979	MARDİN MİGROS IL BK	23-Dec-2012	20/20
19,018	ANTALYA ŞARAMPOL IL BK FR	27-Dec-2012	20/20
18,253	İSTANBUL KARTAL HUKUKÇULAR TOWERS IL BK	28-Dec-2012	20/20
19,218	MOBİL TIR 5 34 TB 3220 FR	31-Dec-2012	20/20
19,020	İSTANBUL ATAŞEHİR NOVADA AVM FC BK	31-Dec-2012	20/20
19,101	MERSİN MERKEZ IL BK	31-Dec-2012	20/20
19,159	İSTANBUL GÜNEŞLİPARK AVM FC BK FR	31-Dec-2012	20/20
9,117	İSTANBUL SİRKECİ IL BK	6-Aug-1995	20/20 Light
9,386	İSTANBUL CAROUSEL AVM FC BK	30-Sep-1995	20/20 Light
10,715	İSTANBUL MECİDİYEKÖY IL BK	10-Apr-1997	20/20 Light
11,558	ANKARA BEŞEVLER DEGOL CAD. IL BK	12-Mar-1998	20/20 Light
11,680	ANTALYA ALANYA ATATÜRK CAD. IL BK	20-May-1998	20/20 Light
12,629	MUĞLA BODRUM OASIS FC BK	5-Jun-1999	20/20 Light
13,096	İSTANBUL ATATÜRK HAVALİMANI PS AVM FC BK	10-Jan-2000	20/20 Light
14,892	İZMİR KONAK PIER IL BK	18-Dec-2003	20/20 Light
14,957	BURSA CARREFOUR AVM FC BK	18-May-2004	20/20 Light
15,074	ANTALYA ALANYA DAMLATAŞ IL BK	11-Jul-2004	20/20 Light
15,185	ANKARA KEÇİÖREN FTZ AVM FC BK	27-Jan-2005	20/20 Light

15,590	İSTANBUL KEMERBURGAZ IL BK	18-Apr-2006	20/20 Light
15,796	İZMİR BORNOVA FORUM AVM FC BK FR	12-Oct-2006	20/20 Light
15,970	ANTALYA ALANYUM AVM FC BK FR	6-Feb-2007	20/20 Light
16,000	ANTALYA MANAVGAT IL BK FR	18-Mar-2007	20/20 Light
16,108	DALAMAN AIPORT FC BK	5-Jun-2007	20/20 Light
16,392	DENİZLİ TERASPARK AVM FC BK	2-Dec-2007	20/20 Light
16,434	İSTANBUL METROPORT AVM FC BK FR	11-Feb-2008	20/20 Light
16,542	MANİSA SALİHLİ KİPA AVM FC BK	24-Mar-2008	20/20 Light
16,527	DENİZLİ ÇINAR IL BK	4-Apr-2008	20/20 Light
16,599	ANKARA A CITY AVM FC BK	22-Apr-2008	20/20 Light
16,591	İSTANBUL ARMONİPARK AVM FC BK FR	2-May-2008	20/20 Light
16,646	ANTALYA DEEPO AVM FC BK FR	15-Jun-2008	20/20 Light
16,776	ANKARA FORUM AVM FC BK	17-Oct-2008	20/20 Light
16,861	İZMİR BORNOVA KÜÇÜK PARK IL BK	28-Oct-2008	20/20 Light
16,975	İSTANBUL BÜYÜKÇEKMECE MİMAROBA IL BK	7-Dec-2008	20/20 Light
17,181	İSTANBUL CAPITOL AVM FC BK FR	17-Apr-2009	20/20 Light
17,280	AYDIN DİDİM IL BK FR	4-Jul-2009	20/20 Light
17,369	İSTANBUL İKİTELLİ 212 AVM FC BK FR	1-Sep-2009	20/20 Light
17,310	ANKARA ATATÜRK BULVARI IL BK	4-Sep-2009	20/20 Light
17,311	ANKARA GORDION AVM FC BK	17-Sep-2009	20/20 Light
17,309	İSTANBUL PENDİK SAHİL IL BK FR	19-Sep-2009	20/20 Light
17,418	İZMİR BORNOVA ÖZKANLAR IL BK	5-Nov-2009	20/20 Light
17,439	İSTANBUL BAYRAMPAŞA FORUM AVM FC BK FR	17-Nov-2009	20/20 Light

17,507	İZMİR KARŞIYAKA ÇARŞI IL BK	23-Dec-2009	20/20 Light
17,474	KONYA EREĞLİ PARK AVM FC BK	9-Jan-2010	20/20 Light
17,378	ANKARA KENTPARK AVM FC BK FR	12-Feb-2010	20/20 Light
18,018	İSTANBUL DEMİRÖREN AVM FC BK	22-Mar-2011	20/20 Light
18,587	İSTANBUL TRUMP TOWERS 1 AVM FC BK	5-Apr-2012	20/20 Light
19,219	İZMİR KIBRIS ŞEHİTLERİ IL BK FR	14-Feb-2013	20/20 Light
19,202	MALATYA FAHRİ KAYHAN BULVARI IL BK	21-Feb-2013	20/20 Light
18,616	ORDU SIRRI PAŞA CAD. IL BK FR	23-Feb-2013	20/20 Light
19,237	ÇANAKKALE BİGA PAKT PLUS AVM FC BK	27-Feb-2013	20/20 Light
19,220	KAYSERİ MEYSU OUTLET AVM FC BK	6-Mar-2013	20/20 Light
19,203	DİYARBAKIR METRO IL BK	9-Mar-2013	20/20 Light
19,257	EDİRNE KEŞAN KİPA AVM FC BK	27-Mar-2013	20/20 Light
19,285	İSTANBUL BRANDIUM AVM FC BK	29-Mar-2013	20/20 Light
19,286	SAMSUN PIAZZA AVM FC BK	29-Mar-2013	20/20 Light
19,305	ANTALYA ERASTA AVM FC BK FR	30-Mar-2013	20/20 Light
19,299	MUĞLA FETHİYE KİPA AVM FC BK	5-Apr-2013	20/20 Light

ANNEX 7

LIST OF MARKS

Georgia

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
EM	BK		5837903	06/11/2010	M21716	08/23/2011	Burger King Corporation	Registered	29, 30, 43

(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, food prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk based desserts milk shakes. (30) - Class 30 Sandwiches, hot sandwiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread-filled products, filled buns and sandwiches, burgers. (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeway services, restaurant services, fast-food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and takeaway, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

											034153.03303
EM	BURGER KING		5837703	06/11/2010	M21714	08/23/2011	Burger King Corporation	Registered	29, 30, 31, 32, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, food prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk-based desserts milk shakes. (30) - Class 30 Sandwiches, hot and wiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread-filled products, filled buns and sandwiches, burgers. (31) —	034153.03301

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

Class 31 Agricultural, horticultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetables, seeds, natural plants and flowers, foodstuffs for animals, malt.  (32) - Class 32 Beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages.  (43) - Class 43  Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and take away, providing prepared meals, preparation of food stuffs or meals for consumption on or off the premises.

EM	BURGER KING & Crescent Design		5837803	06/11/2010	M21715	08/23/2011	Burger King Corporation	Registered	29, 30, 31, 32, 43

(29) - Class 29  Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk-based desserts milk shakes.  (30) - Class 30 Sandwiches, hot sandwiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread-filled products, filled buns and sandwiches, burgers.  (31) - Class 31 Agricultural, horcultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetables, seeds, natural plants and flowers, food stuffs for animals, malt.  (32) - Class 32 Beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages.  (43) - Class 43  Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeway services, restaurant services, fast-food restaurant services, quick

											034153.03302

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk  and takeaway, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises

EM	BURGER KING & Crescent Design (Color)		5839603	06/15/2010	M21786	09/19/2011	Burger King Corporation	Registered	29, 30, 31, 32, 43

(29) - Class 29  Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk-based desserts milk shakes.  (30) - Class 30 Sandwiches, hot sandwiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread-filled products, filled buns and sandwiches, burgers.  (31) - Class 31 Agricultural, horcultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetables, seeds, natural plants and flowers, food stuffs for animals, malt.  (32) - Class 32 Beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeway services, restaurant services, fast-food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and takeaway, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

											034153.03307
EM	HAVE IT YOUR WAY		5838103	06/11/2010	M21718	08/23/2011	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and	034153.03305

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

constituents for meals, soups, eggs, milk-based desserts milk shakes.  (30) - Class 30 Sandwiches, hot sandwiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread-filled products, filled buns and sandwiches, burgers.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeway services, restaurant services, fast-food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and takeaway, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

EM	HOME OF THE WHOPPER		5838203	06/11/2010	M21719	08/23/2011	Burger King Corporation	Registered	29, 30, 43

(29) - Class 29  Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk based desserts milk shakes (30) - Class 30 Sandwiches, hot sandwiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread filled products, filled buns and sandwiches, burgers.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

											034153.03306
EM	WHOPPER		5838003	06/11/2010	M21717	08/23/2011	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food,	034153.03304

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

bacon, cheese, potato fries, potato chips, potato skins, fish fillets, food prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk based desserts milk shakes.  (30) - Class 30 Sandwiches, hot sandwiches, hamburger sandwiches, chicken sandwiches, fish sandwiches, bread, bread-filled products, filled buns and sandwiches, burgers.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeway services, restaurant services, fast-food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and takeaway, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

Macedonia

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
EM	BIG KING		TM2011975	09/14/2011	19804	04/05/2013	Burger King Corporation	Registered	29, 30

(29) - Class 29 Meat, fish, poultry and game; and snack foods; meat extracts; preserved, dried, fried, baked and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats; hamburgers; chicken burgers; dips; cheese in the form of dips; olive oil; cooking oils; corn oil; dressings of oil and/or fat; edible oils for glazing foodstuffs; edible oils for use in cooking foodstuffs; edible vegetable oils; maize oil; bacon; cheese; fish fillets; foods prepared from fish; fruit salads; gherkins; ham; mushrooms, preserved; olives, preserved; onions, preserved; pickles; sausages; sausages in batter; yogurt.  (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry; honey, treacle, yeast, baking-powder; salt, mustard; pepper, vinegar, sauces (condiments); spices; popcorn, snack-foods; dips; sauces; spices; tacos; tortillas; flavorings, other than essential oils; flavorings for snack foods (other than essential oils); flavorings made from vegetables (other than essential oils); savory food flavorings for food (other than essential oils); chocolate-based beverages; cocoa-based beverages; coffee-based beverages; tea-based beverages; biscuits; cakes; chewing gum, not for medical purposes; cinnamon; cocoa and cocoa products; condiments; cookies; custard; doughnuts; honey; horseradish sauces; iced tea; ketchup; mayonnaise; meat gravies; meat pies; noodles; pancakes; pasta; peppermint sweets; pies; pizzas; puddings; quiches; relish; salad cream; salad dressings; sandwiches; sushi; tacos; tartar sauce; tomato sauces; tortillas; waffles.

											034153.03781
EM	BK		TM2010718	06/17/2010	18667	11/01/2011	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips,	034153.03776

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk-based desserts milk shakes.  (30) - Class 30 (43) - Class 43  Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack bars, restaurant and bar services including kiosk and take away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

EM	BURGER KING		TM2010716	06/17/2010	18673	10/27/2011	Burger King Corporation	Registered	29, 30, 31, 32, 43

(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits  and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk-based desserts milk shakes.  (30) - Class 30 (31) - Class 31 Agricultural, horticultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetables, seeds, natural plants and flowers, foodstuffs for animals, malt.  (32) - Class 32  Beers, mineral and aerated waters and other non-alcholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack-bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

											034153.03774

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
EM	BURGER KING & Crescent Design		TM2010717	06/17/2010	18672	10/27/2011	Burger King Corporation	Registered	29, 30, 31, 32, 43

(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk based dessert milk shakes (30) - Class 30 (31) - Class 31 Agricultural, horticultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetables, seeds, natural plants and flowers, foodstuffs for animals, malt.  (32) - Class 32  Beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack-bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption o or off the premises.

											034153.03775
EM	BURGER KING & Crescent Design (Color)		TM2010731	06/17/2010	18310	06/17/2010	Burger King Corporation	Registered	29, 30, 31, 32, 43

(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk, milk-based desserts milk shakes.  (30) - Class 30 (31) - Class 31 Agricultural, horticultural and forestry products and grains not included in other classes, live animals, fresh fruits and vegetables, seeds, natural plants and flowers, foodstuffs for animals, malt.  (32) - Class 32 Beers, mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices, syrups and other preparations for making beverages.

											034153.03780

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

(43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack-bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption o or off the premises.

EM	HAVE IT YOUR WAY		TM2010720	06/17/2010	18669	11/01/2011	Burger King Corporation	Registered	29, 30, 43

(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk based desserts milk shakes.  (30) - Class 30 (43) - Class 43 Services for providing food and drink; temporary accommodation; café and coffee bar services; food and drink preparation services; food and drink takeaway services; restaurant services; fast-food restaurant services; quick service restaurant services; self-service restaurant services; snack-bars; restaurant and bar services including kiosk and take-away; providing prepared meals; preparation of foodstuffs or meals for consumption on or off the premises.

											034153.03778
EM	HOME OF THE WHOPPER		TM2010721	06/17/2010	18303	06/17/2010	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game; meat extracts; hamburgers; preserved, dried and cooked fruits and vegetables; snack food; bacon; cheese; potato fries; potato chips; potato skins; fish fillets; foods prepared from fish; milk, milkshakes, milk beverages; pickles; gherkins; onions; prepared meals and constituents for meals; soups; eggs; milk-based desserts milk shakes. (30) - Class 30 (43) - Class 43 Services for providing food and drink; temporary accommodation; café and coffee bar services; food and drink preparation	034153.03779

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

services; food and drink takeaway services; restaurant services; fast-food restaurant services; quick service restaurant services; self-service restaurant services; snack-bars; restaurant and bar services including kiosk and take-away; providing prepared meals; preparation of foodstuffs or meals for consumption on or off the premises.

EM	LONG CHICKEN		TM20091149	11/20/2009	19678	02/04/2013	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Chicken meat; chicken meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats. (30) - Class 30 Coffee, tea , cocoa, sugar, rice, tapioca , sago, artificial coffee; flour and preparations made from cereals , bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice. (43) - Class 43 Services for providing food and drink; temporary accommodation.	034153.03773
EM	TENDERCRISP		TM2011976	09/14/2011	19805	04/05/2013	Burger King Corporation	Registered	29, 30

(29) - Class 29 Meat, fish, poultry and game; and snack foods; meat extracts; preserved, dried, fried, baked and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats; hamburgers; chicken burgers; dips; cheese in the form of dips; olive oil; cooking oils; corn oil; dressings of oil and/or fat; edible oils for glazing foodstuffs; edible oils for use in cooking foodstuffs; edible vegetable oils; maize oil; bacon; cheese; fish fillets; foods prepared from fish; fruit salads; gherkins; ham; mushrooms, preserved; olives, preserved; onions, preserved; pickles; sausages; sausages in batter; yogurt.  (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle, yeast, baking-powder; salt, mustard; pepper, vinegar, sauces (condiments); spices; ice; popcorn, snack-foods; dips; sauces; spices; tacos; tortillas; flavourings, other than essential oils; flavourings for snack foods (other than essential oils); flavourings made from vegetables (other than essential oils);

											034153.03782

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
										savory food flavourings for food (other than essential oils); chocolate-based beverages; cocoa-based
EM	TENDERGRILL		TM2011977	09/14/2011	19806	04/05/2013	Burger King Corporation	Registered	29, 30

(29) - Class 29 Meat, fish, poultry and game; and snack foods; meat extracts; preserved, dried, fried, baked and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats; hamburgers; chicken burgers; dips; cheese in the form of dips; olive oil; cooking oils; corn oil; dressings of oil and/or fat; edible oils for glazing foodstuffs; edible oils for use in cooking foodstuffs; edible vegetable oils; maize oil; bacon; cheese; fish fillets; foods prepared from fish; fruit salads; gherkins; ham; mushrooms, preserved; olives, preserved; onions, preserved; pickles; sausages; sausages in batter; yogurt.  (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle, yeast, baking-powder; salt, mustard; pepper, vinegar, sauces (condiments); spices; ice; popcorn, snack-foods; dips; sauces; spices; tacos; tortillas; flavorings, other than essential oils; flavorings for snack foods (other than essential oils); flavorings made from vegetables (other than essential oils); savory food flavorings for food (other than essential oils); chocolate-based beverages; cocoa-based beverages; coffee-based beverages; tea-based beverages; biscuits; cakes; candy; chewing gum, not for medical purposes; chocolate; cinnamon; cocoa and cocoa products; condiments; cookies; custard; doughnuts; frozen yoghurt; honey; horseradish sauces; ice cream; iced tea; ketchup; mayonnaise; meat gravies; meat pies; noodles; pancakes; pasta; peppermint sweets; pies; pizzas; puddings; quiches; relish; salad cream; salad dressings; sandwiches; sorbets; sushi; tacos; tartar sauce; tomato sauces; tortillas; waffles.

											034153.03783
EM	WHOPPER		TM2010719	06/17/2010	18668	11/01/2011	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried	034153.03777

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk based desserts milk shakes.  (30) - Class 30 (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink takeaway services, restaurant services, fast food restaurant services, quick service restaurant services, self service restaurant services, snack bars restaurant and bar services including kiosk and take away, providing prepared meals, preparation of food stuffs or meals for consumption on or off the premises.

EM	WHOPPER JR.		TM2011978	09/14/2011	19807	04/05/2013	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game; meat extracts; hamburgers; preserved, dried and cooked fruits and vegetables; snack food; bacon; cheese; potato fries; potato chips; potato skins; fish fillets; foods prepared from fish; milk, milkshakes, milk beverages; pickles; gherkins; onions; prepared meals and constituents for meals; soups; eggs; salads, onion rings, crisps. (30) - Class 30.	034153.03784

Turkey

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
EM	BEANBURGER		201010436	02/19/2010	201010436	02/19/2010	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game, meat in the hamburger, preserved, dried, and cooked fruits and vegetables, vegetable-based snack food, potato based snack food, hummus, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, eggs. (30) - Class 30	034153.03057
EM	BIG KING		200946132	02/12/2010	200946132	08/28/2009	Burger King Corporation	Registered	29, 30, 32, 43

(29) - Class 29 Prepared meat, fish, poultry, game, meat extracts, meat in the hamburgers, fruits and vegetables all being preserved, dried or cooked, potato fries and potato chips, milk, milk shakes, milk beverages, cheese, pickles, prepared meals and constituents for meals.  (30) - Class 30 Coffee, tea, cocoa, coffee substitutes, drinking chocolate, bread and bread filled products, filled buns and sandwiches, burger buns, salad dressings, sauces, fruit pies, ice cream, hamburger buns, sandwiches with meat.  (32) - Class 32 Non-alcoholic beverages.  (43) - Class 43 Restaurant and bar services, including kiosks and take-away.

											034153.02951
EM	BIG KING EXTRA		201057909	09/13/2010	201057909	09/13/2010	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, salads, onion rings, crisps. (30) - Class 30 (43) - Class 43 Restaurant services.	034153.03062
EM	BK & Flaming Crescent Design		201000136	01/04/2010	201000136	01/04/2010	Burger King Corporation	Registered	29, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, meat in the hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions,	034153.03040

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

prepared meals and constituents for meals, soups, eggs, salads, onion rings, crisps.  (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink take-away services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack-bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

EM	BK CHICKEN FRIES		200946127	02/10/2010	200946127	08/28/2009	Burger King Corporation	Registered	29, 30

(29) - Class 29 Meat, fish, poultry and game, and snack foods, meat extracts, preserved, dried, fried, baked and cooked fruits and vegetables, jellies, jams, fruit sauces, eggs, milk and milk products, edible oils and fats, meat in the hamburgers, chicken burgers, dips, cheese in the form of dips, olive oil, cooking oils, corn oil, dressing of oil and/or fat, edible oils for glazing foodstuffs, edible oils for use in cooking foodstuffs, edible vegetable oils, maize oil, bacon, cheese, fish fillets, foods prepared from fish, fruit salads, gherkins, ham, mushrooms, preserved, olives, preserved, onions, preserved pickles, sausages, sausages in batter, yogurt.  (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery, ices, honey, treacle, yeast, baking-powder, salt, mustard, pepper, vinegar, sauces (condiments), spices, ice, popcorn, snack -foods, dips, sauces, spices, tacos, tortillas, flavourings, other than essential oils, flavourings for snack foods (other than essential oils); flavourings made from vegetables (other than essential oils), chocolate based beverages, cocoa-based beverages, biscuits, cakes, candy, chewing gum, not for medical purposes, chocolate, cinnamon, cocoa and cocoa products, condiments, cookies, custard, doughnuts, frozen yoghurt, honey, horseradish, sauces, ice cream, iced tea, ketchup, mayonnaise,

											034153.02950

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

meat gravies, meat pies, noodles, pancakes, pasta, peppermint sweets, pies, pizzas, puddings, quiches, relish, salad cream, salad dressings, sandwiches, sorbets, sushi, tacos, tartare sauce, tomato sauces, tortillas, waffles, sandwiches with meat.

EM	BK CHICKEN FRIES		200948706	02/10/2010	200948706	09/11/2009	Burger King Corporation	Registered	32, 43	(32) - Class 32 Non-alcoholic beverages. (43) - Class 43 Restaurant and bar services, including kiosks and take-away.	034153.02954
EM	BK KING NUGGETS		201013963	03/04/2010	201013963	04/21/2011	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game, hamburgers, preserved, dried and cooked fruits and vegetables, vegetable based snack food, potato based snack food, hummus, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, eggs. (30) - Class 30	034153.03061
EM	BK POSITIVE STEPS		200919430	04/17/2009	200919430	04/17/2009	Burger King Corporation	Registered	35, 41, 43	(35) - Class 35 Promoting public awareness of the benefits of maintaining a healthy lifestyle through a balanced diet and exercise. (41) - Class 41 Educational services and entertainment services, namely, services of conducting programs promoting corporate responsibility, food safety, nutrition and food labeling. (43) - Class 43 Restaurant services.	034153.02263
EM	BK STEAKHOUSE BURGER		201010427	02/19/2010	201010427	12/20/2010	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game, meat in the hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, eggs. (30) - Class 30	034153.03056
EM	BKOOL		200959703	11/10/2009	200959703	08/04/2010	Burger King Corporation	Registered	29, 30	(29) - Class 29 Milk-based desserts and milk shakes, sorbets, dairy -based desserts, and ice cream and ice cream products. (30) - Class 30 Bakery desserts, biscuits containing chocolate-flavored ingredients, mousses, sorbets, dairy-based desserts, dessert bars, dessert puddings, dessert soufflés, flavored, sweetened gelatin desserts, ice cream and ice cream products, chilled and frozen	034153.02959

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
										confections and desserts, prepared desserts, flavorings in the form of concentrated sauces.
EM	BURGER KING		200648509	10/09/2006	200648509	02/25/2008	Burger King Corporation	Registered	43	(43) - Restaurant services.	034153.02123
EM	BURGER KING		91001793	02/23/1991	125236	05/14/1991	Burger King Corporation	Registered	29, 30, 32

(29) - Class 29 Hamburgers and canned food with meat, fish, chicken or cooked vegetable and fruit, sandwiches with pickle, mustard, pepper and spice, chips, onion slices, apple pie, pastry and non-alcoholic beverages, coffee, tea, milk and soft beverages.  (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.  (32) - Class 32 Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

											034153.02479
EM	BURGER KING		200407398	03/22/2004	200407398	04/27/2006	Burger King Corporation	Registered	05, 29, 30

(05) - Class 05 Pastilles and ginseng tea.  (29) - Class 29  Foodstuffs in the form of prepared meals namely; salads, soups; frozen prepared meals namely; hamburgers, chicken burgers, fish burgers, bean burgers, French fries, onion rings, hash browns; hamburgers contained in bread buns; hot dogs; hotdogs being cooked sausages in bread rolls; bacon buns; filled buns; sandwiches; filled sandwiches; sandwiches containing chicken; sandwiches containing fish fillet; sandwiches containing meat; toasted sandwiches; peanut butter.  (30) - Class 30 Ice cream, coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry  and confectionery, ices; honey, treacle; yeast, baking-powder; salt, vinegar, sauces (condiments); tomato ketchup; mayonnaise; mustard; salad dressings; spices; ice; dairy ice cream; frozen confections containing ice cream; binding agents for ice cream; ice cream bars; ice cream cones; ice cream desserts; fruit pies; sauces for ice cream; pastry namely;

											034153.02530

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

hamburger bread, sandwich rolls; baking —powder; buns, rolls; fruit sauces; cookies; breakfast cereal; bubble gum; cake decorations made of candy; chewing gum; frozen confections; crackers; frozen yoghurt; pretzels; confectionery chips; malt for food; soybean malt; malt biscuits; sugar confectionery namely lollipops, candy, candy bars; candy mints; chocolate; chocolate confectionery; cakes;  popcorn; flavoured popcorn; cereal based snack foods; rice cakes; crisp snack food products namely popcorn, crisp bread snacks namely breadsticks, crackers; prepared savory foodstuffs in the form of snack foods namely ketchup, mayonnaise, sauces, spices; flour based savory snacks namely biscuits, donuts, cereal bars; corn chips; tortillas; pastilles; pastries namely apple pies, chocolate cakes; custard; custard mixes and powder namely custard mixes and powder used to make puddings; coffee beverages with milk; cocoa beverages with milk; chocolate-based beverages; coffee-based beverages; cocoa-based beverages; black tea, oolong tea, barley and barley-leaf tea; iced tea.

EM	BURGER KING & Crescent Design		993099	03/22/1999	210812	03/22/1999	Burger King Corporation	Registered	43	(43) - Restaurant services.	034153.01871
EM	BURGER KING & Crescent Design		993101	03/22/1999	210807	03/22/1999	Burger King Corporation	Registered	29, 32

(29) - Class 29 Meat, fish; poultry and game meat, meat products, meat extracts, meat broth, bouillon, processed sea food (mollusks and shelled animals); canned meat, fish, fruit and vegetables; dried, cooked (canned), frozen vegetables, ready soups, ready meals; olives, pickling brines, pickles; milk and milk products; edible oils and fats, butters, margarines; jams, marmalade; eggs, egg powders, jellies, gelatins, nuts and grains, dried fruit; proteins, carbohydrates, mineral substances, small amounts of chemical elements, amino acids, oil acids used as vegetable and vitamin based products for or not for products related to non-medical purposes and complimentary diets; potato

											034153.01872

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
										chips, French-fries. (32) - Class 32 Beers; mineral water, aerated water; vegetable and fruit drinks, syrups and other preparations used in the preparation of beverages foreign counsel data.
EM	BURGER KING & Crescent Logo YOUR WAY (Turkish)		2014109752	12/30/2014	2014109752	10/16/2015	Burger King Corporation	Registered	43	(43) - Restaurant services.	034153.05519
EM	CHICKEN ROYALE		200763636	11/30/2007	200763636	11/06/2008	Burger King Corporation	Registered	30	(30) - Sandwiches; chicken sandwiches; bread; stuffed cops and sandwiches; spices, mustard; ketchup; mayonnaise, salad dressings.	034153.02929
EM	Chicken Royale (English)		201010150	02/17/2010	201010150	02/18/2010	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game, meat in the hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, eggs. (30) - Class 30	034153.03043
EM	CHICKEN TENDERS		200954670	10/16/2009	200954670	07/16/2010	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game, meat extracts, meat in the hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, salads, onion rings, crisps. (30) - Class 30	034153.02956
EM	ÇITIR TAVUK PARÇALARI		201010493	02/19/2010	201010493	02/19/2010	Burger King Corporation	Registered	43	(43) - Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink take-away services, restaurant services, fast food restaurant services, quick service restaurant services, self-service restaurant services, snack-bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.	034153.03058

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
EM	Crown Design		201012582	02/26/2010	2010125282	02/26/2010	Burger King Corporation	Registered	43	(43) - Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink take-away services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.	034153.03059
EM	CROWN DESIGN #2		201012589	02/26/2010	201012589	02/26/2010	Burger King Corporation	Registered	43	(43) - Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink take-away services, restaurant services, fast-food restaurant services, quick service restaurant services, self-service restaurant services, snack bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of food stuffs or meals for consumption on or off the premises.	034153.03060
EM	FISH ROYALE		201068019	12/18/2009	200968019	10/21/2010	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats. (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.	034153.03063
EM	GT KING		200845211	08/01/2008	200845211	05/20/2009	Burger King Corporation	Registered	41	(41) - Entertainment services in the nature of sports car racing events.	034153.02553
EM	GUEST TRAC		201208319	01/25/2012	201208319	04/29/2013	Burger King Corporation	Registered	42	(42) - Providing on-line non-downloadable software for analyzing customer satisfaction.	034153.03155
EM	HAVE IT YOUR WAY		118885	07/18/2006	200634559	05/01/2007	Burger King Corporation	Registered	43	(43) - Restaurant services.	034153.01031
EM	HAVE IT YOUR WAY		201009074	02/15/2010	201009074	03/18/2011	Burger King Corporation	Registered	29, 30, 43	(29) - Class 29 Meat, fish, poultry and game, meat extracts, hamburgers, preserved, dried and cooked fruits and vegetables, snack food, bacon, cheese, potato fries, potato chips,	034153.03042

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

potato skins, fish fillets; foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, milk-based desserts milk shakes.  (30) - Class 30 (43) - Class 43 Services for providing food and drink, temporary accommodation, cafe and coffee bar services, food and drink preparation services, food and drink take-away services, restaurant services, fast food restaurant services, quick service restaurant services, self service restaurant services, snack bars, restaurant and bar services including kiosk and take-away; providing prepared meals, preparation of food stuffs or meals for consumption on or off the premises.

EMEA	Heritage Man Logo (Turkish) (1954 TEN BERI)		2014105506	12/19/2014	2014105506	09/02/2015	Burger King Corporation	Registered	43	(43) - Services of providing food and drink; temporary accommodation; cafe and coffee bar services; food and drink preparation services; food and drink take-out restaurant services; restaurant services; fast-food restaurant services; quick service restaurant services; self-service restaurant services; snack bars, restaurant and bar services including take-out; providing prepared meals; preparation of food or meals for consumption on or off the premises.	034153.05411
EM	HOME OF THE WHOPPER		201069855	11/02/2010	201069855	04/16/2012	Burger King Corporation	Registered	43	(43) - Services for providing food and drink; temporary accommodation; café and coffee bar services; food and drink preparation services; food and drink take-away services; restaurant services; fast-food restaurant services; canteens, self-service restaurant services; snack-bars; restaurant services including kiosk and take-away; providing prepared meals; preparation of foodstuffs or meals for consumption on or off the premises.	034153.00597
EM	KING AILE MENUSU		200910461	03/04/2009	200910491	03/04/2009	Burger King Corporation	Registered	29, 43	(29) - Class 29 Meat, fish, poultry and game; all kinds of processed meat products; milk and milk products. (43) - Class 43 Animal care home services.	034153.02946
EM	KING		200959698	11/10/2009	200959698	11/10/2009	Burger King	Registered	29, 30	(29) - Class 29 Prepared meat, fish, poultry, game, meat extracts, chicken pieces, fruit	034153.02958

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference
	BREAKFAST						Corporation

and vegetables all being preserved,  dried and cooked, jellies, jams and compotes, hash brown potatoes, potato fries and potato chips, milk and milk products, eggs, milk shakes, milk beverages, cheese, pickles, prepared meals and (30) - Class 30 Tea, cocoa, coffee substitutes, drinking chocolate, bread and bread filled products, filled buns and sandwiches, burger buns, salad dressings, sauces, fruit pies, ice cream.

EM	KING CAFE		200965913	12/11/2009	200965913	04/15/2013	Burger King Corporation	Registered	43	(43) - Services of supplying food and drink, temporary accommodation; cafe and coffee bar services; food and drink preparation services; food and drink take-away services; snack-bars; restaurant services; fast-food services; quick service restaurant services; self-service restaurant services; snack-bars; restaurant and bar services including kiosk and take-away; providing prepared meals; preparation of food stuffs or meals for consumption on or off the premises.	034153.02960
EM	KING DELIGHT		867317	10/01/2004	867317	10/01/2004	Burger King Corporation	Registered	16, 29, 30, 31, 32, 43

(16) - Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printers’ type; printing blocks; paper bags; plastic bags; coasters of paper; paper coffee filters; paper cutlery; magazines; mats for beer glasses; newsletters; newspapers; place mats of paper; posters; table mats of paper; paper towels; paper serviettes.  (29) - Meat, fish, poultry and game; potato crisps and chips, and snack foods; meat extracts; preserved, dried, fried, baked and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk and milk products; edible oils and fats; hamburgers; crisps and chips; potato crisps and chips containing maize; dips; cheese in the form of dips; olive oil; cooking oils; corn oil; dressings of oil and/or fat; edible oils for

											034153.01820

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

glazing foodstuffs; edible oils for use in cooking foodstuffs; edible vegetable oils; maize oil; bacon; cheese; potato chips; croquettes; fish fillets; foods prepared from fish; fruit salads; gherkins; ham; mushrooms, preserved; olives, preserved; onions, preserved; pickles, potato fritters; sausages; sausages in batter; yoghurt.  (30) - Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; pepper, vinegar, sauces (condiments); spices; ice; popcorn, corn chips and snack-foods; crisp rolls; crispbread; crisps made of cereals; crisps made of potato flour; wholewheat crisps; chocolate chips; dips; sauces, spices; tacos; tortillas; flavourings, other than essential oils; flavourings for snack foods other than essential oils; flavourings made from vegetables (other than essential oils); savory food flavourings for food (other than essential oils); chocolate-based beverages; cocoa-based beverages; coffee-based beverages; tea-based beverages; biscuits; cakes, candy, chewing gum, not for medical purposes; chocolate; cinnamon; cocoa and cocoa products; condiments; cookies; custard; doughnuts; frozen yoghurt; honey; horseradish sauces; ice cream; iced tea; ketchup; mayonnaise; meat gravies; meat pies; noodles; pancakes; pasta, peppermint sweets; pies; pizzas; puddings; quiches; relish; salad cream; salad dressings; sandwiches; sorbets; sushi; tacos; tartare sauce; tomato sauces; tortillas; waffles.  (31) - Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables, seeds, natural plants and flowers; foodstuffs for animals, malt; beans; berries; citrus fruit, coconuts; cucumbers; lettuce; marrows; fresh mushrooms; fresh olives; fresh onions; fresh potatoes; rhubarb.  (32) - Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

making beverage; ginger beer; isotonic beverages; lemonades; soda water; tomato juice.  (43) - Services for providing food and drink; temporary accommodation; café and coffee bar services; food and drink preparation services; food and drink take-away services; restaurant services; fast-food restaurant services; canteens, self-service restaurant services; snack-bars; restaurant and bar services including kiosk and take-away; providing prepared meals; preparation of foodstuffs or meals for consumption on or off the premises.

EM	KING MENU		200910462	03/04/2009	200910462	03/04/2009	Burger King Corporation	Registered	29, 43	(29) - Class 29 Meat, fish, poultry and game and every kind of processed products thereof. (43) - Class 43 Animal care centre services.	034153.02947
EMEA	KING TASARRUF		2014105498	12/19/2014	2014105498	10/21/2015	Burger King Corporation	Registered	29, 30, 43

(29) - Chicken pieces; potato fries; French fried potatoes; hash brown potatoes; garden salads; milk and milk products excluding ice cream, ice milk, and frozen yogurt; milk shakes; milk-based beverages; onion rings; processed apples; whipped topping; jellies; jams; eggs; bacon; cheese; pickles; processed onions; prepared meals consisting primarily of meat, fish, and poultry; constituents for meals, namely beef, chicken, and fish burger patties; all of the foregoing sold in restaurants for consumption on or off the premises.  (30) - Hamburger sandwiches; fish sandwiches; chicken sandwiches; veggie burger sandwiches; breakfast sandwiches; hot sandwiches; burritos; sandwiches; wrap sandwiches; burgers contained in bread rolls; French toast; pancakes; condiments, namely pickle relish and sandwich relish; mustard; ketchup; mayonnaise; salad dressings; oatmeal; cinnamon rolls, doughnuts; pies; desserts consisting primarily of ice cream or ice milk and including a variety of customer-selected toppings, namely, coffee flavored syrup, cookie crumbs, cake, marshmallow topping, and flavored, prepared and processed nuts; milk products, namely, ice cream, ice milk and frozen yogurt; all of the foregoing sold in restaurants for

											034153.05412

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

consumption on or off the premises.  (43) - Services of providing food and drink; temporary accommodation; cafe and coffee bar services; food and drink preparation services; food and drink take-out restaurant services; restaurant services; fast-food restaurant services; quick service restaurant services; self-service restaurant services; snack bars, restaurant and bar services including take-out; providing prepared meals; preparation of food or meals for consumption on or off the premises.

EM	MY BK CAFE		201001606	01/12/2010	201012582	04/21/2010	Burger King Corporation	Registered	43	(43) - Services for providing food and drink; temporary accommodation; café and coffee bar services; food and drink preparation services; food and drink take-away services; restaurant services; fast-food restaurant services; quick service restaurant services; self-service restaurant services; snack-bars; restaurant and bar services including kiosk and take-away; providing prepared meals; preparation of foodstuffs or meals for consumption on or off the premises.	034153.03041
EM	TENDERCRISP		200948697	09/11/2009	200948697	09/11/2009	Burger King Corporation	Registered	32, 43	(32) - Class 32 Non-alcoholic beverages. (43) - Class 43 Restaurant and bar services, including kiosks and take-away.	034153.02941
EM	TENDERCRISP		200946118	02/10/2010	200946118	08/28/2009	Burger King Corporation	Registered	29, 30

(29) - Class 29 Meat, fish, poultry and game, and snack foods, meat extracts, preserved, dried, fried, baked and cooked fruits and vegetables, jellies, jams, fruit sauces, eggs, milk and milk products, edible oils and fats, hamburgers, chicken burgers, dips, cheese in the form of dips, olive oil, cooking oil, corn oil, dressings of oil and/or fat, edible oils for glazing foodstuffs, edible oils for use in cooking foodstuffs, edible vegetable oils, maize oil, bacon, cheese, fish fillets, foods prepared from fish, fruit salads, gherkins, ham, mushrooms, preserved, olives, preserved, onions preserved, pickles, sausages, sausages in batter, yogurt.  (30) - Class 30 Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery, ices, honey,

											034153.02949

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

treacle, yeast, baking-powder, salt, mustard, pepper, vinegar, sauces (condiments), spices, ice, popcorn, snack-foods, dips, sauces, spices, tacos, tortillas, flavourings, other than essential oils, flavourings for snack foods (other than essential oils) flavourings made from vegetables (other than essential oils, savory food flavourings for food (other than essential oils), chocolate based beverages, cocoa-based beverages, coffee based beverages, tea-based beverages, biscuits, cakes, candy, chewing gum, not for medical purposes, chocolate, cinnamon, cocoa and cocoa products, condiments, cookies, custard, doughnuts, frozen yoghurt, honey, horseradish sauces, ice cream, iced tea, ketchup, mayonnaise, meat gravies, meat pies, noodles, pancakes, pasta, peppermint sweets, spices, pizza, puddings, quiches, relish, salad cream, salad dressings, sandwiches, sorbets, sushi, tacos, tartare sauce, tomato sauces, tortillas, waffles.

EM	WHERE FIRE LIVES		201151047	06/16/2011	201151047	10/11/2012	Burger King Corporation	Registered	16, 25, 29, 30, 31, 32, 35, 43

(16) - Class 16 Paper products, namely writing paper, memo pads, pens, pencils, drawing rulers, stationery type portfolios, stationery desk folders, printed awards, playing cards, paper flags, gift certificates, newsletters featuring restaurant promotions.  (25) - Class 25 Clothing products, namely t-shirts, sweatshirts, polo shirts, denim shirts, cotton long-sleeve shirts, jackets, blazers, turtlenecks, sweaters, boxer shorts, baseball caps, neckties, footwear and aprons.  (29) - Class 29 Chicken pieces, French fried potatoes, onion rings and milkshakes all sold in restaurants for consumption on or off the premises.  (30) - Class 30 Breakfast sandwiches, hamburger sandwiches, sandwiches, and wrap sandwiches all sold in restaurants for consumption on or off the premises; desserts consisting of ice cream or ice milk sold as a unit with various of the following ingredients: flavored syrup, cookie crumbs, cake, fruit, nuts, marshmallows and whipped topping.  (31) - (32) - (35) - Class 16 Paper products, namely writing paper, memo pads, pens, pencils, drawing

											034153.03146

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

rulers, stationery type portfolios, stationery desk folders, printed awards, playing cards, paper flags, gift certificates, newsletters featuring restaurant promotions.  Class 25 Clothing products, namely t-shirts, sweatshirts, polo shirts, denim shirts, cotton long-sleeve shirts, jackets, blazers, turtlenecks, sweaters, boxer shorts, baseball caps, neckties, footwear and aprons.  Class 29 Chicken pieces, French fried potatoes, onion rings and milkshakes all sold in restaurants for consumption on or off the premises.  Class 30 Breakfast sandwiches, hamburger sandwiches, sandwiches, and wrap sandwiches all sold in restaurants for consumption on or off the premises; desserts consisting of ice cream or ice milk sold as a unit with various of the following ingredients: flavored syrup, cookie crumbs, cake, fruit, nuts, marshmallows and whipped topping.  Class 43 Restaurant services.  (43) - Class 43  Restaurant services.

EM	WHOPPER		201078101	12/10/2010	201078101	06/13/2012	Burger King Corporation	Registered	43	(43) - Food and drink providing (catering) services; restaurant services; temporary accommodation services.	034153.02301
EM	WHOPPER		80067492	04/11/2010	132103	04/11/2010	Burger King Corporation	Registered	29, 30, 31, 32

(29) - Class 29 Hamburgers and other sandwiches (meat, fish, chicken, preserved cooked vegetables and fruits, pickles, bread, salt, mustard, compositions from pepper and spices and other similar foodstuff, chips, roasted onion and apple pie (fresh fruit and vegetables, pastry and confectionery, compositions made of preparations such as flour and cereal, non-alcoholic drinks, coffee, tea, milk and dairy products and light drinks.  (30) - Class 30 Hamburger and other sandwiches, roasted onions, and apple pie (consisting of fresh fruit and vegetables, pastry and confectionary, flour and grain preparations), coffee, tea.  (31) - Class 31 Fresh fruit and vegetables.  (32) - Class 32 Non-alcoholic drinks.

											034153.02439
EM	WHOPPER JR.		200946138	08/28/2009	200946138	08/28/2009	Burger King Corporation	Registered	29, 30	(29) - Class 29 Meat, fish, poultry and game, meat extracts, meat in the hamburgers, preserved, dried and cooked fruits and	034153.02952

Region	Mark Name	Image	Application No	Filing Date	Registration No	Registration Date	Owner	Status	Classes	Goods	AF Reference

vegetables, snack food, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals, soups, eggs, salads, onion rings, crisps.  (30) - Class 30

EM	WHOPPER JR.		200948711	09/11/2009	200948711	09/11/2009	Burger King Corporation	Registered	32, 43	(32) - Class 32 Non-alcoholic beverages. (43) - Class 43 Restaurant and bar services, including kiosks and take-away.	034153.02955
EM	YUMBO		200954672	10/16/2009	200954672	12/22/2011	Burger King Corporation	Registered	29, 30, 43

(29) - Class 29 Meat, fish, poultry and game, meat in the hamburgers, preserved, dried and cooked fruits and vegetables, snack foods, bacon, cheese, potato fries, potato chips, potato skins, fish fillets, foods prepared from fish, milk, milkshakes, milk beverages, pickles, gherkins, onions, prepared meals and constituents for meals.  (30) - Class 30 (43) - Class 43 Services for providing food and drink, cafe and coffee bar services, food and drink preparation services, food and drink take-away services, restaurant services, fast-food services, quick service restaurant services, self-service restaurant services, snack-bars, restaurant and bar services including kiosk and take-away, providing prepared meals, preparation of foodstuffs or meals for consumption on or off the premises.

											034153.02957